EXHIBIT 10(C)

CONFIDENTIAL TREATMENT REQUESTED.

CONFIDENTIAL PORTIONS OF THIS DOCUMENT

HAVE BEEN REDACTED AND HAVE BEEN FILED

WITH THE COMMISSION.

PURCHASE ORDER

PURCHASE ORDER NUMBER:
	TXU GENERATION DEVELOPMENT COMPANY LLC	25262-245-POA-MKAA-00001
1601 BRYAN
	DALLAS, TEXAS 75201	EFFECTIVE DATE: September 21, 2006

	Attention: Steve Kopenitz Telephone Number: (214) 812-4600 Email: skopeni1@txu.com	PROMISED DELIVERY DATE: See Section 5, Appendix 5

To :	Alstom Power Inc. 1409 Centerpoint Boulevard Knoxville, TN. 37932	TOTAL PURCHASE VALUE: $44,123,725.00	«TOTAL_VALUE» See Section 1
All prices shown herein are firm.
Attention : James A. Yann, Managing Director Environmental Control Systems Telephone Number : (865) 670-4455 Email : james.a.yann@alstom.power.com

Product: Air Quality Control System Equipment

PURCHASE ORDER ATTACHMENTS:

Section 1: Pricing

Section 2: Technical Specifications

Section 3: Drawing and Data Requirements

Section 4: General Conditions

Section 5: Special Conditions

Section 6: Supplier Quality Surveillance

Section 7: Expediting Instructions

Section 8: Shipping and Packing Instructions

Section 9: Invoicing Instructions

Payment Terms: (See Section 5, Appendix 6)

Shipping Terms: (See Section 5, Appendix 7)

It is acknowledged that, as at the date of the signing this Agreement, the Prime Contract has yet to be signed. Once the Prime Contract has been signed or is close to being signed, Seller agrees that it will enter into good faith negotiations with respect to reasonable amendments to this Agreement proposed by Buyer.

Notwithstanding anything to the contrary stated or implied elsewhere in this Agreement, Seller shall not be entitled to make any claim or seek any relief under this Agreement to the extent that its performance of the Work is delayed or otherwise affected by the acts or omissions of Seller or any of its Affiliates (or any Person for whom Seller or its Affiliates may be responsible) under any other purchase order or contract entered into in connection with the Project or the Owner’s Standard Plant Program.

CORRESPONDENCE: Send copies of all correspondence relating to this Purchase Order to the attention of the Buyer named below at the address shown above. Purchase Order, item, tag, and stock code numbers must be referenced on correspondence.

INSPECTION: Is Required

(See Section 6 – Supplier Quality Surveillance)

Do not ship any products prior to release by Buyer’s Supplier Quality Representative.

SHIP AND CONSIGN TO:

(See Section 8 - Shipping Instructions)

INVOICING:

(See Section 9 - Invoicing Instructions)

«PROJECT_ENTITY»	PUECHASE ORDER
«PROJECT_NAME»	COMMERCIAL NOTES

BUYER’S AUTHORIZED REPRESENTATIVE:		SELLER’S ACCEPTANCE:

Signature:		Signature:
Print Name:	Michael P. Childers	Print Name:	Michael J. Salerno
Title:	Chief Executive Officer	Title:	Vice President

PURCHASE ORDER NO: «PO_NUMBER» Rev. «R»

TXU STANDARD PROJECT

PROJECT

SECTION 1

PRICING

1.0	GENERAL

Firm, fixed price to design, manufacture, shop test and deliver DDP Jobsite (per Incoterms 2000) one (1) Air Quality Control System and Accessories in accordance with the terms, conditions, specifications and other attachments of this Agreement, the Equipment further described hereinafter:

Item No.	Qty.	Description	Price (Lump Sum)	Price
A	Lot	Drawings and data in accordance with Drawings and data Requirements, Section 3.	Lot Net	Included in 1.1

B	Lot	Expediting and scheduling reports in accordance with Expediting Requirements, Section 7.	Lot Net	Included in 1.1

C	Lot	Operating/Maintenance Instruction Manuals in accordance with the requirements specified in Section 2 and detailed in Section 1, Attachment 1.	Included in 1.1	Included in 1.1

D	Lot	Export Packing and Freight Cost	Included in 1.1	Included in 1.1

1.1	Lot	Price for one (1) Air Quality Control System and associated accessories (per Technical Specifications listed in Section 2)	$43,178,925.00	$43,178,925.00

1.2	Lot

Allowance for services of erection representative(s) for (60) man-weeks duration during erection, including transportation to and from Site, accommodation, meals and transportation in the United States, working ten hour days, six (6) working days per week, Monday to Friday and Saturday or Sunday. The daily rates shall also apply if second shift work is performed by Buyer. The daily rate for ten (10) hours per day is $1,925.

To the extent the total number of man-weeks of technical representative services rendered is less than the number of man-weeks included herein, Seller agrees that Buyer will deduct the corresponding amount from the Agreement Price included herein.

			Based on daily rate of $1,925 for ten (10) hours per day.	$693,000.00

1.3	Lot

Allowance for services of commissioning engineer(s) for (23) man-weeks duration during start-up, including transportation, accommodation, meals and transportation in the United States; working 10 hour days, six (6) working days per week, Monday to Friday and Saturday or Sunday. The daily rates shall also apply if second shift work is performed by Buyer.

To the extent the total number of man-weeks of commissioning engineer’s services rendered is less than the number of man-weeks included herein, Seller agrees that Buyer will deduct the corresponding amount from the Agreement Price included herein, Seller agrees that Buyer will deduct the corresponding amount from the Agreement Price included herein.

			Based on daily rate of $1,725 for ten (10) hours per day.	$238,050.00

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECT

SECTION 1

PRICING

Item No.	Qty.	Description	Price (Lump Sum)	Price
1.4		Allowance for air travel transportation, and Per Diem rate for accommodations, meals and transportation to and from the site and other sundry expenses for the technical representatives in Item No. 1.2 and Item No. 1.3.	Included in Items 1.2 and 1.3	Included in Items 1.2 and 1.3

1.5	Lot	Price for Seller recommended on-site training for one week for up to 25 trainees per Technical Specification.	$13,750.00	$13,750.00

1.6	Lot	Lump Sum Price for spare parts and consumables for initial startup and through commissioning as indicated in the Technical Specification	Lot Net	Included in 1.1

1.7	Lot	Special Tools as per Section 1, Attachment 2.	Lot Net	Included in 1.1

		AGREEMENT PRICE		$44,123,725.00

2.0	OPTIONAL PRICES

The Optional Prices including the date for exercising the option is included below:

Item No.	Option Description	Option Price in USD (Deduct)	Option Exercise Date
2.1	Field bus for pressure transmitters	$259,130. Per Unit	November 30, 2006

2.2	LOC quarterly @ 5% increments due to no fault of Alstom	$106,633 per 3 month period. For all eight units	60 days before LOC expiry date

2.3	LOC quarterly @ 10% increments due to no fault of Alstom	$213,266 per 3 month period. For all eight units	60 days before LOC expiry date

2.4	Per diem rate for additional erection assistance (10 hour day)	$1,925 per 10 hour day	As required on site

2.5	Per diem rate for additional Start-up (10 hour day)	$1,725 per 10 hour day	As required on site

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 2

TECHNICAL SPECIFICATIONS

The following listed documents are attached or enclosed herewith and made part of this Agreement. All documents listed in the Material Requisition as appendices and attachments are considered to be part of the Technical Specifications as this term is used throughout this Agreement.

Material Requisition No.	Revision
***	***

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

NOTE: The requirements of this Section 2 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 3

DRAWINGS AND DATA REQUIREMENTS

Drawing and Data Requirements

Drawings, instructions and data shall be submitted in accordance with the Document Submittal Requirements form (DSR) included in Section 2, Material Requisition, Appendix B of the Air Quality Control System Material Requisition (MR) 25262-000-MRA-MKAA-00001.

The DSR identifies the following critical information relative to the Suppliers submittal of the required drawings, information, and data:

1.	Description of each document to be submitted

2.	Submittal schedule for each document (1)

3.	Information to be included with each document

4.	Reason for document submittal to Buyer (for information, for review, etc)

5.	Whether Liquidated Damages apply to late submittal of each document

6.	Definition of Buyer’s document review status

(1)	Submittal dates are provided as duration of calendar days from the appropriate milestone (award, shipment, etc. as noted). The indicated durations represent the date that documents are required to be actually received by Buyer.

The initial submittal of each document shall be transmitted to Buyer’s representatives designated below, in accordance with the DSR submittal schedule beginning on the effective date of this Agreement.

Documents shall be submitted complete with all relevant detail information for design, and operation. Submit all drawings, data, and documentation in the language and system of units specified in Appendix A of the Material Requisition. Submittals shall be revised at Buyer’s request to comply with the requirements of Section 5, clause SC-28.1.6. Seller shall identify components on Seller’s documents using Buyer provided numbering system.

Drawing turnaround time shall be as specified in Section 5, Special Conditions, SC-9, titled “Document Turnaround”.

Other information relative to document submittals that Seller shall comply with is also included in the DSR.

Seller shall provide Final As-Built drawings showing all changes to Seller documents necessary to reflect the final configuration of Seller’s equipment. Seller shall maintain complete and accurate records of all differences between work as per the final installed and accepted configuration, as actually shipped, and as designed (as indicated on reviewed engineering drawings). All final piping isometric drawings must show each field weld location and each piping spool or piece number.

All documents shall be submitted with either a hard copy Document Transmittal form, or with an electronic notification notice to comply with Section 5, clause SC-28.1.1. Seller shall forward a copy of the Document Transmittal form or provide electronic notification of transmittal, to the following individuals:

By Seller:		By Buyer:

Transmit all hard copy documents and electronic media (disks, tapes, CD roms, etc.) to:

Bechtel Power Corporation

5275 Westview Drive

Frederick, MD 21703

Attn: TXU Project Administration

Job Number: 25262

Transmit all electronic files to: https://eroom.bechtel.com/eRoom as described below.

Send a message to Project Administration e-mail address fre-txua@Bechtel.com, providing the transmittal letter and advising of the eRoom transmittal.

Copy the Project Expediter, Justin Guerini, (jfguerin@Bechtel.com) on this e-mail message.

Electronic files for drawings and data submitted by Seller shall preferably be in a native format. The following formats are acceptable. Other formats will require Buyer acceptance.

Application Type	Standard Application	File Extension
Word Processor	MS Word	.doc
Spreadsheet	MS Excel	.xls
Presentation Software	MS PowerPoint	.ppt
Data Base	MS Access	.mdb
CADD	Intergraph Microstation	.dgn
	AutoCAD	.dwg
	Common data exchange format	.dxf
Graphic Format	TIFF Group IV	.tif
	TIFF LZW or JPEG Compressed	.tif
	CALS Group IV	.gp4
	HPGL/2	.plt
Portable Document Format	Adobe Acrobat	.pdf

The folder structure on Buyer’s eRoom web address (https://eroom.bechtel.com/eRoom) for receiving electronic files from Seller is as follows:

INBOUND

«JOB_NUMBER»

(Seller’s Name)

The folder structure on Buyer’s eRoom web address (https://eroom.bechtel.com/eRoom) for transmitting electronic files to Seller is as follows:

OUTBOUND

«JOB_NUMBER»

(Seller’s Name)

Seller shall send an e-mail notification to the Project Document Control when Seller has transmitted electronic files to Buyer via the eRoom. Buyer will acknowledge receipt of Seller’s transmittal within five (5) calendar days. If Seller does not receive acknowledgment of receipt within seven (7) calendar days, Seller is requested to contact Buyer.

By Seller:		By Buyer:

E-mail notifications shall be sent to the following location:

Project Administration e-mail address	fre-txua@Bechtel.com
Cc: Expediter Name@bechtel.com

Quality Requirements for Scanned Files:

Scanned files shall be in a PDF format for text, multi-sheet documents and a TIFF format for documents that are considered image files. Documents must be scanned at a minimum of 200 dpi. Seller shall perform necessary quality checks to ensure the files are de-speckled. All scanned files must be named with the document number and an extension of PDF or TIFF to indicate the format used.]

Hard Copies

Project may require Seller to submit one hard copy of all documents for Buyer’s verification of electronic submittal integrity to comply with Section 5, clause SC-28.1.1– that is the as-received electronic copy matching Seller’s record copy as documented by the hard copy.

Document Security

Seller acknowledges that the FTP server is not a password protected site, and that any alternate security provisions for transfer files, such as encryption, should be implemented by Seller as appropriate to his company’s procedures

3D CADD Files

Seller shall supply electronic 3D CADD files, in such format as deemed acceptable to Buyer, depicting Seller equipment outlines, both on-base and off-base equipment, bulks (i.e. piping, tray, etc.), and interface points. These electronic files shall be in sufficient detail so as to depict the equipment and routed components being offered as part of Seller’s proposal. Seller shall update and resubmit these files to Buyer as needed during the project execution.

NOTE: The requirements of this Section 3 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 4

GENERAL CONDITIONS

TABLE OF CONTENTS

Clause	Title	Page No.
GC-1	ENTIRE AGREEMENT	2

GC-2	CHANGES	2

GC-3	DELIVERY	3

GC-4	TITLE AND RISK OF LOSS	3

GC-5	INFRINGEMENT	4

GC-6	COMPLIANCE	6

GC-7	SUSPENSION	7

GC-8	TERMINATION FOR CONVENIENCE	8

GC-9	TERMINATION FOR DEFAULT	8

GC-10	NON-WAIVER	9

GC-11	APPLICABLE LAW	10

By Seller:		By Buyer:

GENERAL CONDITIONS

GC-1	ENTIRE AGREEMENT

1.1	This Agreement embodies the entire agreement between Buyer and Seller. The Parties shall not be bound by or liable for any statement, representation, promise or understanding not set forth herein. Nothing contained in proposals, correspondence, discussions, order acknowledgements or other of Seller’s forms has any effect on this Agreement unless specifically incorporated herein.

1.2	No modifications to this Agreement shall be valid unless reduced to writing and signed by both Parties pursuant to Clause GC-2 (Changes).

GC-2	CHANGES

2.1	Buyer, through its authorized procurement representative, may at any time direct, in writing, changes, including but not limited to changes in any one or more of the following: (1) drawings or specifications; (2) additions to or deletions from quantities ordered; (3) Delivery schedule; (4) method of shipment or packing; (5) place of Delivery. If any such change causes an increase or decrease in the cost or timing required to provide the Equipment, or otherwise affects Seller’s ability to meet its obligation, an equitable adjustment shall be made in the Agreement Price or Delivery schedule and/or other relevant terms and the Agreement shall be modified by written amendments or revisions executed by authorized representatives. Any request by Seller for adjustment under this Clause GC-2 (Changes) must be asserted promptly by written notice to Buyer’s authorized representative and in no case later than within twenty (20) Days from the date of receipt by Seller of the notification of a change, unless the Parties mutually agree to extend the time required to assess and determine the resulting impact. Buyer shall respond to Seller’s request for adjustment within thirty (30) days of receipt of Seller’s notice. However, nothing in this clause shall excuse Seller from proceeding with the order as changed unless Seller notifies Buyer in writing within the aforementioned thirty (30) Day Period that such change is not technically feasible. Failure by Seller to timely give the required notice hereunder will preclude Seller’s right to request any adjustment. In the event that Buyer and Seller are not able to reach agreement on a firm price for a Buyer directed change after good faith negotiations by the Parties or in case of an emergency endangering life or property or the Facility has ceased operation or is materially and adversely affected in its operation requiring immediate corrective action, Seller will proceed with implementation of the change on a time and materials basis, including a reasonable profit. In such event, Seller agrees to provide in a timely manner such documentation as is reasonably sufficient for Buyer to determine the accuracy of impact of the change on a time and material basis.

2.2	If this Agreement requires Buyer to review and comment on Seller’s technical documents, Seller shall submit, within twenty five (25) Days from the date of Seller’s receipt of such comments, any request for adjustment resulting from implementation of Buyer’s comments. No adjustment will be made hereunder unless Buyer, through its authorized procurement representative, confirms the change in writing.

2.3	A Change in Law affecting Seller’s Work under this Agreement (except for changes relating to taxes to be paid by Seller) and occurring after the Effective Date shall be considered a change and will be handled in accordance with Clause GC-2.1 above, provided that Seller gives notice to Buyer of such Change in Law within ten (10) Days of

By Seller:		By Buyer:

Seller becoming aware of said change or event, unless the Parties mutually agree to extend the time required to assess and determine the resulting impact. Seller shall also give notice to Buyer of such Change in Law within ten (10) Days of when it would be commercially reasonable to expect that Seller should have become aware of such change or event, however, to the extent such notice is delayed, Seller’s remedies shall be impacted only to the extent that Buyer or Owner have suffered any damage as a result of such delay.

2.4	Suspension instructed by Buyer pursuant to Clause GC-7 (Suspension) will also be treated as a change and will be handled in accordance with Clause GC-2.1 above, unless such suspension arises as a result of any fault, defect or other failure to perform which is attributable to Seller.

2.5	A Force Majeure event will be treated as a change pursuant to Clause SC-36. The affected Guaranteed Milestone Dates shall be adjusted by the period of time, if any, that Seller is actually and demonstrably delayed in the critical path activities as a result of the impact of such an event of Force Majeure and the Agreement Price shall be adjusted for the actual and demonstrable costs incurred as a result of the impact of one or more Force Majeure events exceeding the first two million dollars ($2,000,000) in the aggregate.

GC-3	DELIVERY

3.1	Timely performance and Delivery of Seller’s obligations shall be in accordance with the Guaranteed Milestone Dates. However, to the extent Buyer’s failure to fulfill any of its material obligations under this Agreement, except payment obligations, actually and demonstrably delays Seller in the performance of its critical path activities and such delay causes Seller to incur a material cost increase in its performance, Seller shall be entitled to request a change including an equitable adjustment to the affected Guaranteed Milestone Date(s) and/or an equitable adjustment to the Agreement Price, except to the extent that Seller fails to exercise good faith efforts to mitigate the impact of such Buyer delay and provided in any event that Seller must give notice to Buyer within five (5) days after the occurrence of such Buyer delay. Such notice will specify the nature of the occurrence and the reason(s) why Seller believes additional time should be granted and the length of the delay and/ or additional costs occasioned by reason of such Buyer delay. Strict compliance with this Clause GC-3 (Delivery) is a condition precedent to any entitlement to an extension of the affected Guaranteed Milestone Date(s) and/or an adjustment to the Agreement Price. Failure by Seller to timely give the required notice hereunder will preclude Seller’s right to invoke the protection of this Clause GC-3 (Delivery) to the extent Buyer is prejudiced by such failure. Seller shall use its reasonable best efforts to minimize or avoid the delay caused by Buyer delay and the initial notice provided by Seller shall describe in detail the efforts of Seller that have been or are going to be made in this regard. Upon mutual agreement of the Parties to Seller’s entitlement for an equitable adjustment to the affected Guaranteed Milestone Date(s) and/or an adjustment to the Agreement Price, this Agreement shall be modified by written amendment or revision executed by the Parties’ authorized representatives.

GC-4	TITLE AND RISK OF LOSS

4.1	All Work furnished by Seller hereunder shall become the property of Buyer or Owner, as applicable upon (i) payment therefor, (ii) or shipment to the Jobsite, or (iii) incorporation

By Seller:		By Buyer:

of such Work into the Project, whichever occurs earlier. In order to protect Buyer or Owner’s interest in items of Work with respect to which title has passed to Buyer or Owner but which remains in the possession of Seller, Seller shall segregate such items of Work and shall take or cause to be taken all steps necessary under the Applicable Laws to maintain Buyer’s or Owner’s title and to protect Buyer or Owner against claims by other parties with respect thereto.

Notwithstanding the foregoing, Seller warrants that upon passage of title to the Work in accordance with this Clause GC-4 (Title and Risk of Loss), Buyer or Owner will have good and indefeasible title to such Work, and such Work will not be subject to any lien, privilege, security interest or other defect in title. If any Work is replaced, title in the replacement Work shall vest in Buyer or Owner upon the earliest of (1) payment therefor, (2) its shipment to the Jobsite or (3) incorporation into the Project. IN THE EVENT OF ANY NONCONFORMITY WITH THE FOREGOING WARRANTY, SELLER, AT ITS OWN EXPENSE, UPON WRITTEN NOTICE OF SUCH FAILURE, SHALL INDEMNIFY OWNER AND BUYER FROM THE CONSEQUENCES OF AND DEFEND THE TITLE TO SUCH WORK AND IF, NECESSARY, SHALL PROMPTLY REPLACE SUCH WORK AND ANY OTHER AFFECTED PORTION OF THE WORK, AND SUCH OBLIGATION SHALL SURVIVE THE EXPIRATION, CANCELLATION OR TERMINATION OF THIS AGREEMENT, INCLUDING THE WARRANTY PERIOD.

4.2	Notwithstanding anything to the contrary in this Agreement, Seller shall be responsible for and shall bear any and all risk of loss or damage to the Equipment and any materials included in the Work until Delivery to the Jobsite. Upon such Delivery to the Jobsite, Seller shall cease to bear the risk of loss or damage; provided however, that any loss or damage, whenever occurring, which results from Seller’s nonconforming packaging or crating or from any defect in such Equipment or such materials shall be borne by Seller.

GC-5	INFRINGEMENT

5.1	SELLER SHALL, AT ITS OWN EXPENSE, FULLY HOLD HARMLESS, INDEMNIFY AND DEFEND INDEMNIFIED PARTIES UNDER THIS AGREEMENT AGAINST ANY CLAIM, SUIT, ACTION, PROCEEDING OR INVESTIGATION WHICH IS BASED UPON A CLAIM, WHETHER RIGHTFUL OR OTHERWISE, THAT ANY EQUIPMENT, OR ANY PART THEREOF, OR AN OTHER ITEMS OR SERVICES FURNISHED BY SELLER UNDER THIS AGREEMENT CONSTITUTES AN INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENT, COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY, TRADEMARK, PROPRIETARY OR CONFIDENTIAL RIGHTS, OR UNAUTHORIZED DISCLOSURE OR USE OF ANY TRADE SECRET AND SELLER SHALL PAY ALL RESULTING DAMAGES INCLUDING LEGAL EXPENSES AS PROVIDED IN CLAUSE GC-5.3 BELOW. IF, IN ANY SUCH CLAIM, SUIT, ACTION, PROCEEDING OR INVESTIGATION, A TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION IS GRANTED, SELLER SHALL MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. In case said Equipment, or any part thereof, are in such suit or action held to constitute infringement and/or use is permanently enjoined, Seller shall, at its own expense, subject to the following provisions, either procure for Buyer and Owner an irrevocable, royalty-free license to continue using such Equipment, or with Buyer’s prior written approval which shall not be unreasonably withheld, replace same with substantially equal but noninfringing Equipment or modify them so they become noninfringing, provided that no such replacement or modification shall in any way amend or relieve Seller of its Equipment Performance Guarantees, warranties, guarantees or other obligations set

By Seller:		By Buyer:

forth in this Agreement. Further, Seller agrees that it shall not settle any suit for which it is providing indemnity under this Clause GC-5 (Infringement) without the prior consent of the Indemnified Parties, such consent not to be unreasonably withheld so long as such settlement completely discharges or releases the indemnifiable claims against the Indemnified Parties and does not impose by way of consent decree, injunction or otherwise any restraint or limitations on such parties; operations or upon the operation or other use of the Facility. Buyer acknowledges it may be required to enter into certain license agreements, which shall be provided by Seller at no additional cost to Buyer or Owner, with regard to the use of Seller proprietary computer software.

5.2	The preceding paragraph shall not apply to any Equipment, or any part thereof, manufactured to Buyer’s or Owner’s detailed design or modifications to any Equipment or part thereof made by Buyer or Owner. As to such Equipment or part, Seller assumes no liability whatsoever for infringement.

5.3	Seller’s obligation to hold Indemnified Parties harmless under this Clause GC-5 (Infringement) includes responsibility for paying reasonable legal expenses and other direct costs incurred by Indemnified Parties in connection with the defense and settlement of any claim or suit within the scope of this clause. In connection with this indemnity: (a) Indemnified Parties shall promptly notify Seller of any claim or suit or proceeding involving Indemnified Parties in which such infringement is alleged, and Indemnified Parties shall permit Seller to control completely the defense or compromise of any such allegation of infringement in which case Seller may select counsel after consultation with Indemnified Parties, provided that (i) Buyer is consulted and kept reasonably informed of the claims, litigation, and negotiations, (ii) Indemnified Parties shall be entitled at Indemnified Parties’ expense to participate in such defense, and (iii) no compromise shall be adverse to Indemnified Parties without such party’s consent and (b) Buyer shall render such reasonable assistance at Seller’s cost in the defense thereof as Seller may require. If the defendants in any such action include both Seller and an Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are in conflict with those available to Seller, and that such conflict materially prejudices the ability of the counsel selected by Seller to represent both Parties, such Indemnified Party shall have the right to select separate counsel reasonably acceptable to Seller to participate in the defense of such action on its own behalf at Seller’s expense.

5.4	If any claim, suit, action, proceeding or investigation arises as to which the indemnity provided for under this Clause GC-5 (Infringement) hereof may apply and Seller, after being given written notice by the Indemnified Party promptly upon becoming aware of such claim, suit, action, proceeding or investigation, fails to assume the defense of, or to diligently defend, such claim, action, proceeding or investigation, then the Indemnified Party may, upon giving prior notice thereof to Seller, at the expense of Seller, contest (or, with the prior written consent of Seller, settle) such claim.

5.5	Notwithstanding any proprietary legends or copyright notices to the contrary, Indemnified Parties may copy or reproduce documents and information furnished by Seller in connection with Seller’s proposal and with this Agreement and distribute such copies or reproductions to others for the limited purposes of designing, financing, constructing, altering, operating, maintaining or licensing the Project. SELLER IS RESPONSIBLE FOR OBTAINING NECESSARY PERMISSION AND RELEASES FROM ANY THIRD PARTIES PLACING PROPRIETARY RIGHTS OR COPYRIGHTS ON SUCH DOCUMENTS OR INFORMATION AND SHALL, AT ITS OWN EXPENSE, HOLD

By Seller:		By Buyer:

HARMLESS AND DEFEND INDEMNIFIED PARTIES AGAINST ANY AND ALL CLAIMS, SUITS, ACTION, PROCEEDINGS OR INVESTIGATIONS BASED UPON A CLAIM WHETHER RIGHTFUL OR OTHERWISE THAT A PROPRIETARY RIGHT OR COPYRIGHT HAS BEEN INFRINGED BY COPYING, REPRODUCTION, DISTRIBUTION OR USE BY INDEMNIFIED PARTY.

5.6	Seller agrees that all documents prepared by Seller which are delivered to Buyer in the performance of the Agreement shall be the sole and exclusive property of Buyer, except that (a) Seller shall retain the right to utilize such documents for reference in its general practice and (b) to the extent that Seller has a pre-existing patent, copyright, trade secret, or other proprietary interest in any documents to be provided under the Agreement, Seller hereby grants Buyer and Owner and their respective Affiliates an irrevocable, nonexclusive, royalty-free, license to internally reproduce, distribute, and use such proprietary documents, including the preparation of derivative works for internal use but without the right to disclose such proprietary documents to any third parties (other than to its Affiliates and its and their respective employees, directors, officers, managers, partners, accountants, attorneys, Financing parties, agents and consultants) unless (i) such third party is subject to written confidentiality requirements pursuant to Section 5, SC-22 (Nondisclosure); or (ii) such disclosure is required for purposes of designing, financing, constructing, altering, operating, maintaining or licensing the Project. Such license shall be freely assignable (x) to any Financing Party and (y) any Person to which the Project is sold or otherwise transferred. Seller agrees that all documents, as well as any drawings, tracings, specifications, calculations, memoranda, data, notes and other materials which are supplied by Buyer and come into the possession of Seller, shall be used solely with respect to this Project and shall, except for Seller’s file copies, be delivered to Buyer upon Final Completion. Nothing in the foregoing gives Buyer or Owner or any third party the right to manufacture or remanufacture any Equipment or parts of any Equipment provided by Seller including vendor items. Buyer acknowledges it may be required to enter into certain license agreements, which shall be provided by Seller at no additional cost to Buyer or Owner, with regard to the use of Seller proprietary computer software provided during the execution of this Agreement.

GC-6	COMPLIANCE

6.1	Seller warrants that all Equipment shall have been produced, sold, delivered and furnished in strict compliance with all Applicable Laws to which the Equipment is subject. Seller shall execute and deliver to Buyer any documents as may be required to effect or to evidence such compliance.

6.2	SELLER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LEGAL ACTIONS, FINAL JUDGMENTS, REASONABLE ATTORNEYS’ FEES, CIVIL FINES AND ANY OTHER PENALTIES WHICH ANY OF THEM MAY INCUR AS A RESULT OF THE SALE OR DELIVERY TO BUYER HEREUNDER OF EQUIPMENT WHICH DOES NOT MEET ALL REQUIREMENTS OF SUCH LAWS AND REGULATIONS.

6.3	Seller shall comply with all applicable export or import rules and regulations. When required by the Agreement shipping/delivery terms, Seller is to obtain any necessary export license in a timely manner to avoid shipment delays. When Buyer is required by the Agreement shipping/delivery terms to obtain any necessary export license, or to meet the import rules and regulations of the destination country, Seller is to timely provide all necessary assistance to Buyer and its agents. SELLER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS INDEMNIFIED PARTIES FROM ANY PENALTIES, SUITS,

By Seller:		By Buyer:

LIABILITIES OR COSTS (INCLUDING ATTORNEY FEES) CAUSED BY SELLER’S FAILURE TO COMPLY WITH APPLICABLE EXPORT AND IMPORT RULES AND REGULATIONS OR TO COMPLY WITH ITS EXPORT AND IMPORT OBLIGATIONS SET FORTH IN THIS AGREEMENT.

6.4	Seller shall comply, and shall cause its Subsellers to comply, with all Applicable Laws in effect from time to time relating to the Work, the Equipment and/or the Project, and shall give all applicable notices pertaining thereto. Seller shall ensure that the Equipment, as designed, engineered and, manufactured, complies and when fully operated is capable of complying with all Applicable Laws.

6.5	Seller agrees to comply with all Applicable Laws regarding the import or export of technical data or information or any product based thereon and shall not ship or communicate or allow to be shipped or communicated, either directly or indirectly, any technical data or information or any product based thereon in connection with the Work to any country or from any country to or from which such shipment or communications is prohibited by Applicable Law.

GC-7	SUSPENSION

7.1	Notwithstanding any other provisions of this Agreement, Buyer may at any time suspend Seller’s performance upon written notice of such suspension indicating the effective date of such suspension. Thereafter, Seller shall promptly resume performance as directed by Buyer specifying the effective date of resumption of suspended performance. In the event of such suspension (unless such suspension arises as a result of any fault, defect or other failure to perform which is attributable to Seller), Seller shall be entitled to reimbursement for additional costs reasonably and necessarily incurred by Seller in effectuating such suspension (provided Seller shall use all reasonable efforts to minimize such suspension costs), to the extent that such additional costs are actually incurred, if claimed within thirty (30) days after resumption of performance. During any such suspension, the reasonably demonstrated suspension costs incurred by Seller shall be invoiced monthly and paid within sixty (60) days of receipt of such invoice (unless such suspension arises as a result of any fault, defect or other failure to perform which is attributable to Seller).

7.2	In the event that the period of a suspension instructed by Buyer pursuant to Clause GC-7.1 (unless such suspension arises as a result of any fault, defect or other failure to perform which is attributable to Seller) exceeds a period of three hundred sixty five (365) consecutive Days, except for suspensions which may be attributable to Force Majeure, Seller may, at its sole option, request that Buyer terminate the Agreement in accordance with Clause GC-8, or request that the terms of this Agreement affected by such suspension be renegotiated.

7.3	If Seller is prevented from achieving a milestone event triggering a progress payment, because of a suspension (unless such suspension arises as a result of any fault, defect or other failure to perform which is attributable to Seller), then Seller shall be entitled to invoice for payment on a prorata basis for reasonably demonstrated actual work completed (less payments already received) at the date such milestone payment would have become invoiceable had Seller achieved the milestone event on such date and Buyer shall pay such amount.

By Seller:		By Buyer:

GC-8	TERMINATION FOR CONVENIENCE

8.1	Seller’s performance under this Agreement may be terminated by Buyer for its convenience in accordance with this clause in whole, or, from time to time in part whenever Buyer shall elect. Any such termination shall be effected by delivery to Seller of a notice of termination specifying the extent to which performance under the Agreement is terminated, and the date upon which such termination becomes effective. Upon receipt of any such notice, Seller shall, unless the notice requires otherwise: (1) immediately discontinue work on the date and to the extent specified in the notice; (2) place no further orders for materials or services other than as may be necessarily required for completion of any portion of the Work that is not terminated; (3) promptly make every commercially reasonable effort to obtain cancellation on terms satisfactory to Buyer of all contracts with Subcontractors unless Seller is directed by Buyer to take other actions with respect to the same which may include assignment of all or some of those contracts to Owner (or to Owner’s designee, which may be any affiliate or any third party purchaser) on terms satisfactory to such assignee; and (4) assist Buyer upon request in the maintenance, protection, and disposition of property acquired by Buyer under this Agreement. For the elimination of doubt, only Buyer may terminate for convenience.

8.2	After notice of termination, Buyer shall pay to Seller, as further provided in Section 5 Clause SC-19.1 (Termination Payment Schedule), as full compensation the sum of the following amounts (which shall not be greater than the amounts identified in Section 5, Appendix 7 at the time of effectiveness of termination):

(i) all amounts due and not previously paid to Seller for Equipment completed in accordance with this Agreement prior to such notice, and for Work thereafter completed as specified in such notice;

(ii) the actual amount plus reasonable profit for any Equipment then ordered and/or in production, provided that no such adjustment shall be made in favor of Seller with respect to any Equipment which is Seller’s standard stock; and

(iii) the actual amount of settling and paying claims arising out of the cancelled contracts.

8.3	The total sum to be paid to Seller under this Clause GC-8 (Termination for Convenience) shall not exceed the Agreement Price as reduced by the amount of payments previously made by Buyer under the Agreement and as further reduced by the portion of the Agreement Price attributable to Work not terminated, and will not include any consideration for loss of anticipated profits on terminated Work, all claims for which Seller agrees to waive.

GC-9	TERMINATION FOR DEFAULT

9.1	Buyer may terminate the whole or any part of Seller’s performance under this Agreement in any one of the following circumstances; (1) if Seller substantially fails to make Delivery of the Equipment or to perform within the time specified herein or any agreed extension thereof; or (2) if Seller delivers nonconforming Equipment subject to the cure period defined in this paragraph; or (3) if Seller fails to provide adequate assurance of Seller’s ability to meet the quality standards of this Agreement; or (4) if Seller abandons or fails to perform any of the other material provisions of this Agreement in accordance with its terms or fails to make progress as to endanger performance of this Agreement; or (5) if Seller shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, becomes insolvent, does not pay its debts as they become due or makes an assignment for the benefits of creditors;

By Seller:		By Buyer:

or (6) if Seller makes a material representation which is false or misleading in any material respect when made; or (7) if Seller violates any Applicable Law with regard to this Agreement; or (8) if Seller assigns or transfers this Agreement (or any right or interest herein) in breach of Clause SC-13 (Assignment); or (9) if insolvency, receivership, reorganization, or bankruptcy or similar proceedings are commenced against Seller and such proceeding shall remain undismissed or unstayed for a period of Sixty (60) Days; or (10) the failure of Seller to deliver the parent company guarantee in accordance with Clause SC-26.1 (Parent Company Guarantees). Except for (5) or (6) or (8) or (9) for which no further notice shall be required or cure period allowed, in the event of any such failure, Buyer will provide Seller with written notice of the nature of the failure and Buyer’s intention to terminate for default. Except for (5) or (6) or (8) or (9) or (10), for which no cure period is allowed, in the event Seller does not commence implementation of reasonable corrective action within ten (10) days of such notice or diligently pursue such action to completion within seventy five (75) days of such notice, Buyer may by written notice terminate this Agreement. With respect to (10), Buyer may by ten (10) days prior written notice terminate this Agreement. Upon termination by Buyer, Seller’s liability to pay any liquidated damages shall end and Buyer shall be entitled to its remedies set forth in Clause 9.2 below provided that the foregoing shall not relieve Seller from liability for any liquidated damages which have accrued as of the date of termination.

9.2	In the event Buyer terminates this Agreement in whole or in part as provided in this Clause GC-9 (Termination for Default), Buyer may either (1) procure, under such terms and in such manner as Buyer may deem appropriate, items of equipment which are similar to the items so terminated and Seller shall be liable to Buyer for any additional costs for such similar equipment and related services or complete the Work with respect to the terminated items of Equipment and the remaining scope of Work; or (2) exercise any other rights or remedies available to Buyer at law or in equity subject to Clause SC-30 (Limitation of Liability) (including demanding damages and payments from Seller); provided, that Seller shall continue the performance of this Agreement to the extent not terminated under the provisions of this Clause GC-9 (Termination for Default).

9.3	Seller agrees to assist Buyer in the event that re-procurement action is necessary or Buyer elects to complete the remaining Work as a result of default, by co-operation in the transfer of information, in the disposition of Work in progress or residual material, and in the performance of other reasonable requests made by Buyer.

9.4	If, after notice of termination of this Agreement, it is determined for any reason that Seller was not in default under the provisions of this clause, or that the default was excusable under the provisions of this Agreement, the rights and obligations of the Parties shall be the same as if the notice of termination had been issued pursuant to Clause GC-8 (Termination for Convenience).

GC-10	NON WAIVER

10.1	Failure by Buyer to insist upon strict performance of any of the terms and conditions hereof, or failure or delay in exercising any rights or remedies provided herein or by law, or to properly notify Seller in the event of breach, or the acceptance of or payment for any Equipment hereunder, or review of design, shall not release Seller from any of the warranties or obligations of this Agreement and shall not be deemed a waiver of any right of Buyer to insist upon strict performance hereof or a waiver of any of it rights or remedies as to any such Equipment regardless when shipped, received or accepted, or as to any prior or subsequent default hereunder, nor shall any termination of this Agreement by Buyer operate as a waiver of any of the terms hereof.

By Seller:		By Buyer:

10.2	A requirement that a Seller-furnished document is to be submitted for or subject to “Authorization to Proceed”, “Approval”, “Acceptance “, “Review”. “Comment” or any combination of such words or words of like import shall mean, unless the Agreement clearly indicates otherwise, that Seller shall, before implementing the information in the document, submit the document, obtain resolution of any comments and Buyer’s authorization to proceed. Such review shall not mean that a complete check will be performed. Authorization to proceed shall not constitute acceptance or approval of design details, calculations, analysis, tests, or construction methods or materials developed or selected by Seller and shall not relieve Seller from full compliance with requirements of this Agreement.

GC-11	APPLICABLE LAW

11.1	The rights and obligations of the Parties to this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to conflicts of laws rules thereof.

NOTE: The requirements of this Section 4 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5

SPECIAL CONDITIONS

TABLE OF CONTENTS

CLAUSE	TITLE	PAGE NO.
SC-1	DEFINITIONS	4

SC-2	EQUAL OPPORTUNITY	9

SC-3	INDEPENDENT SELLER	10

SC-4	EXPEDITING	10

SC-5	QUALITY STANDARDS	10

SC-6	WARRANTIES	12

SC-7	PROGRESS	14

SC-8	PROGRESS REPORTS	15

SC-9	DOCUMENT TURNAROUND	15

SC-10	BUYER’S USE OF SELLER'S SUPPLIED DESIGN DATA	16

SC-11	BACKCHARGES	16

SC-12	AUTHORIZED REPRESENTATIVES	17

SC-13	ASSIGNMENT	17

SC-14	ON-SITE SERVICES OF SELLER'S REPRESENTATIVES	18

SC-15	HAZARDOUS MATERIAL DISCLOSURE REQUIREMENTS	20

SC-16	SALES AND USE TAX REQUIREMENTS	21

SC-17	PRICE AND PAYMENT	21

SC-18	PAYMENT SCHEDULE	23

SC-19	TERMINATION PAYMENT SCHEDULE	24

SC-20	RELEASE AGAINST LIENS AND CLAIMS	25

SC-21	INDEMNITY	25

By Seller:		By Buyer:

SC-22	NONDISCLOSURE	26

SC-23	INDEMNIFICATION FOR VIOLATION OF LAWS	27

SC-24	INDEMNIFICATION FOR HAZARDOUS MATERIAL	28

SC-25	LABOR DISPUTES AND LOCAL CONDITIONS	28

SC-26	PARENT COMPANY GUARANTEES	29

SC-27	RECORDS	29

SC-28	SCHEDULE AND PERFORMANCE GUARANTEES AND TESTING	29

SC-29	EFFECTIVE DATE	29

SC-30	LIMITATION OF LIABILITY	29

SC-31	BUYER DEFAULT	31

SC-32	BUYER FURNISHED INSURANCE	31

SC-33	MARINE CARGO INSURANCE	31

SC-34	SURVIVAL	33

SC-35	DISPUTE RESOLUTION	33

SC-36	FORCE MAJEURE	34

SC-37	SAFETY FOR BUYER REPRESENTATIVES	35

SC-38	OFFICIALS NOT TO BENEFIT	35

SC-39	NOTICES	36

SC-40	DEFERRED DELIVERY	36

SC-41	ORDER OF PRECEDENCE	37

SC-42	QUANTITY GUARANTEES	37

SC-43	RULES OF INTERPRETATION	38

SC-44	PUBLICITY	38

SC-45	CO-OPERATION IN FINANCING	39

SC-46	BUYER’S APPROVAL OF SELLER’S MAJOR SUBCONTRACTORS	39

SC-47	TRAINING	41

SC-48	APPENDICES	41

By Seller:		By Buyer:

SC-49	STANDARD PLANT PROGRAM	41

SC-50	DRAWBACK RIGHTS	42

APPENDIX 1 – FORM OF CONDITIONAL WAIVER UPON PROGRESS PAYMENT

APPENDIX 2 – FORM OF CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

APPENDIX 3 – FORM OF UNCONDITIONAL WAIVER AND RELEASEPE UPON FINAL PAYMENT

APPENDIX 4 – PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES

APPENDIX 5 – SCHEDULE GUARANTEES

APPENDIX 5 – ATTACHMENT 1, GUARANTEED MILESTONE DELIVERY DATES

APPENDIX 6 – EQUIPMENT INVOICE SCHEDULE

APPENDIX 7 – TERMINATION SCHEDULE

APPENDIX 8 – PARENT COMPANY GUARANTEE

APPENDIX 9 – LETTER OF CREDIT

APPENDIX 10 – MAJOR SUBCONTRACTOR LIST

APPENDIX 11 – ASSIGNMENT AGREEMENT

APPENDIX 12 – TXU GUARANTEE

APPENDIX 13 – N1– NARRATIVE ON DELIVERY AND FABRICATION

APPENDIX 14 – N2 – BAGHOUSE QUANTITY SUMMARY

APPENDIX 14 – N2 – PEBBLE LIME PREPARATION QUANTITY SUMMARY

APPENDIX 14 – N2 – SCRUBBER QUANTITY SUMMARY

APPENDIX 14 – N2 – SORBENT INJECTION QUANTITY SUMMARY

By Seller:		By Buyer:

SPECIAL CONDITIONS

SC-1	DEFINITIONS

Where the following terms appear in this Agreement with initial capitalization, they shall have the meaning set forth below.

“Abnormally Severe Weather Conditions” means storms and other climatic and weather conditions that are abnormally severe or extreme, taking into consideration the period of time when, and the area where, such storms or conditions occur.”Affiliate” means with respect to any Person, another Person that is controlled by, that controls, or is under common control with, such Person. For purposes of this definition, “control” with respect to any Person shall mean the ability to effectively control, directly or indirectly, the operations and business decisions of such Person whether by voting of securities or partnership interests or any other method. Without limiting the foregoing, an Affiliate of a Person shall include any other Person in which such Person holds twenty percent (20%) or more of the outstanding equity or ownership interests.

“Agreement” or “Purchase Order” means this Agreement, or Purchase Order, Section 1 through Section 9 in their entirety, including the General Conditions, Special Conditions, all exhibits, appendices, schedules and supplements hereto (each of which is hereby incorporated herein by reference), as amended from time to time in accordance with the provisions of this Agreement.

“Agreement Price” means total sum of the amounts payable to Seller pursuant to Section 1 of this Agreement, as adjusted pursuant to the terms of this Agreement.

“Applicable Laws” means and includes any applicable statute, license, law, rule, regulation, code, ordinance, judgment, decree, writ, legal requirement, order or the like, of any national, federal, provincial, state or local court or other Governmental Authority, and all rules and regulations promulgated thereunder, as any of the same may be amended, modified, codified, replaced or reenacted, and the written interpretations thereof, including any statute, law, rule, regulation, code, ordinance, judgment, decree, writ, order or the like, regulating, relating to or imposing liability or standards of conduct concerning: (i) Seller, the Equipment, the Site or the performance of any portion of the Work or the Work taken as a whole, or the operation of the Project; or (ii) safety and the prevention of injury to persons and the damage to property on, about or adjacent to the Site or any other location where any other portion of the Work shall be performed; or (iii) protection of human health or the environment or emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, hazardous materials or other industrial, toxic materials or wastes, as now or may at any time hereafter be in effect.

“Business Day” means a day, other than a Saturday or Sunday or a public holiday, on which banks are generally open for business in Dallas, Texas and New York, New York.

“Buyer” means TXU Generation Development Company LLC, a Delaware limited liability company, and its permitted assigns and successors.

“Change In Law” means the enactment, adoption, promulgation, modification or repeal after Effective Date of any Applicable Law, that establishes requirements that materially and adversely affect Seller’s costs or schedule for performing the Work; provided, however it shall not be a Change In Law pursuant to this Agreement if there is a change in any national, federal, provincial or any other income tax law or any other law imposing a tax, duty, levy, impost, fee, royalty, or similar charge based on the importation or exportation of any item or service for which Seller is responsible hereunder.

By Seller:		By Buyer:

“Confidential Information” means information ideas or materials now or hereafter owned by or otherwise in the possession or control of, or otherwise relating to, one Party or any of its Affiliates or the Owner or any of its Affiliates, including proprietary or non-public information concerning the Project and such Person’s business, operations, financial condition, projections, or assets, historical information inventions, business or trade secrets, know-how, techniques, data, reports, drawings, specifications, blueprints, flow sheets, designs, or engineering, construction, environmental, operations, marketing or other information, together with all copies, summaries, analyses, or extracts thereof, based thereon or derived therefrom. Confidential Information shall not include any information that: (i) is already in the public knowledge or which becomes public knowledge absent any violation of the terms of this Agreement; (ii) was already in the possession of a Party prior to disclosure by the other Party and was not previously received from the Buyer, the Owner or any of their respective Affiliates; (iii) a Party obtains from another Person which such Party reasonably believes was not under an obligation of confidentiality; or (iv) is independently developed by any Party or any of its Affiliates without reference to the Confidential Information.

“Day” or “day” means calendar day; any twenty-four hour period or fraction thereof beginning and ending at midnight.

“Delivery” or “delivery” means delivery of the Equipment to the Site i.e. at Buyer’s designated location at the Site (DDP Site at Buyer’s safe place of offloading, according to Incoterms 2000) subject to Clause SC-17.11 (Price and Payment).

“Dollars” or “dollars” or “$” means the legal currency of the United States.

“Effective Date” means the date shown on the Purchase Order Form.

“Equipment or STG” means the steam turbine and generator equipment and accessories including the technical advisory services and training services as defined in Section 2 of this Agreement.

“Equipment Delivery LDs” means liquidated damages amounts set forth in Appendix 5 of Section 5 that are payable by Seller to Buyer for failure to meet Guaranteed Milestone Dates.

“Facility” or “Plant” for the purposes of this agreement means the Project, which includes the Equipment, to be constructed by the Buyer for Owner at the Site location under the terms of the Prime Contract. For testing purposes as described in Section 5, Appendix 4, Facility refers to all the equipment at the Site operating together.

“Final Completion” means the satisfaction of all the relevant conditions for the achievement of final completion pursuant to the terms of the Prime Contract, including: Substantial Completion has been achieved; acceptance tests have been successfully completed; Facility Performance Guarantees have been satisfied or performance liquidated damages have been paid; the Facility Reliability Guarantee has been satisfied (as such terms have been defined in Section 5 Appendix 4) or related liquidated damages have been paid; functional tests have been satisfactorily completed; punch list items have been completed; applicable design submittal requirements, final lien waivers, and all other required documentation has been turned over to Owner; and all of Seller’s personnel have left the Jobsite.

“Financing Party” means a Person that holds, or the agent(s) or trustee(s) representing such Person, any debt, lease, or equity financing for, of or secured by the Project, including any Person(s) that owns the Project or any portion thereof and leases the Project or such portion to

By Seller:		By Buyer:

Owner or an Affiliate of Owner, as applicable, under a lease, sale leaseback, synthetic lease or other similar structure, or the Person(s) providing a letter or letters of credit or other guarantees or insurance in support of any such debt, lease or equity financing or providing any other letter of credit in connection with the construction or development of the Project.

“Force Majeure” means any event, matter, or thing that materially and adversely prevents or delays the performance of any obligation arising under this Agreement, but only to the extent such event, matter or thing is demonstrably beyond the reasonable control of the Person claiming the same and the effect of such event, matter or thing would not have been avoided had such Person acted in compliance with Industry Standards. Subject to the foregoing, such events, matters or things may include occurrences such as: war, blockade, revolution, insurrection, riot, act of terrorism, or public disorder or acts of emergency; expropriation, requisition, confiscation, or nationalization; export or import restrictions (but not to the extent due to an increase in export or import duties or taxes) by any Governmental Authority; embargoes or sanctions; fire; flood; earthquake; volcano; tide, tidal wave, or perils of the sea; hurricanes; tornados; Abnormally Severe Weather Conditions; an epidemic or quarantine; and acts of God; provided, further, that the following events, matters or things shall not constitute an event of Force Majeure: (i) the absence of sufficient financial means to perform obligations, or the absence of sufficient financial means of Seller or any Subcontractor to perform any of the Work, including the insolvency or bankruptcy of any Subcontractor; (ii) any labor disturbance, strike or dispute involving Seller’s or its Affiliates’ workers or personnel or any Subcontractor’s workers or personnel or any independent contractor engaged by Seller or any of its Subcontractors, other than a regional or national disturbance strike or dispute, or any labor disturbance, strike or dispute limited to employees of Seller and/or its Subcontractors; (iii) mechanical failures unless caused by an event of Force Majeure; (iv) storms and other climatic or weather conditions other than Abnormally Severe Weather Conditions; and (v) the unavailability or shortages of labor or equipment or materials.

“Governmental Authorities” means applicable national, federal, state, provincial, and local governments and all agencies, authorities, departments, instrumentalities, courts, corporations, other authorities lawfully exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or other subdivisions of any of the foregoing having or claiming a regulatory interest in or jurisdiction over the Site, the Project, the Work, the Equipment or the Parties.

“Guaranteed Substantial Completion Date” means the date which is to be set forth in the Prime Contract, as such date may be modified in accordance with the terms of the Prime Contract.

“Guaranteed Final Completion Date” means the date that is 365 Days after the Substantial Completion Date, which date may be adjusted pursuant to the terms and conditions of the Prime Contract.

“Guaranteed Milestone Dates” means the Seller’s Guaranteed Document Milestone Dates and Seller’s Guaranteed Milestone Delivery Dates as set forth in Section 5, Appendix 5.

“Hazardous Materials” means any substance or material regulated or governed by any applicable permit, or any substance, emission or material now or hereafter deemed by any Governmental Authority to be a “regulated substance,” “hazardous material,” “hazardous waste,” “hazardous constituent,” “hazardous substance,” “toxic substance,” “radioactive substance,” “pesticide” or any similar classification, including by reason of deleterious properties, ignitability, corrosivity, reactivity, carcinogenicity or reproductive toxicity .

“Independent Engineer” means, if Owner shall elect to finance the development of the Project, an independent engineer of recognized expertise, selected by the Financing Parties, and such independent engineer’s successors and permitted assigns.

By Seller:		By Buyer:

“Indemnified Parties” means Buyer, Owner, Owner’s Engineer, Independent Engineer, the Financing Parties, and their respective Affiliates, directors, members, partners, officers, agents, owners, employees, authorized representatives, successors and assigns of each of them.

“Industry Standards” means those standards of design, engineering, fabrication, installation, Equipment and materials, and components specified in this Agreement; provided, however, if the relevant standard is not so specified or is ambiguous therein, “Industry Standards” shall mean those standards of care and diligence normally practiced by equipment and services suppliers of a similar nature for similar power projects in the United States, or that conform in all material respects to the manufacturer’s operation and maintenance guidelines, in each case as applicable to the equipment in question, taking into account such equipment’s size, service and type.

“Jobsite” or “Site” means the geographic location at which Buyer for Owner will construct the Facility.

“Major Subcontractor” means a Subcontractor whose contract or contracts (in the aggregate) with Seller, or any of its Subcontractors require payments by Seller (or Subcontractor) of at least Two Million Dollars ($2,000,000).

“Material Requisition or Technical Specifications” means the specifications including appendices or attachments defining the technical requirements that are included in Section 2 of the Agreement.

“Mechanical Completion” means the satisfaction of all the relevant conditions for the achievement of mechanical completion pursuant to the terms of the Prime Contract, including: (a) all components and systems have been properly checked out, adjusted or tested, as appropriate, in preparation for start-up and commissioning; and (b) all features and equipment including Seller’s Equipment are (i) mechanically and electrically complete and in accordance with the requirements of this Agreement, (ii) ready for initial operations, adjustment and testing, and (iii) capable of operating simultaneously to the extent necessary for the start-up of the Facility as an integrated power plant.

“Owner” means Person or Persons who own the facility.

“Owner’s Engineer” means any engineering firm or firms or other engineer or engineers (which may be employees of Owner) selected and designated by Owner and who shall have authority to act on behalf of Owner.

“Owner’s Standard Plant Program” means the program of building standardized, pulverized coal power generation facilities at a number of sites which may include the following sites in the State of Texas: Monticello, Martin Lake, Big Brown, Trading House, Lake Creek, Valley, and Morgan Creek.

“Party” or “Parties” means Buyer or Seller or both.

“Performance Guarantees” mean the Seller’s performance guarantees for the Equipment as set forth in Section 5, Appendix 4 of this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, incorporated organization, trust, limited liability company, or any other entity or organization, including any Governmental Authority.

By Seller:		By Buyer:

“Performance Liquidated Damages” or “Performance LDs” means liquidated damage amounts set forth in Section 5, Appendix 4 that are payable by Seller to Buyer for failure to meet Seller’s Performance Guarantees set forth in Section 5, Appendix 4.

“Prime Contract” or “EPC Contract” means a contract to be entered into for the engineering, procurement and construction of the Facility.

“Project” means the Facility, the Site location, and all work, equipment, labor, services and materials to be provided and performed by Buyer under the Prime Contract with the Owner.

“Proprietary Operating Information” means Confidential Information containing elements of Owner’s or its Affiliates’ proprietary operating system that has been identified in writing as “Proprietary Operating Information.”

“Reliability LDs” means liquidated damages amounts set forth in Section 5, Appendix 4 that are payable by Seller to Buyer for failure to meet guaranteed EEAF.

“Seller” means ALSTOM Power Inc.

“Seller Lien” shall have the meaning set forth in Clause SC-20.

“SP Project” means a power generation project in connection with the Owner’s Standard Plant Program.

“SP Purchase Orders” means this Agreement and all other purchase orders for Steam Turbine Generators with Seller in connection with Owner’s Standard Plant Program.

“Subcontractor” or “Subseller” or “Subvendor” means any Person (of any tier), including any vendor, that performs any portion of the Work in furtherance of Seller’s obligations under this Agreement.

“Substantial Completion” means satisfaction of all of the relevant conditions for the achievement of substantial completion pursuant to the terms of the Prime Contract including: delivery of all Equipment manuals required for operation ; all training required to be conducted by Seller has been completed; the punch list has been compiled; Mechanical Completion has been achieved; the Work has been completed and all known defects have been corrected (other than defects identified on the punch list); acceptance tests have been performed; the Facility has achieved at least the Minimum Facility Performance Criteria; and conditional lien waivers and licenses have been turned over to Owner.

“Substantial Completion Date” means the day on which the Substantial Completion under the Prime Contract has occurred.

“Substantial Completion LDs” means the liquidated damages to be paid by Seller to Buyer subject to the provisions of Section 5, Appendix 5.

“Warranty Period” shall have the meaning set forth in Clause SC-6.2, as may be extended.

“Work” means all of the obligations to be performed by Seller pursuant to this Agreement, including the supply and delivery of the Equipment.

By Seller:		By Buyer:

SC-2	EQUAL OPPORTUNITY

2.1	Seller is aware of, and is fully informed of Seller’s obligations under Executive Order 11246 and, where applicable, shall comply with the requirements of such Order and all orders, rules and regulations promulgated thereunder unless exempted therefrom.

2.2	Without limitation of the foregoing, Seller’s attention is directed to 41 CFR Section 60-1.4 and the clause entitled “Equal Opportunity” which, by this reference, is incorporated herein.

2.3	Seller is aware of and is fully informed of Seller’s responsibilities under Executive Order No. 11701 “List of Job Openings for Veterans” and, where applicable, shall comply with the requirements of such Order and all orders, rules and regulations promulgated thereunder unless exempted therefrom.

2.4	Without limitation of the foregoing, Seller’s attention is directed to 41 CFR Section 60-250 et seq. and the clause therein entitled “Affirmative Action Obligations of Contractors and Subcontractors for Disabled Veterans and Veterans of the Vietnam Era” which by this reference, is incorporated herein.

2.5	Seller certifies that segregated facilities, including but not limited to washrooms, work areas and locker rooms, are not and will not be maintained or provided for Seller’s employees. Where applicable, Seller shall obtain a similar certification from any of its suppliers performing work for Seller in connection with this Agreement.

2.6	Seller is aware of and is fully informed of Seller’s responsibilities under the Rehabilitation Act of 1973 and, where applicable, shall comply with the provisions of the Act and the regulations promulgated thereunder unless exempted therefrom.

2.7	Without limitation of the foregoing, Seller’s attention is directed to 41 CFR Section 60-741 and the clause therein entitled “Affirmative Action Obligations of Contractors and Subcontractors for Handicapped Workers” which, by this reference, is incorporated herein.

2.8	Seller shall assist minority business enterprises to obtain business opportunities by identifying and encouraging minority suppliers, contractors and subcontractors to participate to the extent possible consistent with their qualifications, quality of Work and obligations of the Seller to Buyer and Owner.

2.9	The foregoing provisions of this clause shall only apply to the extent that United States manufacturing facilities are utilized for the purposes of this Agreement.

2.10	Seller acknowledges that Owner and its Affiliates are committed to the development, utilization and inclusion of certified women and minority owned businesses, as well as small businesses, businesses owned by veterans and service-disabled veterans, and businesses located in historically underutilized business zones, in Owner’s and its Affiliates’ sourcing and procurement processes. Seller shall provide Buyer and Owner with reasonably satisfactory evidence that Seller considered such businesses for inclusion in Seller’s subcontractors and vendors. Seller shall provide a report for each calendar year through Substantial Completion reflecting utilization of and amounts spent with such businesses and Seller agrees to provide such additional information regarding utilization of such businesses as Buyer or Owner reasonably requests. Seller shall further provide Buyer with reasonably satisfactory evidence that its subcontractors and vendors were selected in a non-discriminatory manner and, at least in part, on the basis of their qualifications and capabilities.

By Seller:		By Buyer:

SC-3	INDEPENDENT SELLER

3.1	Seller represents that it is fully experienced, properly qualified, registered, licensed, equipped, organized and financed to perform the Work under this Agreement. Seller shall act as an independent contractor and not as an agent of Buyer or Owner in performing this Agreement, maintaining complete control over its employees and all of its Subcontractors. Nothing contained in this Agreement or any lower-tier subcontract awarded by Seller shall create any contractual relationship between any such Subcontractor and either Buyer or Owner. Seller shall perform its Work hereunder in accordance with its own methods subject to compliance with the Agreement.

SC-4	EXPEDITING

4.1	The Equipment, including all warranty Work, shall be subject to expediting by Buyer. Buyer’s representatives shall be afforded escorted access during working hours to Seller’s plants, and Seller agrees to procure a similar right for Buyer, for expediting purposes with respect to Seller’s Major Subcontractors. As required by Buyer, Seller shall supply schedules, progress reports and unpriced copies of Seller’s purchase orders with Major Subcontractors for Buyer’s use in expediting; provided, subject to agreement with Buyer, Seller’s subcontracts and related documents with its Affiliates may exclude terms that Seller deems confidential so long as such proposed excluded terms do not impact Buyer’s expediting activities. Seller shall promptly notify Buyer in writing upon discovery of any actual or anticipated delays. Such notice shall include an estimate as to the period of delay, cause, and corrective actions being taken. Slippage in Seller’s schedule may be deemed to be reasonable grounds for insecurity in which event Buyer may demand in writing that Seller provide adequate written assurances that Seller will perform on time.

4.2	If in Buyer’s reasonable opinion, Seller’s actual progress is insufficient to comply with the schedule requirements of this Agreement, Buyer may provide a written notice requesting that Seller provide adequate assurances demonstrating that corrective measures have been effected to restore Buyer’s security. If within seven (7) Days from Buyer’s notice, Seller has not either provided a best efforts recovery plan acceptable to Buyer, which such acceptance shall not be unreasonably withheld or remedied the condition to Buyer’s satisfaction, Buyer and Seller shall jointly establish a corrective action plan which may in part include the assignment of in-shop expediting personnel to periodically visit and, if necessary, reside at the manufacturing location(s), as appropriate. Reasonable direct costs incurred by Buyer in performance of such corrective action plan shall be charged to Seller in accordance with the Special Conditions Clause SC-11 titled “Backcharges”.

4.3	Notwithstanding the foregoing, Seller shall be solely responsible for the expediting activities covering its operations and that of its suppliers of any tier.

4.4	Buyer’s rights with respect to escorted access, and to expedite, shall be extended to Owner, Owner’s Engineer, the Independent Engineer, and such other entities as Owner may reasonably designate provided, however, Buyer accompanies such representatives.

SC-5	QUALITY STANDARDS

5.1	Seller shall ensure that the Equipment complies with the standards of quality specified by this Agreement or those customary in the industry if no requirement is specified. Buyer’s and/or Owner’s representative shall be afforded escorted access during working hours to plants of Seller for the purpose of quality surveillance, observation, examination, inspection and witness of testing and Seller agrees to procure a similar right for Buyer and/or Owner with respect to Seller’s suppliers. Buyer’s and/or Owner’s right to inspect, observe, examine, and test the Equipment shall extend through the manufacturing process, the time of shipment and a reasonable time after arrival at the final destination. Seller’s failure to adhere to the standards of quality required under this Agreement shall be deemed to be reasonable grounds for insecurity. Buyer may demand in writing, that Seller provide adequate written assurances of Seller’s ability to meet said standards.

By Seller:		By Buyer:

5.2	If, in Buyer’s reasonable opinion, Seller’s quality standards do not to comply with the requirements of this Agreement, Buyer may provide a written notice requesting that Seller provide adequate written assurances demonstrating that corrective measures have been effected to restore Buyer’s security. If within seven (7) Days from Buyer’s notice, Seller has not either provided a best efforts recovery plan acceptable to Buyer, which acceptance shall not be unreasonably withheld, or remedied the condition to Buyer’s satisfaction, Buyer and Seller shall jointly establish a corrective action plan which may in part include the assignment of in-shop inspection personnel to periodically visit and if necessary, reside at the manufacturing location(s), as appropriate. Reasonable direct costs incurred by Buyer in performance of such corrective action plan shall be charged to Seller in accordance with the Special Conditions Clause SC-11 titled “Backcharges”.

5.3	Notwithstanding the foregoing, Seller shall be solely responsible for the quality standards activities covering its operations and that of its suppliers of any tier, and the activities performed by Buyer and/or Owner shall not result in any additional charges to Buyer and shall not affect Seller’s obligation to perform in accordance with the requirements established by this Agreement. Furthermore, if Buyer is required to re-inspect an agreed upon witness point at Seller’s manufacturing facilities (including Seller’s suppliers) due to Seller delays in conducting such inspection or testing at the mutually agreed upon time or due to Seller’s Equipment failing to conform to the applicable requirements of the Agreement with respect to the witness point in the Buyer’s scheduled inspection visit, costs incurred by Buyer for such re-inspection(s) shall be charged to Seller in accordance with the Special Conditions Clause SC-11 titled “Backcharges”.

5.4	The making or failure to make an inspection, examination or test of, or payment for, or acceptance of the Equipment shall in no way relieve the Seller from its obligation to conform to all of the requirements of this Agreement and shall in no way impair Buyer’s right to reject or revoke acceptance of nonconforming Equipment, or to avail itself of any other remedies to which Buyer may be entitled under this Agreement, notwithstanding Buyer’s knowledge of the nonconformity, its substantiality or the ease of its discovery.

5.5	If at any time prior to achievement of Substantial Completion a problem in the Equipment develops that could potentially delay Substantial Completion or give rise to a claim of non-conformance, due to any cause, whether originating from the Seller’s failure to comply with its obligations regarding Seller’s scope of Work or Equipment, or improper maintenance, misuse, or abuse by Buyer or third parties or other circumstances beyond Seller’s reasonable control, and provided that Buyer gives Seller written notice of the problem within a reasonable time after discovery of same, Seller shall promptly remedy or fix Seller’s Equipment without regard to the origin of the problem. Subsequent to the remedy or fix of the problem, an investigation will be conducted by Buyer with Seller to determine the actual origin of the problem and the Party or Parties responsible shall bear the cost of the repairs including, without limitation, the repair, replacement, removal, disassembly of any Equipment supplied by Seller (including disassembly as required to gain access to the Equipment), transportation, reinstallation, reconstruction, retesting (except for plant operators, electricity, water and fuel) and reinspection as may be necessary to correct the nonconformity or defect or demonstrate that the previously defective Equipment conforms to the requirements of the Agreement (including all labor costs associated therewith). Any repairs or work performed by Seller, which is performed for reasons other than for problems attributable to Seller, shall be considered extra Work to this Agreement and Seller shall be reimbursed and entitled to an equitable extension of time in accordance with GC-2 (Changes).

5.6	Buyer’s rights with respect to escorted access, and to inspect, observe, examine and test, shall be extended to Owner, Owner’s Engineer, the Independent Engineer, and such other entities as Owner may reasonably designate provided, however, such representatives are accompanied by Buyer.

By Seller:		By Buyer:

SC-6	WARRANTIES

6.1	Seller warrants that Work performed and Equipment furnished under this Agreement:

(a)	shall be new and of good and suitable quality and in good condition;

(b)	shall (i) conform in all respects to the requirements of this Agreement, the then current Seller supplied drawings and specifications as approved or accepted by Buyer, and (ii) conform with all Applicable Laws, all applicable codes, standards and permits in effect as of Substantial Completion Date;

(c)	shall be free from any defect in title and free from any charge, lien, security interest or other encumbrance; and

(d)	shall be free of any defects including defects in design, materials, fabrication.

6.2	The Warranty Period is defined as the period extending for twelve (12) calendar months from date of achievement of Substantial Completion, and for one year after the completion of any Work which is not complete on the date of Substantial Completion, and provided further that any re-performance, repair, or replacement Work, shall be re-warranted for twelve (12) calendar months after the completion of such Work and the Warranty Period shall be extended accordingly; provided, however, the warranty period relating to the bag-life guaranty is specified in SC-6.7 below. The Warranty Period shall not however extend beyond the earlier of twenty-four (24) calendar months from the actual date of Substantial Completion or (eighty-four (84) calendar months after the Effective Date for Purchase Order 25262-145-POA-MKAA-00001;(eighty-six (86) calendar months for 25262-245-POA-MKAA-00001; (eighty-eight (88) calendar months for 25262-335-POA-MKAA-00001; ninety (90) calendar months for 25262-345-POA-MKAA-00001; ninety-two (92) calendar months for 25262-445-POA-MKAA-00001; ninety-four (94) calendar months for 25262-545-POA-MKAA-00001; ninety-six (96) calendar months for 25262-635-POA-MKAA-00001; ninety-eight (98) calendar months for 25262-775-POA-MKAA-00001; except as provided in Clause SC-6.9. Buyer may assign Seller’s obligations under this warranty to Owner, for which assignment notice is required in accordance with Clause SC-39.

6.3	If at any time prior to the expiration of the Warranty Period, Seller, Buyer or Owner discovers any defect or nonconformity in Seller’s Equipment or Work resulting from Seller’s Equipment or services failing to conform to the standards under this Agreement, Seller shall, upon written notice from Buyer or Owner, issued within a reasonable time after discovery, promptly correct such defects, in accordance with the requirements of this Agreement, by redesigning, repairing or replacing the defective Equipment at a time acceptable to Buyer or Owner, without any additional compensation. Promptly upon receipt by Seller of a notice from Buyer specifying warranty Defect, Seller and Buyer shall mutually agree, or, if no agreement is promptly reached, Buyer will direct when Seller shall implement Seller’s remedy of such deficiencies. If Seller does not use its best efforts to proceed to commence its Warranty remedies within five (5) Days after its receipt of a warranty notice, and thereafter to continue to diligently pursue completion of the corrective action or if Seller fails to complete any such corrective action within such time as may be reasonable and appropriate given the circumstances in question (which shall be thirty (30) Days from the date of the original warranty notice or such longer period as may reasonably be necessary, provided that Seller diligently pursues corrective action), Buyer may take steps to correct the defect or nonconformity, and Seller shall be liable to Buyer for the actual, direct costs of Buyer’s remedial action. Buyer, at Buyer’s option, may charge such costs against any monies owed to Seller under this Agreement.

By Seller:		By Buyer:

Notwithstanding the foregoing, in case of an emergency endangering life or property or in a situation where the Facility has ceased operation or is materially and adversely affected in its operation (an “Emergency Situation”), Seller shall take immediate corrective action. In the event of an Emergency Situation, Buyer or Owner may perform such corrective action for Seller’s account; provided that Buyer provides reasonably prompt notice to Seller of such immediate need. Buyer, at Buyer’s option, may charge such costs against any monies owed to Seller under this Agreement.

All reasonable costs directly related to any corrective action or nonconformity incurred by Owner, Buyer or Seller, including without limitation the engineering, design, repair, replacement, removal, transportation to the Site, disassembly (including without limitation disassembly as required to gain access to the defective or nonconforming equipment), reinstallation, reconstruction, retesting (except for plant operators, electricity, water and fuel), and reinspection as may be necessary to correct the defect or nonconformity or to demonstrate that previously defective or nonconforming Work conforms to the requirements of this Agreement, and including all labor costs associated therewith, shall be borne by Seller and shall be charged to Seller as appropriate. Additionally, Seller shall be responsible for and reimburse Buyer for Buyer’s other direct costs associated with the investigation of the defect or non-conformity and the necessary corrective action, including costs of reviewing and inspecting Seller’s remedial Work.

Seller shall pay or reimburse Buyer for any customs duties or clearance fees payable on parts or components replaced under warranty. Failure of Buyer to discover defects or nonconformities shall in no way relieve Seller of its responsibility during the term of this Agreement and for the Warranty Period described herein to promptly make such modifications as are required to minimize delay and/or damage to the Equipment and other Work.

6.4	Seller’s warranty obligations shall in no event extend to damage to the Equipment to the extent such damage is caused by:

(a)	normal wear and tear; or

(b)	a material failure by Buyer or Owner to install, operate and maintain such Equipment in accordance with Industry Standards or in accordance with the recommendations set forth in the manuals provided by Seller to Buyer; or

(c)	operation of such Equipment by Buyer or Owner materially in excess of operating specifications for such Equipment as set forth in the manuals provided by Seller to Buyer.

6.5	Notwithstanding the foregoing, Seller agrees to use its best efforts, at Buyer’s expense (provided Seller will make reasonable efforts to minimize these expenses), consistent with the requirements of Clause SC-6.2, to replace or to repair any defect or non-conformity resulting from Buyer’s failure to install, operate or maintain the Equipment in accordance with Seller’s operating and maintenance manuals furnished by Seller to Buyer in accordance with this Agreement.

6.6	Should any defect in any Equipment, items or parts occur more than twice during the Warranty Period with respect to the same or similar items or parts, Seller shall prepare a root cause analysis, reasonably acceptable to Buyer, that defines the changes, repairs or replacements to the Equipment, item or part necessary to avoid further failures of such Equipment, item or part, and shall perform and complete all changes, repairs or replacements indicated in such root cause analysis, regardless of whether the Warranty Period , shall have expired. In each case, Seller shall repeat such process on an iterative basis until the defect is corrected.

6.7	BAG LIFE WARRANTY – Provided that the conditions listed below are met, the service life of the filter bags are guaranteed for three (3) years, up to one replacement set, commencing from the

By Seller:		By Buyer:

date when gas first enters the baghouse. Seller will provide replacement bags for bags which fail in excess of the attrition allowance and deliver such bags DDP Site. Normal bag attrition is 3% per year.

Conditions of Bag Life Warranty:

a.	The filter bags are installed in accordance with Seller’s installation instructions.

b.	Buyer shall advise Seller promptly upon discovery of any bag failure, and follow-up with written notification within five (5) Days. Upon receiving such notice Seller will review the operating records, diagnose the nature of the failure, and replace those bags that have failed under the provisions of this warranty.

c.	Any failures or wear caused for reasons beyond the control of Seller (i.e., fabric bags exposed to excessive flow rates, excessive gas temperatures, excessive particulate loads, inadequate maintenance, sustained operation at or below dewpoint temperatures and/or blinding due to incomplete combustion – all conditions are relative to those specified in the Material Requisition, Appendix A,) will not be considered as applying under this guarantee.

d.	Recording devices for inlet, outlet temperature and pressure drop shall be maintained by the Owner along with logs of all maintenance operations, bag failures, temperature excursions, excessive pressure drops, boiler malfunctions. Any unusual changes in baghouse operation and the potential cause will be reported within a reasonable time to designated Seller personnel. Seller reserves the right to make on-Site inspections of the baghouse.

e.	With concurrence of Buyer, Seller shall be entitled to substitute filter bags of a different description than those indicated herein as experience and/or development deems it proper. Substituted filter bags will be of equal or better quality than those originally provided.

6.8	SELLER AND BUYER AGREE THAT, IN CONSIDERATION OF THE EXPRESS WARRANTIES AND REMEDIES RELATING TO SUCH WARRANTY OBLIGATIONS PROVIDED WITH RESPECT TO THE EQUIPMENT AS SET OUT IN THIS CLAUSE SC-6, SUCH WARRANTIES AND REMEDIES ARE EXCLUSIVE AND ALL OTHER WARRANTIES AND REMEDIES (TO THE EXTENT SUCH REMEDIES RELATE SOLELY TO WARRANTY OBLIGATIONS) RELATED TO THE EQUIPMENT, WHETHER STATUTORY, ORAL, WRITTEN, EXPRESS OR IMPLIED OR ARISING UNDER LAW OR EQUITY OR CUSTOM OF THE TRADE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.

6.9	Pursuant to the provisions of Clause SC-40, if Equipment is shipped to storage by Seller, such Equipment shall be stored in accordance with Seller’s recommendations; and the Warranty Period shall be extended for the period such Equipment is in storage.

6.10	If Seller’s failure to perform its warranty obligations under this SC-6 constitutes a default under Clause GC-9, to the extent such failure is not remedied in accordance with the terms of Clause GC-9, the remedies provided in Clause GC-9 would also be available to Buyer.

SC-7	PROGRESS

7.1	Seller shall give Buyer full information in advance as to its plans for performing each part of its Work as required in SC-8, (Progress Reports). If at any time Seller’s actual progress is inadequate to meet the requirements of this Agreement, and if such situation is not due to a circumstance for which Seller is entitled to an extension of time according to the provisions of General Conditions GC-2 (Changes), GC-3 (Delivery), GC-7 (Suspension), SC-36 (Force

By Seller:		By Buyer:

Majeure) and SC-40 (Deferred Delivery), Buyer may so notify Seller, which shall thereupon take such steps as may be necessary to improve its progress. If, within a reasonable period of time as determined by Buyer, Seller does not improve performance to meet the currently approved Purchase Order schedule, Buyer may require, subject to the limitations of applicable labor laws, an increase in Seller’s labor force, the number of shifts, overtime operations, and additional Days of Work per week, all without additional cost to Buyer. Neither such notice by Buyer nor Buyer’s failure to issue such notice shall relieve Seller of its obligations to achieve the quality of Work and meet other obligations set forth under this Agreement.

SC-8	PROGRESS REPORTS

8.1	On a monthly basis, by the 25th of each month, or as otherwise agreed to by Buyer and Seller, Seller shall prepare and submit a written progress report in a form acceptable to Buyer, which report shall include information on Seller’s activities with respect to: (i) a description of Seller’s activities including engineering submittals, material purchases, manufacturing and testing progress to meet the Guaranteed Milestone Dates as set forth in this Agreement, (ii) an identification and evaluation of problems including but not limited to an explanation and evaluation, in reasonably sufficient detail, of any factors which have had or are anticipated to have a material effect on meeting the Guaranteed Milestone Dates as set forth in this Agreement , (iii) fabrication, assembly, testing, Buyer-witnessed inspection, and Delivery schedule including monthly updates (iv) a description of the progress payments which have been received from Buyer as compared with the achievement of progress payment milestones set forth in Clause SC-18, (v) quality assurance reports pertaining to Equipment and (vi) all other information reasonably requested by Buyer.

8.2	Seller shall promptly give notice to Buyer of any change to its manufacturing, testing, or Delivery schedules to the extent such change may impact Buyer’s activities.

8.3	On the date hereof and within sixty (60) days after the end of each calendar quarter and until expiration of the Warranty Period, Seller shall deliver to Buyer a copy of its unaudited quarterly financial statement which shall include its comparative balance sheet and income statement for such quarter. In addition, within ninety (90) days after the end of each fiscal year of Seller, Seller shall deliver to Buyer a copy of its unaudited annual financial statement which shall include its comparative balance sheet and income statement, for such year. Each such annual and quarterly financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied. Upon Buyer’s or Owner’s request, Seller will make a representative available to discuss any such quarterly and annual financial statement and Seller’s financial status with Buyer and/or Owner. In the event such financial statements are not delivered within the time periods specified above, the respective chief financial officers or treasurers, as the case may be, of each Party shall meet within five (5) Days notice of Buyer to discuss Seller’s financial condition and Seller shall provide such financial statements as soon as possible thereafter. Buyer and Owner would agree in writing to maintain the confidentiality of all such financial reporting supplied or disclosed by Seller.

SC-9	DOCUMENT TURNAROUND

9.1	Seller shall meet the respective Guaranteed Document Milestone Dates defined in Section 2, Material Requisition, Appendix B.

By Seller:		By Buyer:

9.2	Documents, which are identified in Section 2, Material Requisition, Appendix B, as subject to Buyer’s review, shall be returned to Seller by Buyer stating the review status and details of any necessary amendments. Such documents shall be returned to Seller within twenty-one (21) Days of Buyer’s receipt. All documents not accepted (returned Status 2 or 3 as defined in Section 2, Material Requisition, Appendix B) must be corrected by Seller and resubmitted within fourteen (14) Days. The Guaranteed Milestone Date for engineering submittals shall be extended to reflect any delay in final submittal due to changes ordered by Buyer in accordance with Clause GC-2 provided such changes were not ordered due to Seller’s failure to comply with its obligations under this Agreement.

SC-10	BUYER’S USE OF SELLER’S SUPPLIED DESIGN DATA

10.1	Excluding changes solely requested in writing by Buyer for Buyer’s convenience, Seller’s changes of critical engineering submittals such as loads, locations, interfaces, ratings, or spare part recommendation lists that cause redesign, rework and/or changes to Buyer-supplied materials shall be backchargeable to the Seller. The backcharges shall be administered in accordance with Special Conditions Clause SC-11, entitled “Backcharges”.

SC-11	BACKCHARGES

11.1	In the event the Seller’s Work or Equipment is found to be defective as to workmanship or materials or not to be in conformance with this Agreement or any rework of the Equipment is required by Buyer as a result of deficient technical advisory services rendered by Seller, it is the responsibility of Seller to promptly correct any deficiency when so directed. Buyer will take reasonable measures to discover such noncompliance as quickly as practical; however, failure to do so shall in no way relieve Seller of its responsibility during the term of this Agreement and during the Warranty Period to promptly make such modifications as are required.

11.2	If upon being notified in writing by Buyer of Seller’s deficient Work or Equipment, and having been directed to commence or correct the deficient Work or Equipment by specific dates or other time periods agreed to by Buyer depending on the effect of such deficiency, Seller states its inability or unwillingness to comply or Seller fails to commence or correct the deficient Work or Equipment by such specific dates, then Buyer shall proceed to accomplish the corrective work by the most expeditious means available to it and shall be entitled to backcharge Seller for the cost of the required work. The cost categories for which Seller is liable hereunder are the same as those prescribed in Special Conditions Clause SC-6 entitled “Warranties”.

11.3	The cost of such backcharge work provided for herein or elsewhere in this Agreement shall be computed as follows:

A.	Engineering and other Home office nonmanual labor and field nonmanual labor shall be charged at $100/hr valid until the end of 2007 and thereafter escalated at 5% per year.

B.	Manual labor shall be charged at $50/hr valid until the end of 2007 and thereafter escalated at 5% per year.

C.	Material and subcontracts shall be charged at net delivered cost.

D.	Equipment and Tool Rentals shall be charged at prevailing rates in the area.

E.	Forty percent (40%) shall be added to items A, B, C, and D for Buyer’s indirect costs, overhead and administration.

11.4	Provided time permits, before proceeding on such backcharge work and, if available, Buyer shall furnish the Seller with a written estimate of the cost of performing the work, and solicit Seller’s

By Seller:		By Buyer:

signed authorization to proceed. Regardless of Seller’s willingness to provide such written authorization, the Buyer, when forced to proceed with the work, upon completion of the work will invoice the Seller for actual costs incurred, computed as shown above, or withhold such sum from funds still due the Seller under this Agreement.

11.5	In the event the Buyer or Owner have to expend additional time performing expediting, inspection or engineering activities because Seller states (or by its actions indicates) its inability or unwillingness to complete the Work in accordance with the terms of this Agreement, Buyer or Owner shall proceed to perform additional expediting, inspection or engineering to facilitate completion. This action will be taken using Buyer’s or Owner’s personnel or agents and Buyer will back charge Seller for the cost of the work at a rate of US 150 Dollars ($150) per hour (valid until the end of 2007 and thereafter escalated at 5% per year) plus actual and reasonable expenses.

SC-12	AUTHORIZED REPRESENTATIVES

12.1	Before starting Work, Seller shall designate in writing an authorized representative, project manager and project engineer acceptable to Buyer and Owner to represent and act for Seller and shall specify any and all limitations of such representative’s authority. During periods when Work is suspended, arrangements shall be made for an authorized representative acceptable to Buyer for any emergency Work that may be required. All written communications given to the authorized representative by Buyer shall be binding on Seller in accordance with this Agreement. Buyer shall designate in writing one or more representatives to represent and act for Buyer and to receive communications from Seller. Notification of changes of authorized representatives for either Seller or Buyer shall be provided in advance, in writing, to the other Party.

SC-13	ASSIGNMENT

13.1	Neither this Agreement nor any rights, duties or obligations hereunder may be assigned in whole or in part by any Party without the express written consent of the other Party and any such assignment without such written consent shall be null and void.

13.2	Notwithstanding Clause SC 13.1, upon written notice to Buyer, Seller may, without such express written consent, assign compensation due or to become due under this Agreement, provided that any assignment of compensation shall be subject to proper set-offs under this Agreement in favor of Buyer, any deductions provided for in this Agreement, and any assurances requested by Buyer.

13.3	Notwithstanding Clause SC 13.1, upon written notice to Seller, Buyer may, without such express written consent, (i) assign all or any part of this Agreement to a subsidiary or Affiliate of Buyer; (ii) following the execution of the Prime Contract, assign all or any part of this Agreement to (a) Bechtel Power Corporation or (b) any other nationally recognized engineering, procurement and construction contractor, in the case of (b) either (x) with demonstrable financial assurances acceptable to Seller regarding payment obligations under this Agreement, which acceptance shall not be unreasonably withheld or (y) an unsecured debt rating by Standard and Poor of at least BBB-; or (iii) collaterally assign this Agreement to any Financing Party.

13.4	Upon the assignment of a Party’s obligations hereunder to any permitted assignee, and such permitted assignee’s assumption in writing of such obligations, such Party shall be deemed released from and shall have no further rights, obligations, responsibilities or liabilities under this Agreement; provided, however, for the avoidance of doubt, that Seller’s right to assign contained in Clause 13.2 shall in no event release Seller from any obligation under this Agreement.

13.5	All of the rights, benefits, duties, liabilities and obligations of the Parties hereto shall inure to the benefit of and be binding upon their respective permitted successors and permitted assigns.

By Seller:		By Buyer:

13.6	On request by Buyer, Seller shall execute a form of assignment agreement in substantially the form set forth in Appendix 11 in the event that Buyer gives notice that it wishes to assign this Agreement pursuant to SC-13.3(ii).

SC-14	ON-SITE SERVICES OF SELLER’S REPRESENTATIVES

14.1	For the services provided by Seller’s Representative at the Site, the following conditions shall apply:

A.	Scope of Services

Seller’s representative(s) shall provide technical assistance, expert guidance and advice to Buyer during installation, start-up, commissioning and testing of Seller’s Equipment, so as to ensure the Equipment becomes fully operational in accordance with the requirements of this Agreement. Seller’s representative(s) will immediately notify Buyer’s representative if Seller’s representative(s) becomes aware, that Buyer’s installation, start-up, commissioning and testing activities of Seller’s Equipment are not in accordance with Seller’s recommendations and the requirements of this Agreement. Technical assistance will also include “hands on” assistance, testing, adjustment, programming and other similar services.

B.	Description of Services and Compensation

Seller’s representative(s) shall:

B.1	Attend meetings held at the Site, when requested by Buyer;

B.2	Confer with construction and start-up personnel regarding Buyer’s plans, schedules, technical advice, expert guidance, and counsel, and provide for Buyer’s consideration Seller’s recommendations for work process improvements;

B.3	Provide an interpretation of Seller and/or sub-supplier-supplied documents as necessary;

B.4	Assist in the process of receiving, handling and storage of Seller supplied Equipment;

B.5	Coordinate with Seller’s design and manufacturing organizations, and that of its sub-suppliers, to resolve any issues involving unclear documents, missing information, missing and/or damaged components;

B.6	Inspect Equipment as it is being installed, checking on clearances, alignments, and cleanliness, and advise Buyer of any observed errors and/or omissions;

B.7	Coordinate the resolution of any defective, non-compliant Equipment, and perform in-process inspection of the corrective action; (for the purposes of clarity, if Seller’s representative(s) engages in a substantial period of technical assistance to resolve any defective or non-compliant Equipment, Seller shall not invoice Buyer for such services of technical assistance)

B.8	Observe the work performed by installation and/or start-up personnel while Seller’s representative is working on the Equipment and advise Buyer of any practice or activity which needs to be modified to ensure that Seller’s recommended installation procedures are followed;

B.9	As required by Seller, arrange and schedule sub-supplier personnel to perform advisory services for systems within its scope of supply;

B.10	Inspect Equipment during Equipment start-up, verifying pre-operational checkout activities have been completed and report to Buyer of any observed errors and/or omissions; and

B.11	If witnessed, advise Buyer of any potentially unsafe working condition as it relates to the Equipment;

By Seller:		By Buyer:

C.	Responsibility

The Seller’s representative(s) shall be fully experienced and properly qualified to advise and give technical assistance for the services provided in this Agreement and shall act for and on behalf of the Seller. Seller certifies that it is properly licensed, equipped, organized and financed to provide such advice and assistance. Seller shall act independently and not as an agent of the Buyer or Owner in performing this Work and maintaining complete control and responsibility over its employees.

D.	Insurance

Without in any way limiting Seller’s liability under this Agreement, Seller including Seller’s Subcontractors shall, during the performance of Work by their personnel at the Site, maintain the following insurance in types and amounts shown below with insurers reasonably satisfactory to Buyer. Insurance coverage including the limits to be finalized will be based on specific Project requirements; provided that additional coverage and/or higher limits shall be the subject of a change under GC-2 - Changes.

D.1	Workers’ Compensation	Statutory requirements at the location of work and in accordance with the statutory requirements applicable to Seller’s Equipment and services under this Agreement.

(Seller shall not utilize occupational accident or health insurance policies, or the equivalent, in lieu of mandatory Workers’ Compensation Insurance or otherwise attempt to opt out of the statutory Workers’ Compensation System).

D.2	Employer’s Liability

    $1,000,000 each accident bodily injury by accident

    $1,000,000 each employee bodily injury by disease

    $1,000,000 annual policy limit bodily injury by disease

Any worker’s compensation and employer’s liability policy shall name BUYER, OWNER, and Affiliates or associated companies as an “alternate employer” and include a waiver of subrogation for work performed in the State of Texas.

D.3	Commercial General Liability

Including coverage for premises operations, coverage equivalent to broad form property damage, contractual liability, and products and completed operations coverage up to 2 years after Final Completion.

    $1,000,000 each occurrence bodily injury and property damage:

    $2,000,000 annual general aggregate

    $2.000,000 products and completed operations annual aggregate

D.4	Automobile Liability

    $1,000,000 each accident combined single limit

    Bodily Injury and Property Damage

D.5	Excess or Umbrella Liability: Seller shall purchase and maintain excess or umbrella liability protection over and above the employer’s liability, commercial general liability, and automobile liability insurance coverage with a limit of $9,000,000 (nine million dollars) per occurrence and annual aggregate.

By Seller:		By Buyer:

The commercial general liability, excess or umbrella liability insurance and automobile liability policies shall name Owner, Buyer and Financing Parties as additional insured to the extent of Seller’s indemnity obligations under this Agreement and such policies shall be primary as respects the coverages afforded the additional insured and include a waiver of subrogation in favor of the additional insureds. Any property insurance maintained by Seller shall have an insurer’s waiver of subrogation in favor of Owner and Buyer.

Prior to performance of any service at the Site, Seller shall furnish Buyer with an original certificate of insurance and one (1) copy of the certificates of insurance as evidence of the above required insurance for such Project and such certificates shall provide for thirty (30) Days written notice to Buyer prior to cancellation or non-renewal.

The certificates must identify and show the Purchase Order Number and Project Name.

E.	Visas, Clearances, Site Rules, Facilities:

1.	Visas, work permits, medical clearances and evacuation shall be the responsibility of Seller, at no cost to Buyer.

2.	Buyer will provide at no cost to Seller, an office including furniture located at the Site, electricity, toilet trailers, telephone and fax line up to Seller’s Site office, potable water, heating/ventilation,/ air conditioning and cleaning for Seller’s Site offices. Seller shall be responsible for all other office expenses including telephone service, supplies, etc.

3.	Seller’s representative shall abide by the Site safety and security procedures and perform its services per the Site’s work day/work week schedule. Seller’s representative shall be familiar with and observe local customs and laws so as to not endanger Buyer’s ability to perform its work.

4.	Seller shall obtain the authorization of Buyer’s construction manager before leaving the Site.

SC-15	HAZARDOUS MATERIAL DISCLOSURE REQUIREMENTS

15.1	In the performance of this Agreement, Seller shall comply with all Applicable Laws, including, but not limited to, those relating to environmental law, Hazardous Material, and occupational health and safety; provided, however, that Seller shall not be responsible for obtaining any environmental and construction permits required under the Applicable Laws at the Site. If this Agreement calls for the transfer to Buyer and/or Owner by Seller of any chemical substance or mixture, or any material which may generate or release a chemical substance or any hazardous agents, Seller shall provide before or with said transfer a Material Safety Data Sheet (Federal OSHA Hazard Communication Standard, 29 CFR 1910.1200) (or equivalent form for non-U.S. Sellers) and label which are current, accurate and complete, which include but are not limited to a statement of product hazards and precautions for safe use. Copies of the Material Safety Data Sheet (or equivalent form) shall include the Agreement number, shipping location, and shall be sent to the shipping location identified in this Agreement.

15.2	If, during the course of the performance of the Seller’s Work, Seller or any Subcontractor discovers in any part of the Site any Hazardous Materials not arising as a result of the performance of the Seller’s Work, Seller shall promptly advise Buyer.

15.3	In SC-15.1, the word “OSHA” applies only to that Equipment manufactured in the United States.

15.4	Seller and its Subcontractors shall label Hazardous Material and train their employees in the safe usage and handling of such substances and materials, including any training that is required by Applicable Law.

By Seller:		By Buyer:

SC-16	SALES AND USE TAX REQUIREMENTS

16.1	This Agreement shall be viewed as a “Separated Contract” within the meaning of Texas Comptroller’s Sales Tax Rule 34 Tex. Admin. Code § 3.291(a). Seller prices shall not include any Texas sales, excise, use, value add or similar transfer taxes with respect to the sale of the Equipment and related services to be sold to the Buyer at the Site, levied by governmental authorities in the United States and Buyer shall be responsible for such taxes (Buyer’s taxes). Seller shall invoice the Buyer in accordance with the provisions of SC 17.7 below. In addition to the invoices for the Agreement Price, Seller shall invoice such “Buyer’s taxes” to Buyer as required by state law. Buyer shall remit such sales tax or produce an appropriate valid exemption certificate. Buyer will provide, or will cause to be provided to, the Seller any exemption certificates and other relevant documents in sufficient time to claim any tax exemptions associated with this Agreement, but in all events will be supplied prior to shipment of Equipment. Additional taxes along with associated interest and penalties assessed to Seller by Governmental Authorities for denied exemption shall be the Buyer’s responsibility. The Parties agree to mutually work together in good faith to implement a tax strategy to minimize the taxes payable by both Parties in connection with the performance of this Agreement.

16.2	Seller is responsible for and the prices specified herein include: taxes arising out of its performance of the Work including import duties, customs duties and harbor and other taxes for imported items as specified by Incoterms 2000 (in an amount based upon Delivery in the United States); taxes based on Seller’s presence in any taxing jurisdiction; and franchise, income and corporate taxes.

16.3	SELLER SHALL PAY ALL OTHER TAXES, LEVIES, DUTIES AND ASSESSMENTS OF EVERY NATURE, OTHER THAN THOSE EXCLUDED HEREIN, DUE IN CONNECTION WITH WORK UNDER THIS AGREEMENT; SHALL MAKE ANY AND ALL PAYROLL DEDUCTIONS REQUIRED BY APPLICABLE LAW; AND HEREBY INDEMNIFIES AND HOLDS HARMLESS THE INDEMNIFIED PARTIES FROM ANY LIABILITY ON ACCOUNT OF ANY AND ALL SUCH TAXES, LEVIES, DUTIES, ASSESSMENTS, AND DEDUCTIONS.

SC-17	PRICE AND PAYMENT

17.1	Provided that no payment will be due earlier than as provided in SC-18, Seller shall be paid, except as otherwise stated in this Agreement, thirty five (35) Days after submittal of proper invoices, the prices stipulated herein for Equipment, technical advisory services and training, however, payments in dispute may be withheld or portions thereof may be deducted if, in Buyer’s reasonable opinion, Seller has not achieved the agreed to milestone in accordance with SC-18 of this Agreement.

17.2	Payment terms shall be in accordance with this SC-17 and SC-18 provided proper invoices are received in a timely manner, and subject to any limitations as provided elsewhere in this Agreement. Any cash discount period offered by Seller shall be computed from the date the proper invoice is received, by Buyer along with required certification documents. The foregoing payment and cash discount periods shall be extended by the period of any delay caused by an error in the invoice requiring correction.

17.3	Seller shall promptly pay each Subcontractor with which Seller has a direct contract the amount to which such Subcontractor is entitled. Seller shall, by an appropriate agreement with each such Subcontractor, require such Subcontractor to make payments to its Subcontractors in a similar manner. Buyer reserves the right to make payments due hereunder directly to Subcontractors of Seller whenever Buyer has reasonable evidence that Seller has not paid or is likely not to pay any amounts due them on a timely basis other than in connection with a good faith dispute with such suppliers. The amount of any such payments made by Buyer directly to Subcontractors shall be credited against any payments otherwise due from Buyer to Seller.

By Seller:		By Buyer:

17.4	Buyer may elect to pay Seller through Buyer’s electronic disbursement system (EDS). Seller shall advise Buyer in writing within ten (10) Days prior to due date of first invoice of the bank and account number to which EDS payments may be made to Seller.

17.5	As a condition to the validity of each interim invoice and as a condition of payment to Seller, Seller shall provide to Buyer with each invoice a partial lien waiver and release from itself in the form as provided in Section 5, Appendix 1 and partial lien waiver and releases from Major Subcontractors, in the form as provided in Section 5, Appendix 1. If any such Major Subcontractor has completed all work that such Major Subcontractor is to perform, Seller shall instead submit with the invoice a final lien waiver and release in the form as provided in Section 5, Appendix 2 from such Major Subcontractor, and require that such Major Subcontractor submit within two (2) Business Days of receipt of payment a final lien waiver and release in the form as provided in Section 5, Appendix 3. As a condition to the validity of Seller’s final invoice and as a condition of the final payment to Seller, Seller shall provide with such invoice a final lien waiver and release from itself in the form as provided in Section 5, Appendix 2, and within two (2) Business Days of receipt of payment, Seller shall deliver to Buyer a final lien waiver and release from itself in the form as provided in Section 5, Appendix 3.

17.6	Acceptance by Seller of the final payment shall constitute a release by Seller of Buyer, Owner, their respective Affiliates, the Financing Parties, if any, and every officer, director, member, partner, employee and agent thereof from all liens (whether statutory or otherwise and including mechanics’ or suppliers’ liens), claims and liability hereunder with respect to any Work performed or furnished in connection with this Agreement, or for any act or omission of Buyer or of any Person relating to or affecting this Agreement, except claims for which Seller has delivered a notice of dispute to Buyer. For the avoidance of doubt, bank acceptance and deposit of a wire transfer or of a lockbox payment does not constitute Seller acceptance for the purposes of this Article.

17.7	In accordance with Clause SC-16.1 above, Seller shall breakdown the Agreement Price into the following categories and shall issue the Buyer separate invoice for each:

(i)	“incorporated materials qualifying for exemption as manufacturing equipment”, which is for the cost of Equipment (equal to the actual raw material or equipment cost incurred by Seller without the addition of any on site labor, fees, profit or other costs) that is incorporated into the Project and qualifies for exemption as “manufacturing equipment” pursuant to Texas Tax Code § 151.318 or Texas Comptroller’s Sales Tax Rule 34 Tex. Admin. Code § 3.300;

(ii)	“incorporated materials not qualifying for exemption as manufacturing equipment”, which is for the cost of Equipment (equal to the actual raw material or equipment cost incurred by Seller without the addition of any on site labor, fees, profit or other costs) that is incorporated into the Project and does not qualify for exemption as “manufacturing equipment” pursuant to Texas Tax Code § 151.318 or Texas Comptroller’s Sales Tax Rule 34 Tex. Admin. Code § 3.300;

(iii)	“equipment and materials transferred to Owner as tangible personal property”, which is for the cost of Equipment such as chemicals and lubricants and operating supplies and spare parts that Seller transfers to Buyer as tangible personal property;

(iv)	“taxable services resold to Owner”; and

(v)	labor and other costs, which is a single combined amount for labor; Equipment that is not included in the above-described categories; rentals; consumable supplies; taxable services not resold to Owner; and all other costs.

By Seller:		By Buyer:

17.8	Payment delays by Buyer:

(i)	In the event that Buyer fails to make payment of an amount properly invoiced by Seller and due to Seller under this Agreement in a case where Buyer has not disputed the payment of such amount, and such failure to pay continues beyond the due date for payment, the Seller shall be entitled to payment of interest on such unpaid amount for the period of delay beyond the due date. The rate of interest shall be calculated at two percent (2%) over the per annum rate of interest equal to the prime lending rate as may from time to time be published in the Wall Street Journal (Eastern edition) under “Money Rates”; provided the interest rate shall never exceed the maximum lawful rate permitted by Applicable Laws.

(ii)	In the event that Buyer fails to make payment of an amount properly invoiced by Seller and due to Seller under this Agreement, and such failure to pay continues beyond forty five (45) days after the due date for payment, the Seller shall, on forty five (45) days notice to Buyer given any time after the foregoing forty five (45) day period, be entitled to suspend performance with respect to the Equipment and services for which such payment was due and claim an equitable extension of time (depending upon Seller’s then current production constraints) and reimbursement of the reasonable costs incurred by such suspension, save where failure to make such payment arises on the grounds of a good faith dispute in which event such right to suspend shall arise only after (i) such dispute has been resolved in Seller’s favor by negotiation or dispute resolution as provided in Clause SC-35 (Dispute Resolution), (ii) such disputed amount has subsequently been invoiced pursuant to Clause SC-18.1 (Payment Schedule) and (iii) Buyer has thereafter failed to make payment of such disputed amount as provided in this Clause 17.8 (ii). (Price and Payment)

(iii)	If the Buyer has failed to make payment within ninety (90) Days from the Payment Due Date of invoice of any undisputed payment due, and properly invoiced, under the Agreement, the Seller shall on sixty (60) Days notice given any time after the foregoing ninety (90) Days period to Buyer and the Financing Parties be entitled to terminate performance with respect to the Equipment and services for which such payment was due save where failure to make such payment arises on the grounds of a good faith dispute in which event such right to terminate shall arise only after (i) such dispute has been resolved in Seller’s favor by negotiation or dispute resolution as provided in Clause SC-35 (Dispute Resolution), (ii) such disputed amount has subsequently been invoiced pursuant to Clause SC-18.1 (Payment Schedule) and (iii) Buyer has thereafter failed to make payment of such disputed amount as provided in this Clause 17.8(iii) (Price and Payment). In connection with any such termination, Buyer shall make the termination payment as set forth in Section 5, Clause SC-19 (Termination Payment Schedule) of this Agreement.

(iv)	For the avoidance of doubt the above remedies available to Seller shall not apply in circumstances where the Buyer has exercised a right granted under this Agreement to withhold payment of sum(s) otherwise due to Seller under this Agreement.

17.9	Buyer shall be entitled to set off any and all sums due to Buyer under this Agreement from any and all sums payable to Seller under this Agreement. In addition, Buyer shall be entitled to set off any and all sums due to Buyer under this Agreement from any and all sums payable to Seller under any other SP Purchase Order.

SC-18	PAYMENT SCHEDULE

18.1	Invoices for furnishing and Delivery of Equipment, Section 1, Item No. 1.1

Each invoice shall be in the percentage amount set forth in Section 5, Appendix 6 and submitted upon achievement of respective milestone but not earlier than the time period set forth in Section 5, Appendix 6

By Seller:		By Buyer:

18.2	Invoices for Technical Representatives – Section 1, Item Nos. 1.2 to 1.3

Invoices for 5% of amount of Technical Representatives covered under Section 1, Items 1.2 and 1.3 shall be submitted two (2) months prior to Site mobilization for Item 1.2 and two (2) months prior to start of commissioning activities for Item 1.3. Other invoices shall be submitted on a monthly basis for services rendered and the 5% down payment shall be deducted from the last payments.

18.3	Not used.

18.4	Invoice for Training Services – Section 1, Item No. 1.4

Invoice for 100% of amount for the Training Services covered under Section 1, Item No. 1.5 shall be submitted upon completion of Training Services.

18.5	Buyer shall not make any retention on progress payments provided that Seller shall provide, within thirty (30) days from the Effective Date, a Performance Letter of Credit to Buyer to secure its obligations under this Agreement and all other SP Purchase Orders. The Performance Letter of Credit shall be in the form of irrevocable standby Letter of Credit, per Section 5, Appendix 9, in favor of Buyer and from a bank acceptable to Buyer. The value of the Performance Letter of Credit will be five percent (5%) of the sum of the Agreement Price of all eight (8) SP Purchase Orders valid from the date of issuance of Performance Letter of Credit until the date that is twenty four months from the date of issuance of Performance Letter of Credit. The Performance Letter of Credit will be automatically increased to ten percent (10%) of the Agreement Price of all eight (8) SP Purchase Orders valid from twenty four (24) months from the date of issuance of Performance Letter of Credit until the date that is forty eight (48) months from the date of issuance of Performance Letter of Credit. Thereafter, the Performance Letter of Credit will be reduced to five (5%) of the sum of the Agreement Price of all eight (8) SP Purchase Orders valid for an additional period of twelve (12) months after which the Performance Letter of Credit will expire. In the event that Seller has failed to perform some or all of its obligations under one or more of the SP Purchase Orders, Buyer shall have the right to make a draw against the Performance Letter of Credit. Buyer shall give five (5) Days advance notice to Seller prior to any draw against the Performance Letter of Credit. Buyer has a right to request that Seller extend the duration of the period of time that the Performance Letter of Credit remains at ten percent (10% ) of the Agreement Price of all eight (8) of the SP Purchase Orders or the period of time that the Performance Letter of Credit remains at five (5%) of the Agreement Price of all eight (8) of the SP Purchase Orders, and Seller shall extend such periods (subject only to payment of the Optional Price included in Section 1, Appendix 1).

SC-19	TERMINATION PAYMENT SCHEDULE

19.1	Should termination for convenience as per Section 4, Clause GC-8 occur or for Buyer’s default pursuant to Clause SC-31, Seller agrees that substantiation for settlement claims submitted in accordance with General Conditions clause GC-8 entitled “TERMINATION FOR CONVENIENCE”, shall be complete and in sufficient detail to allow Buyer’s evaluation and shall not be greater than the amount shown in the month said termination occurs in accordance with Section 5, Appendix 7. All invoices for termination shall be paid within thirty (30) Days after mutual agreement of the termination amounts. Previously made payments shall be deducted from such amounts. Termination charges shall be pro rated on daily basis for mid period termination.

By Seller:		By Buyer:

SC-20	RELEASE AGAINST LIENS AND CLAIMS

20.1	Seller shall not directly or indirectly create, incur, assume or suffer to be created by it or any Subcontractor, employee, laborer, materialman or other supplier of goods or services to Seller any right of retention, mortgage, pledge, assessment, security interest, lease, advance claim, levy, claim, lien, charge or encumbrance on the Work, the Equipment, the Site, the Project or any part thereof or interest therein (each a “Seller Lien”). Seller shall keep the Site, the Work, the Equipment, and all Subcontractor equipment and materials free of Seller Liens. Seller shall promptly pay or discharge, and discharge of record, any such Seller Lien or other charges which, if unpaid, might be or become a Seller Lien. Seller shall immediately notify Buyer of the assertion of any Seller Lien.

20.2	If any Indemnified Party becomes aware of any Seller Lien, such Indemnified Party may so notify Seller in writing with a copy to Buyer, and Seller shall then: (a) satisfy and obtain the release of such Seller Lien; or (b) provide to Buyer a bond in the amount of such lien. If Seller does not promptly, and in any event within seven (7) days after such notice, satisfy such Seller Lien or provide such a bond, then Buyer shall have the right, at its option, after written notification to Seller, and subject to Applicable Law, to cause the release of, pay, or settle such Seller Lien, and Buyer at its sole option may: (x) draw on the Retention Bank Guarantee in an amount equal to all costs and expenses incurred by Buyer in causing the release of, paying, or settling such Seller Lien, including administrative costs, attorneys’ fees, and other expenses, or (y) withhold from any payment otherwise due to Seller hereunder an amount equal to all costs and expenses incurred by Buyer in causing the release of, paying, or settling such Seller Lien, including administrative costs, attorneys’ fees, and other expenses.

SC-21	INDEMNITY

21.1	SELLER AGREES TO DEFEND, INDEMNIFY, AND HOLD BUYER AND INDEMNIFIED PARTIES, HARMLESS FROM AND AGAINST ANY DAMAGES WHICH ARISE OR ARE ALLEGED TO ARISE OUT OF PERSONAL INJURY OR DEATH OR LOSS OF OR DAMAGE TO THE TANGIBLE PROPERTY OF A THIRD PARTY AND WHICH ARISE BEFORE EXPIRATION OF SIXTY (60) MONTHS FOLLOWING FINAL COMPLETION TO THE EXTENT SUCH DAMAGES RESULT FROM THE NEGLIGENCE OR OTHERWISE TORTIOUS ACT OR OMISSION (INCLUDING STRICT LIABILITY) OF SELLER OR ITS SUB-SUPPLIERS OR SUBCONTRACTORS IN CONNECTION WITH THIS AGREEMENT OR ANY PERSON EMPLOYED BY ANY OF THEM. FOR THE PURPOSES OF THIS CLAUSE SC-21.1, THIRD PARTY LIABILITY SHALL NOT INCLUDE DAMAGE TO TANGIBLE PROPERTY FORMING PART OF THE FACILITY.

21.2	The Indemnified Parties shall, as a condition precedent to Seller’s obligations under this Clause SC-21, promptly notify Seller of any claim or suit and provide Seller a reasonable opportunity to control the defense and settlement of any claim or suit tendered to Seller under this clause (an “Indemnified Claim”). If Seller assumes the defense of Indemnified Parties in accordance with the provisions of this Clause SC-21, Seller shall keep Indemnified Parties consulted and reasonably informed of the claims, litigation and negotiations of the Indemnified Claim, and shall pay all legal expenses and reasonable direct costs incurred by Indemnified Parties in connection with the Indemnified Claim. The Indemnified Parties shall be entitled to participate in the defense of any Indemnified Claim at their own expense, and shall provide Seller with all assistance reasonably requested by Seller at Seller’s expense. Seller agrees that it shall not settle any Indemnified Claim without the prior consent of the Indemnified Parties, such consent not to be unreasonably withheld so long as such settlement completely discharges or releases the Indemnified Claim against the Indemnified Parties and does not impose by way of consent decree, injunction or otherwise any restraint or limitations on the Indemnified Parties’ operations or upon the operation or other use of the Equipment or the Facility.

By Seller:		By Buyer:

21.3	If Seller fails to assume the defense or to diligently defend any Indemnified Claim, then the Indemnified Party may, upon giving prior notice to Seller, contest (or with the prior consent of Seller settle) such Indemnified Claim, and Seller shall be liable for paying the reasonable legal expenses and other direct costs incurred by Indemnified Parties in connection with the Indemnified Claim as such expenses and costs accrue.

21.4	If the defendants in an action on an Indemnified Claim include both Seller and an Indemnified Party, and the Indemnified Party reasonably concludes that there may be legal defenses available to it which are in conflict with those available to the Seller, and that such conflict materially prejudices the ability of the counsel selected by the Seller to represent both Parties, such Indemnified Party shall have the right to select separate counsel reasonably acceptable to the Seller to participate in the defense of such action on its own behalf at Seller’s expense; provided, however, if Buyer is the Indemnified Party that believes that such a conflict of interest exists (but only to the extent “Buyer” in this case is Bechtel Power Corporation or any Affiliate of Bechtel Power Corporation), then (a) Buyer may elect to use their own attorneys in such matter at Buyer’s expense, and (b) Seller shall reimburse Buyer for Seller’s Proportional Share (as defined below) of Buyer’s reasonable legal expenses upon resolution of such claim or suit.

21.5	Seller’s obligation to hold Indemnified Parties harmless under this Clause SC-21 includes responsibility for paying Seller’s Proportional Share of the reasonable legal expenses and other direct costs incurred by Indemnified Parties in connection with any Indemnified Claim. For the purposes of this Clause SC-21, Seller’s Proportional Share shall mean 100% of the Indemnified Parties’ reasonable legal expenses and other direct costs, until (a) fault is apportioned among Seller and the Indemnified Parties by the court or other forum hearing the Indemnified Claim, or (b) if such court or other forum does not apportion fault, until fault is apportioned among Seller and the Indemnified Parties pursuant to separate dispute resolution proceedings among such parties. If, following such apportionment, Seller has paid more than Seller’s Proportional Share, the Indemnified Party or Parties benefiting from such payment shall reimburse Seller for such amounts in accordance with the apportionment of liability. Alternatively, if Seller has paid less than Seller’s Proportional Share, it shall reimburse the Indemnified Parties for their additional costs and expenses in accordance with the apportionment of liability.

SC-22	NONDISCLOSURE

22.1	Except as required by Clause SC-22.3 (Nondisclosure) or Applicable Laws or applicable stock exchange rules and regulations, Seller and Buyer agree not to divulge to third parties (other than its and its Affiliates, and their respective employees, directors, officers, members, accountants, attorneys, Financing Parties or authorized representatives, collectively, “Representatives”), unless such third party is subject to written confidentiality commitments substantially similar to the requirements contained in this Clause SC-22 (Nondisclosure), without the prior written consent of the other, any Confidential Information, obtained from or through each other in connection with the performance of this Agreement and Seller and Buyer agree to restrict the use of such Confidential Information solely to uses related to the Project. Seller further agrees that it will not, without the prior written consent of Buyer and Owner, disclose to any third party any information developed by it or its Subcontractors in the performance of this Agreement and that such information will only be used for purposes related to the Project. If so requested by Buyer, Seller further agrees to require its employees and its Subcontractors and their employees to execute an appropriate nondisclosure agreement prior to performing any Work under this Agreement. This non-disclosure obligation shall remain in full force and effect for five (5) years from the end of the Warranty Period. Notwithstanding anything to the contrary in this Agreement, Buyer may divulge Confidential Information to Owner and its Affiliates and their respective employees, directors, officers, managers, accountants, attorneys, Financing Parties and authorized representatives; provided that each Party shall be responsible for any breach of this Agreement by any of their respective Representatives and each Party agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from

By Seller:		By Buyer:

prohibited or unauthorized disclosure or use of any Confidential Information. To the extent that Seller’s Confidential Information (other than general arrangement drawings with respect to the Equipment) are marked confidential or proprietary, such Confidential Information shall be further restricted such that no disclosure shall be made to competitors of Seller without Seller’s consent, not to be unreasonably withheld or delayed; provided, however, such general arrangement drawings may only be disclosed to competitors of Seller without Seller’s consent in the event that Seller is unable or unwilling to complete the Work, or any portion of the Work, related to such drawings in accordance with this Agreement.

22.2	Seller shall, on request by Buyer or Owner, execute a separate confidentiality agreement with Owner under which Seller shall agree to keep the Proprietary Operating Information confidential and Seller shall procure that its Subcontractors similarly execute confidentiality agreements with Owner under which they shall agree to keep the Proprietary Operating Information confidential. In addition, on request by Buyer, Seller shall procure that its employees and the employees of its Subcontractors execute individual confidentiality acknowledgements under which they will agree to keep the Proprietary Operating Information confidential.

22.3	If the receiving Party is required pursuant to any court order, subpoena or in connection with any proceeding to disclose any Confidential Information, prior to making any such disclosure under this Clause SC- 22, the receiving Party shall (i) provide the disclosing Party with timely advance written notice of the Confidential Information requested by such Governmental Agency and the receiving Party’s intent to so disclose (ii) minimize the amount of confidential information to be provided consistent with the interests of the disclosing Party or Owner interests and the requirements of the Governmental Agency involved and (iii) at the request and expense of the disclosing Party or Owner make commercially reasonable efforts (which shall include, to the extent possible, participation by the other Party in discussions with the Governmental Agency involved) to secure confidential treatment and minimization of the confidential information to be provided.

SC-23	INDEMNIFICATION FOR VIOLATION OF LAWS

23.1	SELLER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE BUYER AND INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL FINES AND PENALTIES IMPOSED BY ANY GOVERNMENTAL AGENCY INCLUDING REASONABLE LEGAL FEES INCURRED IN CONNECTION THEREWITH FROM OR RELATED TO ANY FAILURE OF SELLER, OR ANYONE ACTING ON SELLER’S BEHALF, TO COMPLY WITH (I) ALL APPLICABLE LAWS INCLUDING PAYMENT TAXES AND DUTIES TO BE PAID BY SELLER AND (II) APPLICABLE PERMITS TO THE EXTENT SUCH COMPLIANCE IS THE RESPONSIBILITY OF THE SELLER PROVIDED SUCH FAILURE IS NOT CAUSED BY THE FAULT OR NEGLIGENCE OF THE BUYER OR PARTY INDEMNIFIED OR HELD HARMLESS.

23.2	The Indemnified Parties shall, as a condition precedent to Seller’s obligations under Clause SC-23, promptly notify Seller of any claim or suit and provide Seller reasonable opportunity to control the defense and settlement of any claim or suit tendered to Seller under this clause. If Seller has assumed the defense of Indemnified Parties in accordance with the provisions of this Clause SC-23, Seller shall keep Indemnified Parties consulted and reasonably informed of the claims, litigation and negotiations, provided that Indemnified Parties shall be entitled at Indemnified Party’s expense to participate in such defense. Seller agrees that it shall not settle any suit for which it is providing indemnity under this Agreement without the prior consent of the Indemnified Parties, such consent not to be unreasonably withheld so long as such settlement completely discharges or releases the indemnifiable claims against the Indemnified Parties and does not impose by way of consent decree, injunction or otherwise any restraint or limitations on the Indemnified Party’s operations or upon the operation or other use of the Equipment or the subject generating facility. In connection with this indemnity Buyer or Owner shall render such reasonable assistance in the defense thereof as Seller may require. If any claim, suit, action, proceeding or

By Seller:		By Buyer:

investigation arises as to which the indemnity provided for under this Clause SC-23 hereof may apply and Seller, fails to assume the defense of, or to diligently defend, such claim, action, proceeding or investigation, then the Buyer or Indemnified party may, upon giving prior notice thereof to the Seller, at the expense of Seller (to the extent Seller is responsible pursuant to Clause SC-23.1), contest (or, with the prior written consent of Seller, settle) such claim.

SC-24	INDEMNIFICATION FOR HAZARDOUS MATERIAL

24.1	SELLER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE BUYER AND INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES, INCLUDING REASONABLE LEGAL FEES INCURRED IN CONNECTION THEREWITH, TO THE EXTENT ARISING OUT OF OR IN CONNECTION WITH ANY HAZARDOUS MATERIAL BROUGHT ONTO THE PROJECT JOBSITE BY SELLER, UNLESS RESULTING FROM IMPROPER USE, HANDLING OR MAINTENANCE BY OWNER OR ANY OTHER PARTY FOR WHOM SELLER IS NOT RESPONSIBLE AFTER THE EFFECTIVE DATE OF THIS AGREEMENT. BUYER SHALL, INDEMNIFY, DEFEND AND SAVE HARMLESS SELLER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, DAMAGES, LOSSES OR EXPENSES FOR INJURY TO OR DEATH OF PERSONS AND FOR LOSS OF OR DAMAGE TO THE PROPERTY OF THIRD PARTIES TO THE EXTENT ARISING OUT OF OR RESULTING FROM BUYER’S PERFORMANCE OR FAILURE TO PERFORM ITS OBLIGATIONS WITH RESPECT TO ANY HAZARDOUS MATERIAL BROUGHT ONTO THE JOBSITE BY BUYER. Buyer shall cause Owner to provide Seller with a similar indemnity with respect to any Hazardous Material brought onto the Jobsite by Owner or that are pre-existing at the Jobsite.

24.2	The Indemnified Parties shall, as a condition precedent to Seller’s obligations under this Clause SC-24.2, promptly notify Seller of any claim or suit and provide Seller a reasonable opportunity to control the defense and settlement of any claim or suit tendered to Seller under this clause. If Seller has assumed the defense of Indemnified Parties in accordance with the provisions of this Clause SC-24.2, Seller shall keep Indemnified Parties consulted and reasonably informed of the claims, litigation and negotiations, provided that Indemnified Parties shall be entitled at Indemnified Parties’ expense to participate in such defense. Seller agrees that it shall not settle any suit for which it is providing indemnity under this Agreement without the prior consent of the Indemnified Parties, such consent not to be unreasonably withheld so long as such settlement completely discharges or releases the indemnifiable claims against the Indemnified Parties and does not impose by way of consent decree, injunction or otherwise any restraint or limitations on the Indemnified Parties’ operations or upon the operation or other use of the Equipment or the subject generating facility. In connection with this indemnity Buyer or Owner shall render such reasonable assistance in the defense thereof as Seller may require. If any claim, suit, action, proceeding or investigation arises as to which the indemnity provided for under this Clause SC-24 hereof may apply and Seller, fails to assume the defense of, or to diligently defend, such claim, action, proceeding or investigation, then the Buyer or Indemnified party may, upon giving prior notice thereof to the Seller, at the expense of Seller (to the extent Seller is responsible pursuant to Clause SC-24.1), contest (or, with the prior written consent of Seller, settle) such claim.

SC-25	LABOR DISPUTES AND LOCAL CONDITIONS

25.1	Whenever Seller has knowledge that any actual or potential labor dispute is materially delaying or threatening to materially delay its performance of the Work, Seller shall promptly give written notice thereof, including all relevant information with respect thereto, to Buyer.

25.2	Seller acknowledges that it has taken steps necessary to examine and ascertain the nature and location of and all conditions relevant to the Work, the Site and its surroundings and that it has satisfied itself as to the general and local conditions that can affect the performance of its obligations.

By Seller:		By Buyer:

SC-26	PARENT COMPANY GUARANTEES

26.1	Seller shall cause ALSTOM Holdings to execute a Guarantee in the format as set forth in Section 5, Appendix 8 -” Seller Parent Company Guarantee”, which shall; (i) be established by Seller, at Seller’s expense (including any confirmation charges), (ii) be executed and becomes effective as of the Date of execution of the Agreement and will be delivered within thirty (30) Days of the Effective Date ; and (iii) be valid for the full period of this Agreement.

26.2	Owner shall cause TXU US Holdings Company to execute a Guarantee in the format as set forth in Section 5, Appendix 12 – “TXU Guarantee”, which shall: (i) be established by Owner, at Owner’s expense (including any confirmation charges), (ii) be executed and becomes effective as of the Date of execution of the Agreement and will be delivered within thirty (30) Days of the Effective Date and (iii) be valid until released pursuant to its terms.

SC-27	RECORDS

27.1	Seller agrees to retain for a period of five (5) years from the date of Final Completion all records (excluding accounting records) relating to its performance of the Work including Seller’s warranty obligations herein or for such longer period of time as may be required pursuant to any applicable order or decree of any Governmental Authority, and to cause all Subcontractors engaged in connection with the Work including the performance by Seller of its warranty obligations herein to retain for the same period all their records relating to the Work, all at no additional cost to Buyer. Seller shall provide and procure reasonable access to such records by Owner and Buyer.

27.2	Additionally, Seller agrees to keep and maintain full, complete and detailed records of all of its costs and allowances as may be claimed by Seller under this Agreement, including costs incurred in connection with changes priced on a time and material basis as set forth in Clause GC-2 for a period of five (5) years from the date of Final Completion. Seller authorizes independent third parties designated by and paid by Buyer and subject to Seller’s approval (not to be unreasonably withheld or delayed) to inspect and audit, during business hours, such records to the extent required to verify the amounts claimed, including time and material charges. Agreed billing rates, overhead rates and mark-ups are not subject to audit.

SC-28	SCHEDULE AND PERFORMANCE GUARANTEES AND TESTING

The requirements for Schedule and Performance Guarantees and Testing are described in Appendix 4 and Appendix 5.

SC-29	EFFECTIVE DATE

29.1	This Agreement shall come into full force and in effect as of the Effective Date.

By Seller:		By Buyer:

SC-30	LIMITATION OF LIABILITY

30.1	Seller’s cumulative aggregate liability to Buyer under this Agreement for any claim of any kind, including claims based on breach of contract, fault, negligence (in whole or in part), strict liability or other basis of liability arising out of or in connection with this Agreement (including liquidated damages) or breach thereof shall in no case exceed the ****; provided, however, that such limitation of liability shall not apply to, and no credit shall be issued against such limitation for, liabilities arising out of Seller’s indemnification obligations under this Agreement, including the indemnification obligations contained in Clauses SC-16.3 (Taxes), SC-20(Release Against Liens and Claims), SC-23 (Indemnification for Violation of Laws), SC-24 (Indemnification for Hazardous Waste), and SC-21 (Indemnity) (with respect to third party liabilities) of these Special Conditions and in Clauses GC-4 (Title and Risk of Loss), GC-5 (Infringement) and GC-6 (Compliance) of the General Conditions and to the extent permitted by laws of the State of Texas, such limitation shall not apply in the case of fraud, willful misconduct or gross negligence of Seller or any Subcontractor.

30.2	Except to the extent damages claimed by third-parties for which Seller has a duty to indemnify hereunder or express liquidated damages hereunder or Fixed Fees pursuant to Clause SC-19 (Termination Payment Schedule) and Section 4 Clause GC-8.2 (Termination for Convenience) are shown to be consequential in nature, notwithstanding anything else in this Agreement to the contrary, no Party (nor that Party’s Subcontractors) shall be liable to any other Party hereto for any loss of profits, loss of revenue, or loss of use of the Project, losses or costs based on third party contracts, losses, costs or expenses of obtaining, maintaining or repaying finance or capital, or downtime costs, loss of opportunity or goodwill, cost of purchased or replacement power, claims of customers for such damages, or any loss, damage or other liability otherwise equivalent to any indirect, consequential, exemplary, or special damages arising from performing or a failure to perform any obligation under this Agreement, whether such liability arises in contract, tort, negligence, indemnity, strict liability, contribution, professional liability, products liability or otherwise.

30.3	Seller’s aggregate liability for payment of liquidated damages under Appendix 4 and Appendix 5, shall not exceed the following:

•	Seller’s aggregate liability for Document Delivery LDs shall not exceed *** percent (***%) of the Agreement Price.

•	Seller’s aggregate liability for Equipment Delivery LDs and Substantial Completion LDs shall not exceed ***percent (***%) of the Agreement Price.

•	Seller’s aggregate liability for Performance LDs and Reliability LDs shall not exceed *** (***%) of the Agreement Price.

•	Seller’s maximum liability for Reliability LDs shall not exceed *** percent (***%) of the Agreement Price.

•	Seller’s aggregate liability for all liquidated damages due under the Agreement shall not exceed ***percent (***%) of the Agreement Price.

***    CONFIDENTIAL MATERIAL REDACTED AND FILED WITH THE COMMISSION

By Seller:		By Buyer:

30.4	It is the intent of Buyer and Seller that if any provision of this Agreement expressly states that the rights and remedies stated therein are the sole or exclusive (or words of similar import) rights or remedies for the failure to satisfy the applicable obligation arising thereunder, that such rights and remedies shall be the sole and exclusive remedies of the Parties for failure to satisfy such obligations, notwithstanding any remedy otherwise available at law or in equity. To the extent the terms of this Agreement do not provide a remedy for the failure to satisfy an applicable obligation or do not otherwise state that an applicable remedy is a sole or exclusive (or words of similar import) remedy, then the Parties may avail themselves of any right or remedy available at law or in equity for such failure.

30.5	In the event of any conflict with the provisions of this Clause SC-30 and any other provision(s) of this Agreement, the provisions of this Clause SC-30 shall govern.

30.6	With respect to compliance with, or indemnities regarding, Applicable Laws or Hazardous Materials, and notwithstanding any other provision or defined terms in this Agreement, Seller’s only obligations as to stack emissions resulting from operation of the Equipment shall be to meet the Performance Guarantees as described in Section 5, Appendix 4.

By Seller:		By Buyer:

SC-31	BUYER DEFAULT

31.1	If (a) the Buyer becomes bankrupt or insolvent, or in the event any proceeding is brought against the Buyer, voluntarily or involuntarily, under the bankruptcy laws or any insolvency laws which is not dismissed within ninety (90) Days of filing, and (b) in either such case either the Buyer or Owner or Financing Parties does not provide financial support for the Buyer’s remaining obligations to Seller within a period of ninety (90) days Seller shall be entitled to terminate this Agreement upon thirty (30) Days prior written notice to Buyer and be paid in accordance with Clause SC-19 (Termination Payment Schedule)

31.2	If Buyer fails to provide Parent Company Guarantee in accordance with Clause SC-26.2 (Parent Company Guarantees) Seller shall be entitled to terminate this Agreement upon ten (10) Days prior written notice to Buyer and be paid in accordance with Clause SC-19 (Termination Payment Schedule)

SC-32	BUYER FURNISHED INSURANCE

32.1	Buyer or Owner shall maintain or cause to be maintained “all risk” builder’s risk insurance insuring physical loss or damage to the Work until Substantial Completion including coverage for, but not limited to, flood, earthquake, hurricane, a 50/50 clause, inland transit and temporary on or off-site storage of the Equipment and resultant damage arising out of faulty design, material and workmanship. Seller shall be included as an additional insured as its interest may appear with a waiver of subrogation, but such additional insured status, waiver of subrogation and coverage under the policy shall only be extended to Seller for physical loss or damage caused directly by Seller’s on-site services or for loss or damage resulting from transit or temporary storage of the Equipment. To the extent commercially available, coverage shall include Seller as an additional insured for physical loss or damage not covered by Seller’s warranty and subject to Seller paying any additional premium for such coverage. Deductibles for such policy shall be in amounts customary for this type of facility, not to exceed two hundred fifty thousand Dollars ($250,000) during construction and five hundred thousand Dollars ($500,000) during testing, and, to the extent loss or damage is caused by Seller, are for Seller’s account. The policy shall include a sub-limit of $5,000,000 for damage to existing property being worked on. For periods after the risk of loss has transferred to Owner under the Prime Contract, Seller shall have no liability for physical loss or damage to the Facility. For purposes of clarity, the foregoing shall not in any way limit, release or alter Seller’s warranty obligations under this Agreement.

32.2	Seller will be provided a certificate of insurance evidencing this coverage, prior to its arrival on- site, and thirty (30) Days written notice of cancellation of such insurance.

32.3	In the event of a loss, Seller shall cooperate with Buyer and Buyer’s insurer on the loss adjustment.

32.4	Seller’s and each sub-supplier’s respective temporary buildings, tools, equipment and supplies are not covered under the Buyer’s builder’s all risk insurance policy.

32.5	Except as provided above, nothing in this Special Condition Clause SC-32 shall relieve Seller of any liability or obligation to Buyer under this Agreement including Special Condition Clause SC-6.

SC-33	MARINE CARGO INSURANCE

33.1	Buyer or Owner will provide or cause to be provided, at its cost, marine cargo insurance on a “warehouse-to-warehouse” basis, insuring Equipment to be installed in the Facility against loss or damage arising from customary “all risk” marine perils including but not limited to war and strikes

By Seller:		By Buyer:

while in transit, temporary and off site storage and 50/50 clause. Seller (including Seller’s subcontractors) shall be included as an additional insured as its interests may appear on such policy, which shall also include a waiver of subrogation in favor of Seller and each insured. The deductible on such policy shall not exceed twenty five thousand Dollars ($25,000) per occurrence.

33.2	Seller shall abide by the following requirements, instructions and conditions of Buyer’s marine cargo insurers and risk management department including the following:

33.2.1	Seller shall not be permitted to utilize “bulk vessels” as defined in “Lloyd’s Registry” for transportation of Equipment.

33.2.2	All critical path material must be stowed under deck unless written permission is received from Buyer stating otherwise, provided however, that the ship’s master may order otherwise for safety reason of the vessel and the cargo.

33.2.3	Seller shall only utilize vessels which are less than twenty (20) years old and classed A-1 America Bureau or equivalent to execute shipment of any Equipment). Buyer may require Seller to comply with any other reasonable requirements notified to Seller not later than 6 months prior to the date of first shipment.

33.2.4	In the event that Seller wants to utilize a vessel which is twenty (20) years old, or older, Seller shall 1) provided that the vessel is deemed insurable by Buyers insurer, be required to pay Buyer for any required additional insurance premiums and obtain a written waiver from Buyer authorizing use of subject vessel or 2) if subject vessel is deemed uninsurable by Buyers insurer, Seller shall obtain, at Seller’s expense, a different vessel which fully meets all requirements of insurability. Seller’s acceptance of this requirement is based upon Buyer’s undertaking to provide notice to Seller within five (5) Days of its rejection of any vessel nominated by Seller, provided Seller shall provide Buyer at least fourteen (14) Days prior written notice of its request to utilize a nominated vessel which exceeds the vessel age limits noted above.

33.2.5	Lashing and securing of Equipment will be performed by Seller or Seller’s authorized representative at the carrier’s berth. Seller must request permission from Buyer, in writing, and Seller must receive permission from Buyer, in writing, prior to deviating from the requirement except as otherwise ordered by the ship’s master related to the safety of the vessel or cargo. Seller will notify shipping agent of the presence of Buyer’s marine insurance surveyor in order to facilitate access to the vessel at the time of loading and securing of the freight, the Parties understand, however, that access to a vessel is dependent upon the consent of the ship’s master.

33.2.6	Vessels furnished by Seller, or Seller’s authorized representative, must provide any and all special equipment (such as spreaders and tackle) to handle on-load and off-load of Equipment at port(s) of export, trans-shipment port(s) of import and at the Site construction wharf, if applicable.

33.2.7	Seller will provide at least thirty (30) Days Notice of shipping from port of export of any Equipment including all requested details and arrangements as per Section 8 of this Agreement known to Seller at that time. Seller shall also provide all reasonable assistance to Buyer or the insurers or their authorized representatives in any survey of loading and discharge and shall comply with any reasonable requirements or recommendations or conditions made provided the ship’s master accepts these requirements or recommendations or conditions. Discrepancies may result in extra expenses as a result of these requirements or recommendations or conditions. Buyer shall pay such expenses.

33.2.8	When Seller is to utilize a barge for transportation of material; Seller must adhere to the following requirements.

A.	Barge must have a gas free certificate/hot works permit.

By Seller:		By Buyer:

B.	Freight / material must be surveyed both at origin and destination points for any damage prior to or after the barging operation.

C.	Barge must be at loading facility twenty four (24) hours prior to the commencement of loading operations and available for survey.

D.	Tugs and other units providing power to the barge must be surveyed prior to departure when barging operations will include an ocean transit.

E.	Tugs must adhere to Buyer’s trip in tow requirement letter when barging operations will include an ocean transit.

33.2.9	Buyer shall provide Seller certificate of insurance evidencing the marine cargo insurance and any specific requirements Seller must comply with in accordance with such insurance. Buyer shall provide a copy of the final certificate of insurance not later than ninety (90) Days prior to Seller’s first Equipment shipment to the Site.

SC-34	SURVIVAL

All provisions of this Agreement which are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Agreement, including but not limited to Clauses GC-5 (Infringement), GC-6 (Compliance), SC-6 (Warranties and Guarantees), SC-16.3 (Taxes), SC-21(Indemnity), SC-22 (Nondisclosure), SC-23 (Indemnification for Violation of Laws), SC-24 (Indemnification for Hazardous Material), SC-30 (Limitation of Liability) and SC-35 (Dispute Resolution) hereof, shall remain in effect and be enforceable following such expiration or termination.

34.1	The provisions of this Agreement are intended for the sole benefit of Buyer and Seller and there are no third-party beneficiaries hereof, except Indemnified Parties where expressly provided and as contemplated by the terms of this Agreement, including Clauses GC-5, Infringement; GC-6 (Compliance); SC-6, Warranties and Guarantees; SC-16.3 Taxes and SC-21, IndemnitySC-23, Indemnification for Violation of Laws; and SC-24, Indemnification for Hazardous Waste.

SC-35	DISPUTE RESOLUTION

35.1	Any and all controversies, disputes or claims between Buyer and Seller arising out of or in any way relating to this Agreement (“dispute”) shall be resolved pursuant to the procedures of this Clause SC-35.

18.2	Prior to the initiation of any legal action or proceeding permitted by this Agreement to resolve disputes arising between Buyer and Seller, the aggrieved Party shall promptly give notice of the dispute to the other Party (“Notice of Dispute”) including notification of its intent to invoke this dispute resolution procedure. If the Parties shall have failed to resolve the dispute within ten (10) Days of such Notice of Dispute, each Party shall, within five (5) Days thereafter, nominate an officer of its management to meet at the Site, or at any other mutually agreed location, to resolve the dispute. Subject at all times to Clause SC-35.4, if the dispute is not resolved within thirty (30) Days after the date of delivery of the Notice of Dispute, either Party shall be entitled to exercise any remedy available at law or equity in accordance with this Agreement.

35.3	TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL SUCH ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES, TO THE EXTENT THEY MAY LEGALLY DO SO, IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS (OR ANY SIMILAR LEGAL DOCTRINE) OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION IN THE FEDERAL DISTRICT COURT

By Seller:		By Buyer:

LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY STIPULATE THAT THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF RELATED TO THIS AGREEMENT. THE PARTIES EACH AGREE, TO THE FULLEST EXTENT PERMITTED BY FEDERAL LAW, NOT TO RAISE ANY OBJECTION TO THE REMOVAL OR TRANSFER TO THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS OF ANY SUCH PROCEEDING THAT IS INITIALLY BROUGHT IN ANY OTHER COURT. THE PARTIES ALSO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES EACH AGREE THAT IT WILL NOT FILE ANY MOTION OR ASSERT ANY DEFENSE IN ANY SUCH PROCEEDING THAT IS INCONSISTENT WITH THE FOREGOING AGREEMENTS, WAIVERS, CONSENTS OR STIPULATIONS. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT. AS OF THE EFFECTIVE DATE, EACH PARTY BELIEVES THAT THE REQUIREMENT OF DIVERSITY OF CITIZENSHIP OF THE PARTIES (ONE OF THE REQUIREMENTS NEEDED FOR A FEDERAL COURT TO HAVE SUBJECT MATTER JURISDICTION OVER A DISPUTE BETWEEN THE PARTIES) IS MET.

35.4	Pending final resolution of any dispute, Seller shall proceed diligently with performance of the Work in accordance with this Agreement and any Buyer’s decision or instruction.

SC-36	FORCE MAJEURE

36.1	Excuse of Performance

(a)	Notwithstanding any other provisions of this Agreement (excepting Clause SC-36.1(b), GC-2, GC-3, and GC-7), any obligation of either Party under this Agreement shall be excused only to the extent that the Party’s inability to perform is caused by Force Majeure. Each Party shall use all reasonable efforts to cure, minimize, mitigate or remedy the effects of Force Majeure.

(b)	Notwithstanding that Force Majeure may otherwise exist, the provisions of this Clause 36 shall not excuse the payment of money due by any Party.

36.2	Notification Obligation

If either Party’s ability to perform its obligations under this Agreement is affected by an event of Force Majeure, such Party shall, within one (1) Business Day after the occurrence of such event of Force Majeure, give written notice to the other Party of the occurrence of such event. Within three (3) days after delivery of such notice, the Party claiming an event of Force Majeure shall provide reasonable evidence to the other Party of the nature of the event, its anticipated duration and effect upon the performance of such Party’s obligations, and any action being taken to avoid or minimize its effect. The Party claiming an event of Force Majeure shall have a continuing obligation to deliver to the other Party additional documentation and analysis supporting its claim regarding an event of Force Majeure promptly after such information is available to the Party claiming such event of Force Majeure. The burden of proof shall be on the Party claiming to be affected. Within one (1) day after an event of Force Majeure has ended, the Party that was affected by such event of Force Majeure shall give written notice to the other Party of: (i) the length of time such event of Force Majeure was in effect and such Party was affected by the impact of such event; and (ii) the effect, if any, such Party claims such event of Force Majeure had on the applicable Guaranteed Milestone Delivery Dates. If Seller fails to provide written notice of an event

By Seller:		By Buyer:

of Force Majeure within the time specified in this Clause SC-36.2, Seller’s entitlement to adjustments to the Guaranteed Milestone Delivery Dates shall be reduced to the extent Buyer has suffered any material adverse impact as a result of Seller’s delay in providing such written notice.

36.3	Scope of Suspension; Duty to Mitigate.

The suspension of or impact on performance due to an event of Force Majeure shall be of no greater scope and no longer duration than is required by such event. The excused Party shall use its reasonable efforts:

(a)	to mitigate the duration of any suspension or delay in, or other impact to the performance of its obligations under this Agreement;

(b)	to continue to perform its obligations hereunder; and

(c)	to remedy its inability to perform, as applicable.

36.4	Seller’s Remedy.

Provided that Seller has strictly complied with the provisions of this Article SC-36, if an event of Force Majeure occurs, Seller shall be entitled to the remedies provided in Clause GC-2.5 (Changes).

36.5	Buyer Self-Help

If Seller claims that Force Majeure has caused it to suspend or delay performance of the Work, and Buyer has given Seller reasonable notice of action Seller could lawfully and reasonably take to remove or relieve the Force Majeure but Seller has failed to take such action, Buyer may, at its sole discretion and after notice and consultation with Seller, but without prejudice to its rights against Seller under this Agreement, take such reasonable action itself to remove or relieve the Force Majeure and thereafter require Seller to resume full or partial performance of the Work.

SC-37	SAFETY FOR BUYER REPRESENTATIVES

37.1	Seller shall ensure the safety of Buyer representatives while present at or in Seller’s plants and the plants of Seller’s Subcontractors for any purpose in connection with the Equipment or any part thereof, being furnished by Seller under this Agreement. If, at any time, a Buyer representative deems that the conditions at Seller’s plants or the plants of Seller’s Subcontractor are unsafe Buyer shall promptly notify Seller thereof.

SC-38	OFFICIALS NOT TO BENEFIT

38.1	Each Party agrees to comply (and to cause its Affiliates to comply) with all applicable national, federal, state and local laws, ordinances and regulations of the United States of America regarding bribery of public officials, including without limitation, all provisions of the United States Foreign Corrupt Practices Act and any amendments thereto (the “Act”). Each Party agrees to advise all of its Affiliates’ officers, directors, members, partners, employees, agents and representatives who are engaged in implementing this Agreement regarding the purposes and provisions of the Act. Each Party agrees to take appropriate steps to ensure that it and its Affiliates and their respective officers, directors, members, partners, employees, agents and representatives will comply with the Act and will not take any actions that would cause the other Party to be in violation of the Act, including without limitation obtaining the agreement of each consultant, Subcontractor or Affiliate it employs in conducting activities for or on behalf of the Project to comply with the Act. Seller shall promptly notify Buyer of any violation of this covenant.

By Seller:		By Buyer:

SC-39	NOTICES

39.1	Any notice or requirement to notify pursuant to the terms and conditions of this Agreement shall be in writing, shall be effective upon receipt and shall be either (a) delivered personally; (b) sent by first class recorded delivery post; or (c) sent by a recognized overnight post or courier service with delivery receipt requested:

IF TO BUYER:

TXU GENERATION DEVELOPMENT COMPANY LLC

1601 Bryan Street

Dallas, Texas 75201

Attn.: Steve Kopenitz, Senior Vice President

With a copy to:

BECHTEL POWER CORPORATION

5275 Westview Drive

Frederick MD 21703

Attn.: Martin Surabian

AND, IF TO SELLER:

ALSTOM Power Inc.

1409 Centerpoint Blvd. Knoxville, TN 37932

Attn: [TBD], Project Manager

With a copy to:

ALSTOM Power Inc.

1409 Centerpoint Blvd. Knoxville, TN 37932

Attn: Mary Daniel, Sr. Contract Specialist

SC-40	DEFERRED DELIVERY

40.1	Should the Buyer elect to delay Delivery to the Site of some or all of the Equipment at least seventy five (75) Days prior to Seller’s planned ex-works date, Seller accepts deferred Delivery provided that:

i.	Seller’s storage and handling costs for delays in excess of fifteen (15) Days shall be paid by Buyer; and

ii.	Seller shall be entitled to payment from the Buyer as if shipment had been effected; and

iii.	Buyer shall notify Seller at least seventy five (75) Days prior to Seller’s planned ex-works date or when transport has been mobilized whichever is the earlier;

iv.	Seller shall pay for the storage and handling costs for the first fifteen (15) Days of such storage; and

v.	Such Equipment shall be stored in accordance with the Seller’s recommended procedures up to a maximum period of one year unless extended by Force Majeure events.

By Seller:		By Buyer:

40.2	If the Equipment cannot be delivered to Buyer, as specified in this Agreement, due to any cause not attributable to Seller, or if Buyer elects in writing not to receive such Equipment when ready for shipment, Seller shall deliver such Equipment to storage. If such Equipment is placed in storage, including storage at the facility where manufactured, the following conditions shall apply: (a) title shall thereupon pass to Buyer or Owner if it had not already passed; (b) any amounts otherwise payable to Seller upon Delivery or shipment shall be payable upon presentation of Seller’s invoices and certification of cause for storage; (c) other than as provided in the provisions of SC-40.1, all expenses incurred by Seller, such as for preparation for and placement into storage, including extension of warranty obligations as stated in Clause SC-6.8 (if applicable), handling, inspection, preservation, insurance, storage, removal charges, additional costs for Seller retaining risk of loss and any incremental taxes, including sales and use, shall be payable by Buyer upon submission of Seller’s invoices; and (d) when conditions permit, Seller shall resume Delivery of the Equipment to the originally agreed point of Delivery. Seller shall continue to be liable under this Agreement for the timely Delivery of the Equipment, as such guaranteed Delivery dates shall be adjusted as a result of such shipment to storage. Seller shall provide reasonable written notice to Buyer of its intent to ship to storage any Equipment under this Agreement.

Notwithstanding the foregoing or any transfer of title to Owner, Seller shall be responsible for and shall bear any and all risk of loss or damage to the Equipment during transportation until Delivery thereof in accordance with the Delivery provisions of this Agreement. Furthermore, while the Equipment is in such storage, Seller shall be responsible, until Delivery or the first anniversary of storage whichever is the earlier unless extended by Force Majeure events, for maintaining the Equipment in accordance with its own recommendations and, except as provided above, no other provisions of this Agreement shall be changed or modified as a result of such storage.

SC-41	ORDER OF PRECEDENCE

41.1	This Agreement shall be interpreted as a consistent and compatible whole. If however, an unintentional ambiguity or conflict is discovered to exist between or among separate provisions contained herein, Buyer and Seller agree to resolve such conflicts by application of the following order of precedence:

A.	Purchase Order Form

B.	Section 5 - Special Conditions

C.	Section 4 - General Conditions

D.	Section 1 - Pricing

E.	Section 2 - Technical Specifications

F.	Section 3 - Drawings and Data

G.	Section 6 - Supplier Quality Surveillance

H.	Section 7 - Expediting

I.	Section 8 - Shipping Instructions

J.	Section 9 - Invoicing Instructions

SC-42	QUANTITY GUARANTEES

42.1	Seller guarantees that Seller’s quantities will not exceed the quantities for those items specifically stated in Section 5, Appendix 14 (Guaranteed Quantities) of these Special Conditions. Buyer will quantify the installed measurements to Seller The degree to which Seller guaranteed quantities shown in Section 5, Appendix 14 differ from actual quantities shall be measured by comparing the final design drawings to the guaranteed quantities as shown in Section 5, Appendix 14. If the quantities are disputed by Seller, as-built drawings or additional measurement may be used to assist in resolving the quantity dispute. In the event Seller fails to meet the quantity guarantees for items stated in Section 5, Appendix 14 to the Special Conditions, Seller shall, for each quantity

By Seller:		By Buyer:

item listed pay the relevant unit rate times the actual number of units which exceed the quantity guarantee. If unit rates are not established for guaranteed items in this Section 5, Appendix 14 to these Special Conditions, and Buyer and Seller have not subsequently agreed upon a unit rate, Seller shall compensate or be credited by Buyer for Buyer’s additional costs or savings, as applicable, reasonably incurred, or avoided, in receiving, storing, installing and testing quantities in excess of or less than those guaranteed, such compensation or reduction to be computed in accordance with Clause SC-11 (Backcharges. Seller shall not be deemed to have guaranteed quantities for any items not assigned values in Section 5, Appendix 14, including any associated minor pieces unless identified in Appendix 14. Minor parts are not included in the piece counts and are not used in setting the Unit Cost. Minor parts are defined as small parts of larger assemblies typically functioning as connections or seals, such as, but not limited to, bolts, nuts, washers, pins, clips, spacers, and seals and weighing less than 70 lbs. The guaranteed quantities will be offset in the event actual quantities for other items listed in Section 5, Appendix 14 are less than the guaranteed quantities. Such credit will be calculated on a dollar basis against the cost of the liability for exceeding other relevant quantity guarantees. Buyer will not reimburse Seller for the amount of offsets which cause an overall credit to Seller.

SC-43	RULES OF INTERPRETATION

43.1	Except as otherwise provided herein, the following rules of interpretation shall apply to this Agreement:

(a)	Terms defined in a given number, tense, or form shall have the corresponding meaning when used in this Agreement with initial capitals in another number, tense, or form. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)	The terms such as “hereof,” “herein,” “hereto,” “hereinafter,” and other terms of like import are not limited in applicability to the specific provision within which such references are set forth but instead refer to this Agreement taken as a whole.

(c)	When a reference is made in this Agreement to an Article, Section, subsection or Exhibit, such reference is to an Article, Section, subsection or Exhibit to this Agreement unless otherwise specified.

(d)	The word “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” unless otherwise specified shall not be deemed limited by the specific enumeration of items, but shall be deemed without limitation. The term “or” is not exclusive.

(e)	A reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns.

(f)	The Parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

SC-44	PUBLICITY

Seller shall not make any announcement or publication concerning the Work or the Project, without Buyer’s and Owner’s prior written consent.

By Seller:		By Buyer:

SC-45	CO-OPERATION IN FINANCING

45.1	Seller understands that Owner may obtain financing for the Project consisting of: (a) one or more construction or permanent loans, to be secured by all or a portion of the Project and Buyer’s rights under this Agreement; (b) lease financing pursuant to which Buyer may assign this Agreement to one or more Financing Parties that may then collaterally assign this Agreement to other Financing Parties or sub-assign all or any portion of Buyer’s rights and obligations hereunder to Owner or an Affiliate of Owner; or (c) a combination thereof. In connection therewith, notwithstanding anything contrary in this Agreement, Seller shall: (x) execute any assignments, any amendments and modifications hereto reasonably requested by the Financing Parties; (y) promptly execute or consent to other documents to the extent reasonably required by the Financing Parties, which consents may, among other things, include provisions whereby Seller agrees to: (i) provide such Financing Parties reasonable notice of and opportunity to cure any Buyer’s defaults hereunder; (ii) allow such Financing Parties (as security for Owner’s financing) to be assigned all of Buyer’s rights hereunder and in such assets in the event of a default of Buyer; provided, however, that Buyer and/or Owner shall keep Seller currently informed of such assignment or reassignment; and (iii) provide for other customary investor or lender protection provisions that are not in violation of Applicable Law, and (z) deliver customary legal opinions of counsel to Owner. Seller shall respond promptly to reasonable requests for existing information regarding the qualifications, experience, past performance and financial condition of Seller and other matters pertaining to Seller’s obligations hereunder. Notwithstanding the foregoing, under no circumstances shall Seller be obligated to enter into any amendment and modification of this Agreement, or any other agreement with Buyer or the Financing Parties, that materially (i) reduces Seller’s rights as set forth in this Agreement; (ii) increases Seller’s cost or risk to perform the Work, or (iii) reallocates to Seller any risks or obligations that are allocated to Buyer under this Agreement.

45.2	Seller shall provide such data, reports, certifications and other documents, up to a maximum of ten (10) copies each, or assistance related to the Work or this Agreement as may be reasonably requested by the Financing Entities with respect to the financing of the Project; provided, however, that the provision of this information shall not in any manner modify Seller’s rights or obligations under any other provision of this Agreement.

45.3	Seller shall to the extent reasonably requested by Owner or Buyer, assist Owner and Buyer in dealing with Governmental Authorities and Financing Entities in any and all matters relating to the Work (including any interconnection facilities).

45.4	Seller will each use its reasonable efforts to implement the provisions of this Agreement, and for such purpose, at the reasonable request of the Owner or Buyer, will, without further consideration, promptly execute and deliver or cause to be executed and delivered such assistance, or assignments, consents or other instruments in addition to those required by this Agreement, in form and substance satisfactory to the Parties, that may reasonably deem necessary or desirable to implement any provision of this Agreement.

SC-46	BUYER’S APPROVAL OF SELLER’S MAJOR SUBCONTRACTORS

46.1	To the extent Seller purchases equipment identified in Section 5, Appendix 10 hereto, List of Acceptable Equipment Suppliers, it will purchase such equipment from Subcontractors included on the list or obtain Buyer’s written approval prior to purchase.

At the time of execution of the Agreement, Buyer has approved (i) the manufacturing facilities of Seller’s affiliated companies; and (ii) Seller’s “Vendor List” Section 5, Appendix 10 identifying Seller’s major equipment sub-supplier’s.

By Seller:		By Buyer:

Buyer shall approve any deviation from Seller’s “Vendor List” with respect to the supply of rotors, stators and castings. The intent of such approval is not to restrict Seller’s ability to use global sourcing but to ensure Buyer that Seller is using reliable, proven and qualified suppliers. This clause applies to the major components of rotors, stators and casings only and shall not restrict the Seller from procuring other components or materials from any Seller approved sub-supplier.

46.2	Seller shall ensure that each Subcontractor is licensed or qualified to do business and is in good standing under the laws of the jurisdiction where the Work is to be performed.

46.3	All of the contracts with first tier Subcontractors shall conform to the requirements of this Agreement, insofar as applicable. All Work performed for Seller by a Subcontractor shall be pursuant to an appropriate written agreement between Seller and Subcontractor which shall contain provisions that:

(a)	Seller shall reasonably preserve and protect all the rights of Owner or Buyer under this Agreement and to the Work to be performed under the Subcontract, so that the subcontracting thereof will not prejudice such rights;

(b)	Seller shall require that the Work to be performed under the Subcontract shall be in accordance with the applicable requirements of this Agreement;

(c)	Seller shall require each Subcontractor to make available a representative with whom Buyer, Owner or the Financing Parties, if any, may, subject to Seller’s coordination and participation, discuss questions regarding the Work being performed by the Subcontractor;

(d)	Seller shall require each Subcontractor to notify Buyer and Owner in the event such Subcontractor intends to discontinue supplying any functional spare parts at any time within five (5) years after completion of such Subcontractor’s work and permit Owner to order any quantity of any of such parts at the prices therefor prevailing prior to such discontinuance of supply;

(e)	Seller shall endeavor to require each Subcontractor to enter into a new contract directly with Owner on the same terms and conditions as such subcontract in the event that any trustee in bankruptcy for Seller rejects the subcontract, or Subcontractor terminates such subcontract as a result of the bankruptcy of Seller, upon notice to Subcontractor; and where requested by such Subcontractor, presentation of reasonable financial assurances but otherwise not subject to Subcontractor’s consent;

(f)	Seller shall allow assignment, including any performance assurance provided by such Subcontractor, of such agreement to Buyer or Owner, to another contractor that replaces the Seller as designated by Owner, or at Owner’s request, to the Financing Parties, if any, upon the occurrence of an event of default under the Prime Contract or the termination or expiration of this Agreement, upon notice to Subcontractor, and where requested by such Subcontractor, presentation of reasonable financial assurances but otherwise not subject to Subcontractor’s consent;

(g)	Seller shall require each Subcontractor to remove from the Site any employee or independent contractor of such Subcontractor used in the Work or in such Subcontractor’s warranty obligations within one (1) Business Day after receiving notice from Buyer that Owner requires removal of such employee or independent contractor;

(h)	Seller shall require each Subcontractor to abide by Seller’s obligations hereunder and to otherwise hold in strict confidence all of Buyer’s and Owner’s Confidential Information;

By Seller:		By Buyer:

(i)	Seller shall require each Subcontractor to deliver to Buyer and Owner any “stop-work” notice or termination notice delivered to Seller pursuant to Applicable Law; and

(j)	Seller shall use commercially reasonable efforts to procure that all subcontracts signed with a Major Subcontractor or Other Critical Subcontractor that contain provisions, which Seller may not waive, release, modify or impair, giving Seller an unrestricted right, without the consent of the subcontractor in question, to assign the relevant subcontract and any or all benefits, interests, rights and causes of action arising under it to Buyer and/or its designees (and such assignment right will be assigned as part of such assignment). From time to time, on Buyer’s request, Seller shall furnish Buyer with written demonstration of its compliance with this Clause SC-46.3.

46.4	In addition to the above provisions, Seller shall:

(a)	notify Buyer and Owner in the event it intends to discontinue supplying any functional spare parts at any time within five (5) years after completion of its Work and permit Owner to order any quantity of any of such parts at the prices therefor prevailing prior to such discontinuance of supply;

(b)	remove from the Site any of its employees or independent contractors used in the Work or in its warranty obligations within one (1) Business Day after receiving notice from Buyer that Owner requires removal of such employee or independent contractor; provided that any such removal notice be supported by reasonable business reasons therefor.

SC-47	TRAINING

To the extent specified herein, Seller shall develop and implement a program to instruct and train personnel made available by Owner. Seller grants Buyer and Owner the right to record all training sessions and replay such recordings for retraining or training of others.

SC-48	APPENDICES

The Appendices listed herein in the Table of Contents and attached hereto are incorporated into and are a part of this Agreement.

SC-49	STANDARD PLANT PROGRAM

49.1	It is recognized that this Agreement is being signed in conjunction with a number of other purchase orders signed with Seller (or to be signed with Seller in the future) in connection with Owner’s Standard Plant Program, under which purchase orders Seller will supply (or has supplied) equipment which is identical in design and in all material respects to the Equipment; provided the Parties acknowledge that modifications to the Equipment may be required in order to satisfy this Clause SC-49.

49.2	It is further recognized that the overall objectives of the Owner’s Standard Plant Program (“SP Objectives”) are as set out below:

(i)	standardization of equipment supply across all SP Projects;

(ii)	maximization of the benefits of bulk supply and global sourcing;

(iii)	standardization of operation and maintenance practices across all SP Projects; and

By Seller:		By Buyer:

(iv)	maximum enhancement of the schedule for engineering, procurement, construction, commissioning, start-up, testing and completion of each SP Project.

49.3	In the course of performance of the Work under this Agreement, Seller shall use commercially reasonable efforts to assist Buyer in the realization of the SP Objectives and shall plan and execute its Work so as to ensure the realization of the SP Objectives to the maximum practical extent.

49.4	Without limiting Clause 49.3 above;

(a)	Seller shall select manufacturing and assembly locations for the Equipment which are consistent with the SP Objectives;

(b)	All similar components provided by Seller under each SP Purchase Order shall be identical in all material respects so as to ensure full interchangeability and availability of common spares across all SP Projects; and

(c)	Promptly on Buyer’s request, Seller shall establish a combined spare parts program across all SP Projects, which shall be reasonably acceptable to Buyer and which shall ensure ready access to spare parts as needed for each SP Project.

49.5	Seller shall provide prompt notice to Buyer as to any enhancements Seller is proposing to make to the standard production components for its equipment (together with supporting information as reasonably requested by Buyer) and Seller shall, if requested in writing by Buyer, modify and improve the equipment under each SP Purchase Order in order to incorporate such enhancements, provided that any such enhancements shall be made at no additional cost to Buyer and with no adverse impact to the schedule under any SP Purchase Order.

49.6	Seller shall comply with any written direction from Buyer requiring that equipment (or components therefor) planned to be supplied to one SP Project shall be diverted to a different SP Project. Any such written direction by Buyer shall be treated as a directed change under the SP Purchase Order for the SP Project from which the equipment (or component) was diverted.

49.7	From the Effective Date through the end of the Warranty Period, should Buyer identify any defect or other deficiency in the equipment provided under any SP Purchase Order (or under multiple SP Purchase Orders) which gives Buyer reasonable cause for concern as to the same or similar defects occurring with respect to other SP Purchase Orders, Seller shall submit to Buyer, for Buyer’s approval, a plan for correcting and eliminating such defects. Upon Buyer’s approval of such plan, Seller shall promptly implement such plan and shall provide regular written reports to Buyer as to the implementation of such plan.

49.8	Seller shall negotiate in good faith with Buyer a long term parts and service agreement to be signed with Buyer or Owner with respect to the Equipment.

SC-50	DRAWBACK RIGHTS

This Agreement includes all related US customs duty and import drawback rights if any (including rights developed by substitution and rights which may be acquired from Seller’s suppliers) which Seller can transfer to Buyer. Seller agrees to provide Buyer timely notice of the existence of any such rights and upon request to supply such documents as required to obtain drawback.

By Seller:		By Buyer:

NOTE: The requirements of this Section 5 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 1

FORM OF CONDITIONAL WAIVER AND RELEASE UPON PROGRESS PAYMENT

Reference is made to that certain [            ] Agreement dated as of July     , 2006 (the “Agreement”), between (i) ALSTOM Power Inc. and (ii) TXU Generation Development Company LLC (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

[or with respect to Subcontractors:

The undersigned, being duly sworn, states and affirms to Buyer that (i) he/she is a [insert title of person signing] of [insert name of subcontractor] (“Subcontractor”), (ii) Subcontractor has been retained by Buyer to assist Buyer with its Work under the Agreement (the “Project”), (iii) he/she is duly authorized on behalf of Subcontractor to execute and deliver this Conditional Waiver and Release Upon Progress Payment (this “Waiver and Release”) on behalf of Subcontractor, and (iv) he/she is familiar with the facts herein stated.

1. Subcontractor hereby certifies and represents that it has made full payment of costs, charges and expenses due and incurred by it or on its behalf on account of Work performed through the Effective Date (defined below), including labor, services, materials and equipments supplied to the Project or used in connection with the Work.

2. Subcontractor further certifies and represents that it has submitted an invoice to Buyer for an amount equal to              and, to the extent Subcontractor receives payment therefor, Subcontractor hereby waives, releases, acquits and forever discharges all of its claims for payment and liens for such invoice amount, including without limitation any and all mechanic’s or materialman’s liens, against Owner, Buyer, the Project, the Site, and all of Owner’s other property, which have arisen out of or in connection with its performance of the Work under the Agreement and any amendments thereto or with respect to equipment and materials supplied to or incorporated in the Project and labor performed through the Effective Date.

3. As additional consideration for such payment, the undersigned hereby unconditionally agrees to indemnify and hold harmless each of Owner and Buyer from and against any and all costs, loses, damages, claims, liens, causes of action, judgments and expenses, including but not limited to attorneys fees and costs arising out of or in connection with any claims, demands, rights, liens or causes of action against Owner or Buyer, arising out of the subcontract with Buyer and asserted by the undersigned or any of its vendors, suppliers or subcontractors of any tier or any of their respective representatives, officers, agents or employees for payment of the Work.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 1

[TXU wants this to be deleted. This was not originally included]

Executed this      day of             , 200     (the “Effective Date”).

[INSERT NAME OF CONTRACTOR OR SUBCONTRACTOR, as applicable]

By:
Name:
Title:

NOTE: The requirements of this Section 5, Appendix 1 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDRD PROJECT

PROJECTS

SECTION 5, APPENDIX 2

FORM OF CONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

Reference is made to that certain [            ] Agreement dated as of July     , 2006 (the “Agreement”), between (i) ALSTOM Power Inc., and (ii) TXU Generation Development Company LLC (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

or with respect to Major Subcontractors:

The undersigned, being duly sworn, states and affirms to Buyer that (i) he/she is a [insert title of person signing] of [insert name of subcontractor] (“Subcontractor”), (ii) Subcontractor has been retained by Buyer to assist Buyer with its Work under the Agreement (the “Project”), (iii) he/she is duly authorized on behalf of Subcontractor to execute and deliver this Conditional Waiver and Release Upon Final Payment on behalf of Subcontractor, and (iv) he/she is familiar with the facts herein stated.

1. Subcontractor has performed all Work and has furnished all materials, labor, tools and equipment required from Subcontractor under its subcontract with Buyer through the Effective Date hereof as set forth below.

2. Subcontractor hereby certifies and represents that it has made full payment of costs, charges and expenses due and incurred by it or on its behalf on account of Work performed through the Effective Date (defined below), including labor, services, materials and equipments supplied to the Project or used in connection with the Work .

3. Subcontractor further certifies and represents that it has submitted an invoice for final payment to Buyer for an amount equal to $                 and, to the extent Subcontractor receives payment therefor, Subcontractor hereby waives, releases, acquits and forever discharges all of its claims for payment and liens, including without limitation any and all mechanic’s or materialman’s liens, against Owner, Buyer, the Project, the Site, and all of Owner’s other property, which have arisen out of or in connection with its performance of the Work under the Agreement and any amendments thereto or with respect to equipment and materials supplied to or incorporated in the Project and labor performed through the Effective Date.

4. As additional consideration for such payment, the undersigned hereby unconditionally agrees to indemnify and hold harmless each of Owner and Buyer from and against any and all costs, loses, damages, claims, liens, causes of action, judgments and expenses, including but not limited to attorneys fees and costs arising out of or in connection with any claims, demands, rights, liens or causes of action against Owner or Buyer, arising out of the subcontract with Buyer and asserted by the undersigned or any of its vendors, suppliers or subcontractors of any tier or any of their respective representatives, officers, agents or employees for payment of the Work.

Nothing in this Conditional Waiver and Release Upon Final Payment shall be deemed or construed to abrogate, amend or release any contractual obligation of Subcontractor or Buyer that either explicitly or by its nature survives occurrence of final completion under such Subcontractor’s purchase order or other agreement with Buyer.

Dated this      day of             , 200     (the “Effective Date”).

By Seller:		By Buyer:

TXU STANDRD PROJECT

PROJECTS

SECTION 5, APPENDIX 2

[INSERT NAME OF CONTRACTOR OR SUBCONTRACTOR, as applicable]

By:
Name:
Title:

NOTE: The requirements of this Section 5, Appendix 2 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 3

FORM OF UNCONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

Reference is made to that certain [            ] Agreement dated as of July     , 2006 (the “Agreement”), between (i) ALSTOM Power Inc., and (ii) TXU Generation Development Company LLC (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

or with respect to Major Subcontractors:

The undersigned, being duly sworn, states and affirms to Buyer that (i) he/she is a [insert title of person signing] of [insert name of subcontractor] (“Subcontractor”), (ii) Subcontractor has been retained by Buyer to assist Buyer with its Work under the Agreement (the “Project”), (iii) he/she is duly authorized on behalf of Subcontractor to execute and deliver this Unconditional Waiver and Release Upon Final Payment on behalf of Subcontractor, and (iv) he/she is familiar with the facts herein stated.

1. Subcontractor hereby certifies and represents that it has made full payment of costs, charges and expenses incurred by it or on its behalf on account of Work performed through the Effective Date (defined below), including labor, services, materials and equipments supplied to the Project or used in connection with the Work.

2. Subcontractor further certifies and represents that it has received a final payment from Buyer in an amount equal to $                 and Subcontractor hereby waives, releases, acquits and forever discharges all of its claims for payment and liens, including without limitation any and all mechanic’s or materialman’s liens, against Owner, Buyer, the Project, the Site, and all of Owner’s other property, which have arisen out of or in connection with its performance of the Work under the Agreement and any amendments thereto or with respect to equipment and materials supplied to or incorporated in the Project and labor performed through the Effective Date.

3. As additional consideration for such payment, the undersigned hereby unconditionally agrees to indemnify and hold harmless each of Owner and Buyer from and against any and all costs, loses, damages, claims, liens, causes of action, judgments and expenses, including but not limited to attorneys fees and costs arising out of or in connection with any claims, demands, rights, liens or causes of action against Owner or Buyer, arising out of the subcontract with Buyer for payment of the Work and asserted by the undersigned or any of its vendors, suppliers or subcontractors of any tier or any of their respective representatives, officers, agents or employees.

Nothing in this Unconditional Waiver and Release Upon Final Payment shall be deemed or construed to abrogate, amend or release any contractual obligation of Subcontractor or Buyer that either explicitly or by its nature survives occurrence of final completion under such Subcontractor’s purchase order or other agreement with Buyer.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 3

Dated this      day of             , 200     (the “Effective Date”).

[INSERT NAME OF CONTRACTOR OR SUBCONTRACTOR, as applicable]

By:
Name:
Title:

NOTE: The requirements of this Section 5, Appendix 3 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 3

Acknowledgment

STATE OF                                      )

                                                           ) ss.

COUNTY OF                                  )

Subscribed to and sworn to before me on this      day of             , 200[    ], by                         , as [insert title of person signing] of [insert name of Contractor or Subcontractor, as applicable].

Notary Public

My commission expires:

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS 1 – 8

SECTION 5, APPENDIX 4

PERFORMANCE GUARANTEES AND LIQUIDATED DAMAGES

1.0	DEFINITIONS

In addition to the definitions contained in Article SC-1 of the Special Conditions, the following defined terms are used in this Appendix:

“Air Emissions Test” means the test(s) conducted by Buyer to demonstrate compliance with the Guaranteed Air Emissions.

“Ammonia Consumption Test” means the Performance Guarantee Test conducted by Buyer to determine whether the Facility meets the Performance Guarantee with respect to Ammonia Consumption.

“Completed”, when used to describe any Performance Test, means a Performance Test used by Buyer to demonstrate compliance with Facility Performance Guarantees or the Reliability Guarantee, as the case may be, by Buyer to Owner. To the extent applicable, such Performance Test shall also be used to demonstrate to Buyer Seller’s compliance with the Equipment Performance Guarantees.

“EAF” or “Equivalent Availability Factor” means an availability factor for the Facility that will be calculated in accordance with this Appendix 4.

“EEAF” means the Equipment equivalent availability factor that will be calculated in accordance with this Appendix 4.

“Equipment Performance Guarantees” means Seller’s guarantees respecting the Equipment as set forth in Material Requisition MRA-MKAA-00001, Appendix A

“Equipment Performance Tests” means the tests performed to demonstrate whether Seller has met the Equipment Performance Guarantees.

“Facility Performance Guarantees” means, collectively, the Guaranteed Air Emissions, the Guaranteed Ammonia Consumption, the Guaranteed Lime Consumption, the Guaranteed Sorbent Consumption, the Guaranteed Net Electrical Output, the Guaranteed Net Heat Rate, and the Guaranteed Noise Emissions.

“Functional Tests” means the tests described in Clause 5.0 of this Appendix 4.

“Guarantee Conditions” means the conditions defined in Material Requisition MRA-MKAA-00001, Appendix A for the Equipment Performance Guarantees, and as agreed between Buyer and Owner for the Facility Performance Guarantees.

“Guaranteed Air Emissions” means the air emissions that will be guaranteed in the EPC Contract.

By Seller:		By Buyer:

“Guaranteed Ammonia Consumption” means the ammonia consumption that will be guaranteed in the EPC Contract.

“Guaranteed EAF” or “Guaranteed Equivalent Availability Factor” means the equivalent availability factor for the Facility that will be guaranteed in the EPC Contract.

“Guaranteed Lime Consumption” means the lime consumption that will be guaranteed in the EPC Contract.

“Guaranteed Net Electrical Output” means the Net Electrical Output that will be guaranteed in the EPC Contract.

“Guaranteed Net Heat Rate” means the Net Heat Rate that will be guaranteed in the EPC Contract.

“Guaranteed Sorbent Consumption” means the sorbent consumption that will be guaranteed in the EPC Contract.

“Guaranteed Noise Emissions” means the noise emissions that will be guaranteed in the EPC Contract.

“Lime Consumption Test” means the Performance Guarantee Test conducted by Seller to determine whether the Facility meets the Performance Guarantee with respect to lime consumption.

“Make Right” with respect to Seller’s obligation to achieve an Equipment Performance Guarantee, or Minimum Performance Criteria, or to meet Functional Test requirements, means that Seller shall make necessary modifications to the Equipment and perform all other Work, at its sole expense and risk, so that such obligation is fully satisfied and furthermore, Seller’s failure to meet such obligation is not subject to payment of liquidated damages and is not subject to limitations of sub caps included in the Agreement. Seller’s liability for failure to achieve any make right obligation is however subject to the aggregate limitation of liability provision set forth in Section 5, Clause SC-30.1.

“Maximum Net Heat Rate” means a Net Heat Rate equal to ***% of the Guaranteed Net Heat Rate.

“Minimum Net Electrical Output” means a Net Electrical Output equal to ***% of the Guaranteed Net Electrical Output.

“Minimum Facility Performance Criteria” means, as applicable, Maximum Net Heat Rate, the Minimum Net Electrical Output, and the continuously monitored Guaranteed Air Emissions (except ammonia emissions to the extent permitted under Applicable Law).

“Net Electrical Output” or “NEO” means the electric output of the Facility (expressed in kW), measured during the Net Electrical Output Test, as delivered to the high voltage side of the main step-up transformers.

***    CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:		By Buyer:

“Net Electrical Output Test” means the Performance Guarantee Test described in Clauses 3.0 and 6.0 of this Appendix 4 conducted by Buyer to demonstrate compliance with the Guaranteed Net Electrical Output.

“Net Heat Rate”, with respect to Facility, has the meaning detailed in Clause 6 of this Appendix 4.

“Net Heat Rate Test” means the Performance Guarantee Test described in Clauses 3.0 and 6.0 of this Appendix 4 conducted by Buyer to demonstrate compliance with the Guaranteed Net Heat Rate.

“Performance Guarantee Tests” means the Thermal Performance Test, the Ammonia Consumption Test, the Lime Consumption Test, the Sorbent Consumption Test, and the Air Emissions Test.

“Performance Liquidated Damages” or “Performance LDs means liquidated damage amounts set forth in Clause 3.0 of this Appendix 4 that are payable by Seller to Buyer for failure to meet certain Equipment Performance Guarantees.

“Performance Tests” means, collectively, the Performance Guarantee Tests, the Functional Tests, and the Reliability Test.

“Reliability Guarantee” means the guaranteed EAF or EEAF, as the text applies, as defined in Clause 4.0 of this Appendix 4.

“Reliability Liquidated Damages” or “Reliability LDs” means liquidated damages amounts set forth in Clause 4.0 of this Appendix 4 that are payable by Seller to Buyer for failure to meet the Reliability Guarantee.

“Reliability Test” means the Performance Test described in Clauses 4.0 and 5.0 of this Appendix 4 to determine the EAF and EEAF.

“Sorbent Consumption Test” means the Performance Guarantee Test conducted by Seller to determine whether the Facility meets the Performance Guarantee with respect to sorbent consumption.

“Test Procedures” means the procedures specified for the performance of the Performance Tests or Equipment Performance Tests, and any other tests reasonably required by Buyer.

“Thermal Performance Test” means Net Electrical Output Test or Net Heat Rate Test or both, as the context may require.

2.0	GENERAL

A.	Seller’s obligations respecting the performance of its Equipment include:

a.	The obligations to meet the Equipment Performance Guarantees as set forth in Clause 3.0 of this Appendix 4 or to pay Performance Liquidated Damages for acceptable deviations, as stated in that Clause.

By Seller:		By Buyer:

b.	The obligations to meet the guarantee respecting Equipment Equivalent Availability Factor (EEAF) as set forth in Clause 4.0 of this Appendix 4 or to pay Reliability Liquidated Damages for acceptable deviations as stated in that Clause.

c.	The obligations to successfully complete the Functional Tests, as required under Clause 5.0 of this Appendix 4.

d.	The obligations to meet any other performance and/or testing requirements stated in the Technical Specifications.

B.	Successful demonstration of each Facility Performance Guarantee and the Reliability Guarantee, requires both that (a) the Facility demonstrates that it meets the guaranteed performance level for the particular guaranteed item under the conditions specified, and (b) Buyer declares and Owner accepts that the particular Performance Test or Reliability Test in which such demonstration occurs is a Completed Performance Test for purposes of Substantial Completion or Final Completion (as applicable) under the Prime Contract.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT SELLER SHALL NOT BE CONSIDERED TO HAVE MET ITS OBLIGATIONS UNDER THIS APPENDIX 4 UNLESS THE FACILITY AS A WHOLE HAS MET THE CRITERIA FOR FINAL COMPLETION, EVEN IF SELLER’S EQUIPMENT PERFORMS SATISFACTORILY AND BUYER MUST REPERFORM THE APPLICABLE PERFORMANCE TEST FOR REASONS OUTSIDE SELLER’S CONTROL.

C.	During any Performance Test, the Facility shall comply with all Applicable Laws and permits in order for the Performance Test to be considered valid.

D.	Liquidated damages shall be payable under this Appendix 4 based on the corrected results of the applicable Completed Performance Test and in accordance with other provisions contained in this Agreement.. Seller shall pay any liquidated damages due under this Appendix within five (5) days of receipt of invoice.

E.	The Completed Performance Tests (including the Reliability Test) selected and designated by Buyer for Substantial Completion or Final Completion or otherwise for the payment of Performance LDs (as applicable) will be the tests selected by Buyer and accepted by Owner.

F.	The Prime Contract will include an initial cure period beginning on the Substantial Completion Date and ending one hundred eighty (180) days later (“Cure Period”) for the achievement of the Facility Performance Guarantees. During the Cure Period, Seller shall exercise all reasonable efforts to make all refinements, repairs, and modifications that may be necessary or desirable to enhance Equipment performance up to compliance with a 100% level of achievement of all Equipment Performance Guarantees. If Seller achieves a 100% level of achievement of all Equipment Performance Guarantees, but the Facility has not achieved 100% of the Facility Performance Guarantees, Seller agrees to assume the costs of one additional test (the “Post Guarantee Test”) in an effort to achieve 100% of the Facility Performance Guarantees. For any test occurring after the Post Guarantee Test, the Parties agree that Seller’s reasonable additional costs incurred in connection with such additional testing will be borne by Buyer so long as all Equipment Performance Guarantees have been met and so long as all Equipment Performance Guarantees continue to be met during the Cure Period; provided, any costs incurred by

By Seller:		By Buyer:

Seller relating to witnessing of any testing shall be borne by Seller. In the event that the Facility Performance Guarantees have not been achieved on or prior to the expiry of the Cure Period, Buyer may determine in its sole discretion either (a) to submit to Owner a remedial plan for achievement of the Facility Performance Guarantees; or (b) to decline to submit such a remedial plan.

(i)	In the event that Buyer declines to submit a remedial plan then Performance LDs shall be payable by Seller under this Appendix 4 based on the results of the Completed Performance Test as determined by Buyer and Owner.

(ii)	In the event that Buyer submits a remedial plan (including proposal for extension to the Cure Period (“Cure Period Extension”)) but Owner does not approve such remedial plan, then Performance LDs shall be payable by Seller under this Appendix 4 based on the results of the Completed Performance Test as determined by Buyer and Owner; but, notwithstanding payment of such Performance LDs, Seller shall, if required by Buyer, continue to exercise all reasonable efforts during the Cure Period Extension to make all refinements, repairs, and modifications that may be necessary to enhance Equipment performance up to compliance with a 100% level of achievement of all Equipment Performance Guarantees.

(iii)	In the event that there is a Cure Period Extension then Seller’s liability for Performance LDs with respect to each Equipment Performance Guarantee shall be reassessed based on the results of the Completed Performance Test conducted during the Cure Period Extension, as determined by Buyer and Owner, and

(x)	to the extent that the Performance LDs as reassessed are less than the amount of Performance LDs previously paid by Seller pursuant to paragraph (ii) above, then the amount of the difference shall be refunded to Seller; and

(y)	to the extent that the Performance LDs as reassessed exceed the amount of Performance LDs previously paid by Seller pursuant to paragraph (ii) above, then the amount of the difference shall be paid by Seller, in addition to the Performance LDs previously paid by Seller.

(iv)	In the event Buyer submits a remedial plan (including proposal for extension to the Cure Period (“Cure Period Extension”)) and Owner approves such remedial plan, then Seller shall, if required by Buyer, continue to exercise all reasonable efforts during the Cure Period Extension to make all refinements, repairs, and modifications that may be necessary or to enhance Equipment performance up to compliance with a 100% level of achievement of all Equipment Performance Guarantees.

G.	During the Cure Period and any Cure Period Extension, Buyer will allow Seller access to Seller’s Equipment for tuning to the extent such access is provided by Owner under an approved remedial plan.

H.	Except as provided in Section F above, upon payment of Performance Liquidated Damages under this Appendix 4, no further repairs and modifications are required to improve performance with regard to the Equipment Performance Guarantees for which the liquidated damages are paid. This provision shall not be construed to limit Seller’s warranty obligations pursuant to Special Conditions Clause SC-6, entitled “Warranties.” In the event that the Facility has achieved Substantial Completion but Seller has not achieved all of the Equipment Performance Guarantees, Seller shall be obliged at request

By Seller:		By Buyer:

of Buyer, to modify, repair, adjust and re-test the Equipment in order to demonstrate achievement of the Equipment Performance Guarantees. In the event that by the earlier of expiry of the Cure Period (as may be extended) and the Guaranteed Final Completion Date Seller has failed to achieve any or all of the Equipment Performance Guarantees Seller shall be liable to pay Performance Liquidated Damages to Buyer as determined and directed by Buyer in respect of those Equipment Performance Guarantees which Seller has failed to achieve.

I.	EQUIPMENT PERFORMANCE LIQUIDATED DAMAGES PAYABLE BY SELLER SHALL BE ASSESSED IN ACCORDANCE WITH SECTION 3 BELOW, REGARDLESS OF WHETHER LIQUIDATED DAMAGES FOR PERFORMANCE SHORTFALL ARE DUE FROM BUYER TO OWNER UNDER THE PRIME CONTRACT.

J.	Further understandings in respect of the Reliability LDs provided in Article 4.0 are set out in paragraphs (a) through (e) below:

a.	Buyer (acting reasonably, fairly and equitably) shall determine responsibility for shortfalls in the guaranteed Facility EAF as between Buyer, Seller and Buyer’s other contractors or suppliers based upon the calculated EEAF of the Seller’s Equipment. If and to the extent that such shortfalls are in Buyer’s opinion (acting reasonably, fairly and equitably) the responsibility of Seller, Buyer (acting reasonably, fairly and equitably) shall assess and apportion responsibility to the Seller.

b.	Buyer shall give written notice to Seller of any determination of responsibility under this clause, and of any resulting assessment and obligation to pay liquidated damages to Buyer. Buyer will promptly provide Seller with full details of all relevant calculations and with copies of all relevant correspondence and other documents upon which such determination, assessment and attribution were based.

c.	With respect to Reliability LDs, if Owner does not recover or seek to recover from Buyer liquidated damages for failure to achieve the Guaranteed EAF under the Prime Contract, Buyer shall not be entitled to recover Reliability LDs under this Agreement for Seller’s failure to meet its guaranteed EEAF.

d.	In no event shall the Reliability LDs recoverable from Seller be in excess of the amount of the liquidated damages recovered or sought from Buyer by Owner for failure to achieve the Guaranteed EAF under the Prime Contract.

e.	Buyer has the sole right to determine and declare which tests or series of tests will be used to demonstrate the overall Facility performance.

K.	Performance Tests shall be run in accordance with this Appendix 4. Buyer shall give Seller reasonable notice of the date or dates on which the Performance Tests shall begin.

L.	The Parties agree that it would be extremely difficult and impracticable under the presently known and anticipated facts and circumstances to ascertain and affix the actual damages that Buyer would incur should the Facility meet the Minimum Facility Performance Criteria but fail, due to reasons attributable to Seller’s Equipment, to meet the Facility Performance Guarantees and/or Reliability Guarantee. Accordingly, the Parties agree that the amounts specified herein for Performance Liquidated Damages and Reliability Liquidated Damages are not intended as penalties but rather as reasonable projections of damages that Buyer might incur for failure to meet the Facility Performance Guarantees and Reliability Guarantee, respectively.

By Seller:		By Buyer:

3.0	EQUIPMENT PERFORMANCE GUARANTEES, PERFORMANCE GUARANTEE TESTS AND PERFORMANCE LIQUIDATED DAMAGES

A.	Equipment Performance Guarantees: Seller guarantees that in the Completed Performance Tests declared by Buyer to demonstrate the requirements of the Facility to achieve Final Completion under the Prime Contract, Seller’s Equipment will achieve the Equipment Performance Guarantees associated with such Completed Performance Tests as indicated in Table 3.0 A.

The following table details the Facility Performance Tests, and the Equipment Performance Guarantees associated with the Facility Performance Tests:

Table 3.0 A Performance Tests and Associated Equipment Performance Guarantees

Facility Performance Test		Associated Equipment Performance Guarantees
Performance Guarantee Tests

a.	Thermal Performance Test (Net Electrical Output and Net Heat Rate Tests)	Auxiliary Power Consumption in Section 2.3.2 of Appendix A of Material Requisition

b.		Flue gas pressure drop in Section 2.3.2 of Appendix A of Material Requisition

c.		Emissions (continuously monitored emissions only using the CEMS)

d.	Ammonia Consumption Test	None

e.	Lime Consumption Test	Lime Consumption in Section 2.3.2 of Appendix A of Material Requisition

f.	Sorbent Consumption Test	Sorbent Consumption in Section 2.3.2 of Appendix A of Material Requisition

g.	Air Emissions Test	Emissions (continuous and non-continuous using the Methods detailed in Section 2.1 of Appendix A of MRA-MKAA-00001)

Reliability Test(s)

h.	Reliability Test	Equipment EEAF (Equipment Equivalent Availability Factor)

Functional Tests

i.	Noise Emissions Test	Noise Guarantee in Section 2.3.1 of Appendix A of Material Requisition

j.	ERCOT Tests	None

By Seller:		By Buyer:

B.	Completion

To achieve Substantial Completion with respect to performance guarantees, the Facility must demonstrate the Minimum Facility Performance Criteria.

To achieve Final Completion with respect to performance guarantees, the Facility must:

a) Either

i)	meet 100% of all of the Facility Performance Guarantees during the Performance Guarantee Tests while meeting the continuously monitored Guaranteed Air Emissions (as measured by the CEMS); or

ii)	meet the Minimum Facility Performance Criteria during the Performance Guarantee Tests while meeting the continuously monitored Guaranteed Air Emissions (as measured by the CEMS) and the applicable performance liquidated damages must be paid under the Prime Contract; and

b) successfully pass all of the Functional Tests; and

c) Either

i)	achieve the Guaranteed Equivalent Availability Factor of ***% or greater, calculated in accordance with this Section 5, Appendix 4, Section 4.0 D during the Reliability Test while meeting the continuously monitored Guaranteed Air Emissions (as measured by the CEMS); or

ii)	the applicable liquidated damages must be paid under the Prime Contract for failure to meet the guaranteed EAF during the Reliability Test while meeting the continuously monitored Guaranteed Air Emissions (as measured by the CEMS); and

d) meet all of the Guaranteed Air Emissions, (continuous and non-continuous), per the applicable EPA test methods.

The continuously monitored emissions consist of NOx, CO, SO2, Opacity, Mercury, and Ammonia (if applicable). The Performance Guarantee Tests are more particularly described in Clause 6.0 below and will be conducted in accordance with the provisions of Clause 7.0 below.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:		By Buyer:

C.	Performance Liquidated Damages:

If in the Completed Performance Test Seller’s Equipment fails to meet one of the Equipment Performance Guarantees set forth in Table 3.1, Seller shall pay as liquidated damages, and not as a penalty, an amount calculated at the rate shown in Table 3.1 for any deficiencies in meeting such Equipment Performance Guarantee.

        Table 3.1 Performance Liquidated Damages

PARAMETER	Amount of Deficiency	Performance LD (US $)
Auxiliary Load Consumption REFER TO “AUXILIARY POWER CONSUMPTION” PER TABLE 3.0A	1 kW	$	***
Flue gas pressure drop	1.0 in w.c.	$	***
Lime Consumption	1.0 lb/hr available CaO	$	***
Sorbent Consumption	1.0 lb/hr	$	***

Unless specifically identified in Table 3.1 above as being subject to payment of liquidated damages, all of the Seller’s Equipment Performance Guarantees listed in Material Requisition MRA-MKAA-00001, Appendix A shall be “Make Right” guarantees

Seller’s right to liquidate a failure to meet the Equipment Performance Guarantees identified in Table 3.1 above is contingent upon Seller achieving the Minimum Performance Criteria and upon that failure not limiting the ability of the Facility to operate during any normal mode of operation.

The Equipment must meet each Equipment Performance Guarantee, unless specifically stated otherwise. Excess performance in one Equipment Performance Guarantee shall not be allowed to offset shortfalls in performance of another Equipment Performance Guarantee.

With respect to those Equipment Performance Guarantees for which Performance Liquidated Damages are provided, the payment by Seller to Buyer of such Performance Liquidated Damages in accordance with this Appendix 4 shall be Buyer’s sole and exclusive remedy in full and final satisfaction of Seller’s liability for performance shortfall, subject to the provisions of Clause 6.0, Paragraph C of this Appendix 4 imposing on Seller costs of any retesting to the extent Performance Tests fail for reasons attributable to Seller.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:		By Buyer:

4.0	RELIABILITY GUARANTEE, RELIABILITY TEST AND RELIABILITY LIQUIDATED DAMAGES

A.	Reliability Guarantee: Seller guarantees that the EEAF, as measured during the Completed Reliability Test (and calculated in accordance with paragraph (D) below), will not be less than ***%.

B.	Reliability Test: The Reliability Test consists of a 720-hour period of operation of the Facility, will be conducted in accordance with the procedures and protocols described in Clause 7.0 below, and is a requirement for achieving Final Completion.

Seller shall participate with Buyer in a Reliability Test to demonstrate to Owner that the Facility can achieve the Guaranteed Equivalent Availability Factor during the 720 hour Reliability Test period.

The period of testing for the Reliability Test shall commence whenever the Facility is ready after the startup of the Facility and continue until the Facility has achieved the guaranteed Equivalent Availability Factor or better over a period of 720 hours, but not beyond the Guaranteed Final Completion Date. Buyer may at any time look back over the test data and designate the time period to be declared as the Reliability Test. Full outage due to Force Majeure events or interruptions because the power purchaser cannot or will not accept power, and the related time required to shut down and restart for these outages, will not be counted as test hours and will extend the 720 hour test period.

a.	The Equipment Equivalent Availability Factor (EEAF) and the Facility Equivalent Availability Factor (EAF) shall be logged from the date of commencement of the Reliability Test.

b.	Buyer will make all reasonable efforts to allow Seller access to the Equipment in order to minimize repair time.

c.	Buyer will advise Seller when any event occurs which affects the EEAF. Relevant logs and other plant operating records shall be made available to Seller’s representatives at reasonable times and places upon request to the extent they have been made available by Owner to Buyer.

d.	Seller may have personnel present to monitor operation until the guarantee period has been completed.

e.	Buyer will determine the EAF using the formula as described in Clause 4.0 below.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:		By Buyer:

C.	Reliability Liquidated Damages: If in the Completed Reliability Test, the EEAF is less than the Reliability Guarantee value (EEAF) listed above, and if due to reasons attributable to or within the control of Seller, Seller shall pay as liquidated damages an amount calculated at the rate shown below. If the EEAF is less than the Reliability Guarantee for reasons that are not solely attributable to Seller, Seller shall pay an amount equal to the proportionate share of Seller’s responsibility. The payment by the Seller to the Buyer of Reliability LDs in accordance with this Article 4.0 shall be the Buyer’s sole and exclusive remedy in full and final satisfaction of the Seller’s liability for failure to achieve the Reliability Guarantee.

D.	Notwithstanding the above, if the Facility fails to achieve the EAF identified in Section 3.0 B(c)(i) by the Guaranteed Final Completion Date, and to the extent the shortfall is attributed to the Equipment, then the Seller shall be liable to pay to Buyer liquidated damages (Reliability Liquidated Damages), calculated in accordance with this Section 4, for any shortfall attributable to Seller as determined by the difference in calculated EEAF from Seller’s guaranteed EEAF identified in Section 4.0 A. If Seller’s Equipment meets the EEAF in the time period selected by Buyer and identified to Owner, regardless of the Facility performance, Seller shall not be liable for Reliability Liquidated Damages.

E.	If under this Section 4.0, the Facility achieves its EAF identified in Section 3.0 B(c)(i) then Seller shall be deemed to have satisfied its EEAF regardless of the actual EEAF calculated in a Reliability Test.

EEAF Ranges	Reliability Liquidated Damages
Less than 99%	$*** per % point shortfall

If the Facility failed to meet the Guaranteed Net Electrical Output, respectively, during the Completed Net Electrical Output Test, the EAF and EEAF will be calculated based upon the “bought down” capacity of the Facility (i.e., after payment of the applicable Performance Liquidated Damages) for purposes of this Clause.

For purposes of this Clause the EEAF shall be rounded to the nearest one hundredth of a percentage point.

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:		By Buyer:

F.	To determine the EAF, an availability factor (AF) will be calculated for each dispatch level requested by the Owner during the designated test period. The sum of the individual AFs, as calculated at each dispatch level, will be averaged on a time-weighted basis to determine the equivalent availability over the total test period. EAF is defined as follows:

EAF = {[(AF1 x DP1) + (AF2 x DP2) + ... + (AFn x DPn)] ÷ TP} x 100%

Where:

AF =	Availability factor calculated at each individual dispatch level and dispatch period as follows:

AF =	(NKWHO) ÷ (DL x DP)

If the dispatch level for any dispatch period is zero, then the corresponding AF for that dispatch period is 1, provided the Facility is available.

NKWHO	= Net energy output calculated as the sum of kilowatt-hours generated by the Facility over each dispatch period, as measured at the high voltage side of the main transformer using the Facility’s metering devices and as adjusted for the Facility guaranteed conditions.

DL =	The net electrical dispatch level, in kilowatts, assigned by the dispatch authority. The dispatch level shall not be greater than the guaranteed Net Electrical Output of the Facility. The dispatch level shall be constant over the dispatch period to which it applies. During periods of ramping the Facility load up or down to meet a dispatched load, the dispatch level will be considered the lower of the two dispatch loads assigned by the dispatch authority. The DL cannot exceed the lesser of (1) the NEO or (2) the Net Electrical Capacity test results selected by Buyer to demonstrate the Net Electrical Output guarantee to Owner.

DP =	The period associated with each individual dispatch level, measured in hours. The sum of the dispatch periods shall equal the total test period duration.

n =	Total number of DPs in the test period

TP =	Total test duration, in hours

G.	EEAF Calculation:

The EEAF will be determined as noted below.

By Seller:		By Buyer:

EEAF = [AH-(EUDH+EPDH)]/PH * 100%

And:

AH	= PH – (FOH + MOH + POH)

EUDH	= Unplanned Derated Hours x Size of Reduction / MDC

EPDH	= Planned Derated Hours x Size of Reduction / MDC

Where:

AH	=	Available Hours (Period Hours (PH) less Planned Outage Hours (POH), Forced Outage Hours (FOH), and Maintenance Outage Hours (MOH)) required by Seller to make repairs or adjustments to the Equipment for the purposes of meeting Equipment Performance Guarantees or meet the guaranteed EEAF identified in Section 4.0 A

PH	=	Period Hours = 720 Hours declared by Buyer to demonstrate the EAF. Periods of unavailability during the PH due to reasons not attributable to Seller’s Equipment shall be counted as Available Hours when calculating the Seller’s EEAF.

FOH	=	Forced Outage Hours attributable to Seller’s Equipment

MOH	=	Maintenance Outage Hours attributable to Seller’s Equipment

POH	=	Planed Outage Hours attributable to Seller’s Equipment

EUDH	=	Equivalent Unplanned Derated Hours attributable to Seller’s Equipment

EPDH	=	Equivalent Planned Derated Hours attributable to Seller’s Equipment

MDC	=	Maximum Dependable Capacity = DL (as defined in the EAF equation)

In determining the EUDH and EPDH, the size of the reduction shall be determined based upon the shortfall in kilowatt-hours in the net electrical output from the MDC during the period of derated operation attributable to Seller’s Equipment.

Buyer shall “look back” over the data collected since the declared start of the Reliability Run and declare a 720 period to use as the basis of demonstrating the EAF and the Seller’s EEAF.

By Seller:		By Buyer:

When the Facility is required for dispatch and a fault occurs resulting in a total loss of generation, the period of the forced outage shall begin when the Facility has been taken out of service such that it is no longer capable of being dispatched as evidenced by the operation records and shall end when the Facility has been, or was made ready to have been, returned to the required operating condition (in accordance with the start-up and ramp-up rates included in station manuals) following completion of the repairs .

A Planned Outage shall begin when the Facility has been taken out of service such that it is no longer capable of being dispatched by Owners as evidenced by the operation records and shall end when the Facility has been returned to the required operating condition (in accordance with the start-up and ramp-up rates included in the station manuals).

Buyer shall have the right (and Seller shall have the right to participate in such inspection to the extent Buyer has such right of inspection) at all reasonable times during the Reliability Test to inspect the Facility, Equipment and all ancillary parts thereof. If as a result of such an inspection, Buyer becomes aware of (or Seller notifies Buyer of) abnormal operating conditions or an impending failure, and if Owner and Buyer agree (each acting reasonably), the Facility shall be shut down in order to permit the parties to undertake a detailed inspection over such period as the parties shall agree to be reasonable in the circumstances.

5.0	FUNCTIONAL TESTS

Final Completion of the Facility requires successful completion of Functional Tests as further detailed herein:

A.	Noise Emissions Test

B.	ERCOT Tests

The Seller’s obligations to support the Functional Tests, as described in Table 3.0A of this Appendix 4 are Make Right obligations.

6.0	PERFORMANCE GURANTEE TESTS

A.	Seller’s Equipment will be tested as part of the Performance Guarantee Tests. Seller is to demonstrate the Equipment Performance Guarantees associated with a particular Performance Guarantee Test in accordance with Table 3.0A of this Appendix 4.

The Performance Guarantee Tests will consist of the following:

(1)	Thermal Performance Test

(2)	Ammonia Consumption Test.

(3)	Lime Consumption Test.

By Seller:		By Buyer:

(4)	Sorbent Consumption Test.

(5)	Air Emissions Tests

B.	Thermal Performance Test

Net Electrical Output (NEO)

The Net Electrical Output of the Facility shall be determined as the average of the corrected Net Electrical Output measured during two 4-hour periods, after correcting to the Guarantee Conditions of the Facility.

Net Heat Rate Calculation

Net Heat Rate (NHR) is not directly measurable and will be determined analytically based on the average of tests using the NHR calculations described below:

NHR	=	THR
(NEO/GEO) (BEF)

Where

THR	=	Turbine Heat Rate, Btu/kWHr, defined as follows and determined by the average of two tests in accordance with the “Alternative Test” described in paragraph 1.3.3 of ASME PTC 6-2004 “Performance Test Code 6 on Steam Turbines”, with a test period of four (4) hours each, will be conducted to determine the turbine cycle heat rate. Test results will be corrected in accordance with ASME PTC 6 – 2004 “Alternative Test” and Seller’s performance correction curves for deviations from the Guarantee Conditions. All other group 1 and 2 corrections to the as-tested turbine cycle heat rate will not be permitted. The corrected test specific heat rates shall agree within 0.5 percent. Measured/calculated data will be used as inputs in the following formula:

                                                                  THR= [M1 (H1 - HF) + M2 (HHR - HCR)]*(TAC)

                                                                                                               GEO

                                                                  Where

M1	=	Turbine inlet steam flow, Lb/hr
H1	=	Turbine inlet main steam enthalpy, Btu/Lb
HF	=	Last HP heater outlet feedwater enthalpy, Btu/Lb
M2	=	Reheat steam flow, Lb/hr
HHR	=	Turbine inlet hot reheat steam enthalpy, Btu/Lb

By Seller:		By Buyer:

HCR	=	Turbine outlet cold reheat steam enthalpy, Btu/Lb
GEO	=	Gross electrical output at generator terminals adjusted for exciter losses, kW (adjusted)

NEO	=	Net Electrical Output, kW (adjusted) during the NHR Test
BEF	=	Boiler Efficiency Factor, percent/100
TAC	=	Turbine aging correction factor, determined as described in Clause 7.0, Paragraph A of this Appendix 4.

C.	Each Performance Test shall be performed at a time selected by, and at the discretion of Buyer. If, due to failure of Seller’s Equipment, an additional Performance Test is required, Seller shall be responsible for the cost of this retest (excluding fuel and operator costs) based on the scope of testing work allocated to Seller in Material Requisition MRA-MKAA-00001, Appendix A. With respect to any Performance Test, Buyer may declare a “Completed Performance Test”, which shall establish the time of completion for such test if accepted by Owner.

Buyer shall give reasonable notice to Seller prior to the dates on which any Performance Test will be made, it being understood that Seller may require preliminary tests and final adjustments.

D.	The performance of the Equipment demonstrated in each Completed Performance Test will be determined and calculated in accordance with test procedures consistent with Material Requisition MRA-MKAA-00001, Appendix A, and as mutually established by Seller, Buyer and Owner, which shall include correction factors and adjustment curves.

E.	All test results obtained from the Performance Tests shall be corrected to the Guarantee Conditions in accordance with the Test Procedures for the Facility.

F.	All Performance Guarantee Tests shall be accomplished with the Facility operating wholly within its design ratings.

7.0	TEST PROTOCOLS AND PROCEDURES

A.	Guarantee Conditions

All Facility Performance Test results will be adjusted analytically for deviations from the Guarantee Conditions as set forth in the Facility Test Procedures.

Aging or degradation shall not be considered when determining whether the Seller’s Equipment meets the Equipment Performance Guarantees.

B.	Test Interruptions

With the exception of the Reliability Test, any test interruption attributable to Buyer experienced during a Facility Performance Test or Equipment Performance Test will

By Seller:		By Buyer:

require the re-testing of the applicable Facility or Equipment Performance Guarantees. Test data gathered from the Facility or Equipment Performance Test prior to the interruption shall be discarded. If a test interruption occurs for reasons beyond the control of Buyer, it shall be mutually agreed to either: (a) resume the Facility or Equipment Performance Test after the cause of the test interruption has been rectified, or (b) restart the Facility or Equipment Performance Test.

Upon the occurrence of a Facility or Equipment Performance Test interruption, Buyer shall notify Owner in accordance with the performance test procedure. Upon notification of an interruption, Buyer and/or Seller, with Owner’s assistance will identify the cause, define the procedure for continuing or stopping the Performance Test or Equipment Performance Test, and identify the responsibility for any costs incurred for re-testing.

“Reliability Test Interruption” means any period of time the Facility is out or derated because of Force Majeure, unavailability of fuel, Owner scheduled outages (other than at Buyer’s request), faults of the electrical grid, and failure of Owner to operate the Facility in accordance with the station operating manuals. Reliability Test Interruptions will be excluded from the Performance Test period for test data analysis and the Performance Test shall continue when the interruption is corrected. Reliability Test Interruptions will extend the test period by an amount of time equal to the interruption. Reliability Test data collected before the interruption may be included in the analysis.

Periods of exceedance of emissions limits defined in the Air Permit shall be treated as a Reliability Test Interruption pursuant to the previous paragraph (for the duration of the exceedance period), except for periods during which the emissions exceedance resulted in a Facility derating or shutdown.

Upon a Facility trip caused by the Work, Owner will not be required to return the Facility to service unless the root cause of the trip has been identified and the problem has been corrected.

By Seller:		By Buyer:

Any time period during a test for which a test interruption occurs that is beyond the control of Buyer and Seller will be excluded from the test period for test data analysis. Any interruption that is the consequence of failure of equipment to meet operating requirements shall not be a test interruption and shall not be excluded from the test period for test data analysis. Types of interruptions excluded from the test period shall included interruptions caused by Force Majeure, test instrumentation malfunction, unavailability of design fuel or other materials, problems in disposing of discharge materials, and operating and dispatching decisions and other causes outside Buyer’s and Seller’s control except as otherwise provided with respect to dispatching decisions during the Reliability Test. The Reliability Test periods may, at Buyer’s option, be continuous except for permitted test interruptions per above.

Operator action/inaction, inconsistent with Prudent Utility Practices, or not in accordance with (or inconsistent with) the performance test procedures, causing a failure to meet the Guaranteed Emissions levels will not constitute an emissions violation or test interruption, unless such action or inaction is at the direction of Buyer and Seller. Emissions data from an exceedance period attributable to operator action/inaction will be excluded from analysis. All other data collected during such an exceedance period, at Buyer’s and Seller’s joint option, will be included in the analysis.

The failure of nonessential automatic controls and instrumentation will not preclude initiation of the Reliability Test, or require a Reliability Test interruption if Buyer determines that the failure or unavailability of such instrumentation would not require a Facility shutdown during normal operation.

C.	Test Procedures

Seller shall submit, not later than 365 Days before the Guaranteed Substantial Completion Date, procedures for the tests which shall include name of item to be tested, location of measurement points, manufacturer and model number of major instruments to be utilized, any applicable correction curve(s) for off-design conditions, and a verifiable method of calculation (sample calculation) of the test results.

The performance of Seller’s Equipment will be based on acceptance tests in accordance with Material Requisition MRA-MKAA-00001, Appendix A.

The Performance Tests of the Facility shall be performed using a combination of permanent Facility instrumentation and special test instrumentation for measurements.

Seller shall be required to support the overall Performance Test program. Seller-supplied Equipment will be required to be operated in the normal configuration and be monitored as the Performance Tests are completed.

Seller shall report the results of the each Equipment Performance Test (unless aborted) to Buyer. Buyer may report the results of each Equipment Performance Test to Owner.

Seller shall submit a summary test report within 48 hours after completion of each test performed by Seller. The report shall be sufficient to demonstrate whether the Equipment Performance Guarantees were met (i.e., including corrections of test data to the Reference Conditions). Buyer shall make available to Seller copies of any summary test report applicable to Seller’s Equipment.

By Seller:		By Buyer:

Buyer shall submit to Seller a final test report within 18 Days of test completion. This detailed test report shall include, as a minimum, a description of the equipment tested, the instruments with calibration used for the tests, test uncertainty, test data, results, calculations, laboratory analyses, and application of corrections to Guarantee Conditions.

D.	Test Tolerances

Application of zero test tolerance shall apply for the tests and in determining conformance to guarantees.

No tolerance, margin, or allowance for uncertainties in measurement or instrumentation will be allowed in determining conformance to Equipment Performance Guarantee values.

NOTE: The requirements of this Section 5, Appendix 4 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 5

SCHEDULE GUARANTEES

1.0	General - Liquidated Damages (LDs) Reasonable

The Parties agree that Buyer would be damaged by Seller’s failure to meet the required dates (“Guaranteed Milestone Dates”) set forth in Articles 2 and 3 of this Appendix 5 and by any failure to achieve Substantial Completion by the date which is ninety (90) Days prior to the Guaranteed Substantial Completion Date and that Buyer’s actual damages in any such event would be extremely impracticable or impossible to calculate. Accordingly, the Parties agree that Seller’s liability to Buyer for failure to achieve the specified dates shall be determined by and limited to amounts as specified below, which Seller agrees to pay to Buyer in such event as liquidated damages and not as a penalty.

The Parties, having negotiated in good faith for such specific liquidated damages and having agreed that the amount of such liquidated damages is reasonable in light of the anticipated harm caused by the breach or fault related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the validity or enforceability of such liquidated damages.

If any sum specified as liquidated damages fails as liquidated damages for any reason, then Seller shall nonetheless be liable to pay general damages in respect thereof, provided that such general damages shall not exceed the subcap applicable to any liquidated damages that would have been payable in such circumstances.

Except as provided herein, each item of liquidated damages appearing in Articles 2, 3 and 4 below shall apply separately and independently of every other item of liquidated damages appearing in this Appendix 5. To the extent funds withheld by Buyer are not sufficient to pay any and all liquidated damages arising under this Agreement, Seller shall pay such liquidated damages five (5) days after receipt of Buyer’s claim and invoice.

Payment of liquidated damages shall not relieve Seller from its obligation to carry out and complete the Work in accordance with this Agreement and/or from any other duties, obligations or responsibilities Seller may have under this Agreement and, accordingly, shall not prejudice Buyer’s rights in the event of the failure of Seller to comply with any such obligations, subject to the provisions of Section 5 (Special Conditions) Clause SC-30 (Limitation of Liability).

2.0	Drawings, Documentation and Engineering Data

2.1	Drawings and engineering data for Project 1 shall be submitted by Seller in strict accordance with Section 2 (Technical Specifications) Appendix B of Material Requisition (“Document Submittal Requirements” (“DSRs”)), shall be complete in all respects and of a high professional quality, and shall be received by Buyer no later than the “Guaranteed Document Milestone Dates” shown in Section 2 (Technical Specifications) Appendix B of Material Requisition. The Guaranteed Document Milestone Dates are the dates such initial drawings or other documents are to be received by Buyer at the address stipulated in Section 3 (Drawings and Data), subject to Clause 2.7, below. In the case of a DSR requiring a group of documents to be submitted, this means that all of the documents in the group must be received by Buyer on or before the Guaranteed Document Milestone

By Seller:		By Buyer:

Date therefor. Seller may transmit documents by the most expedient means available including electronic transmission, provided the date Buyer receives such transmission is no later than the relevant Guaranteed Document Milestone Date. Where electronic transmission has been made, Buyer shall receive one corresponding paper copy within seven (7) Days of the electronic transmission. The drawings and engineering data submitted with respect to Project 1 shall also apply to each of the remaining seven (7) subsequent Projects in Owner’s Standard Plant Program. Seller shall not be further obligated to submit any drawings or engineering data for any such subsequent Project.

2.2	Document Delivery Milestones

Seller shall pay the liquidated damages (“Document Delivery LDs”) as set forth in Table 1.0 for document receipt by Buyer later than the applicable Guaranteed Document Milestone Date unless Seller can show, to Buyer’s reasonable satisfaction, that the delay is not attributable to Seller; provided, however, document delivery liquidated damages shall only apply to Project 1.

Table 1.0 – Document Delivery LDs

Milestone	Days Late	Document Delivery LDs Per Day
Documents subject to Document Delivery LDs are listed in Section 2 Appendix B, Material Requisition.	1 – 7 8-21 22 +	$ ***/Day/DSR Milestone item $ ***/Day/DSR milestone item $ ***/Day/DSR milestone item

Example:

1.	For 7 Days delay of a document subject to Document Delivery LDs, the LDs shall be:

7 x $*** = $***.

2.	For 35 Days delay of a document subject to Document Delivery LDs, the LDs shall be:

7 x $*** + 14 x $*** +14X$***= $***.

2.3	The Material Requisition, Section 2, Appendix B, contains an itemized list of drawings and documents subject to Document Delivery LDs and identifies the submittal schedule to Buyer. For the purposes of the Document Delivery LDs in Table 1.0 above, documents in Appendix B listed as subject to Document Delivery LDs are marked with “Y”.

2.4	All drawings submitted for “Review and Comment” shall be returned to Seller in accordance with Section 5 (Special Conditions) Clause SC-9 (Document Turnaround).

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:		By Buyer:

2.5	In the event that a given “Item Number” as shown in Appendix B Column No 1 includes more than one drawing/document, then Document Delivery LDs for late submittals shall only be assessed to the individual “Item Number” as a whole and the breakdown of “drawing/document” information on the drawing list shall not be treated as separate submittals for purposes of calculating Document Delivery LDs. For the avoidance of doubt, Document Delivery LDs shall only be assessed against the delay in submission of the last document submitted within a milestone group/”Item Number”.

2.6	Additionally, for purposes of assessing Document Delivery LDs, any document submittals, which receive status code 1, 2 or 4 shall be deemed to have been submitted by Seller. If these status code 1, 2 or 4 documents are subsequently revised by Seller causing rework by Buyer, such rework shall be charged to Seller’s account in accordance with Section 5 (Special Conditions) Clause SC-11 (Backcharges).

2.7	If any document submittal receives a status code 3 then, for the purpose of assessing the liability of Seller to pay Document Delivery LDs, such document shall be deemed not to have been received by Buyer until a revised or replacement document is received which receives a status code 1, 2 or 4 review stamp.

2.8	The payment by the Seller to the Buyer of Document Delivery LDs in accordance with this Clause 2.0 of this Appendix 4 shall be the Buyer’s sole and exclusive remedy in full and final satisfaction of the Seller’s liability for delay in submission of such documents, subject to Buyer’s rights under Section 4 (General Conditions) Clause GC-9 (Termination for Default) and Section 5 (Special Conditions) Clause SC-4 (Expediting) and subject to Seller’s liability for payment of other liquidated damages specified in this Agreement.

3.0	Equipment Delivery Milestones

3.1	Delivery of all Equipment shall be in accordance with the Delivery provisions of this Agreement. Delay in Delivery of specified Equipment items shall be subject to liquidated damages (“Equipment Delivery LDs”) as indicated in Attachment 1 to this Appendix 5.

3.2	Seller agrees to guarantee Delivery of Equipment by the dates set forth in Attachment 1 to this Appendix 5 (“Guaranteed Milestone Delivery Dates”) unless such dates have been extended pursuant to GC-2 and GC-3 and shall be subject to liquidated damages as indicated in Attachment 1 to this Appendix 5, based on the type of Equipment, in the event of delivery of Equipment later than the applicable Guaranteed Milestone Delivery Date. In addition, in the event that any item of Equipment is found by Buyer to be defective or damaged for reason(s) attributable to Seller, Seller shall be liable to pay Equipment Delivery LDs calculated from the date the defect or damage is notified by Buyer to Seller until the correction or repair is completed.

3.3	The Equipment delivery dates that are guaranteed in Attachment 1 to this Appendix 5 are for Delivery of all components in an identified group in accordance with the Delivery provisions of this Agreement. Equipment Delivery LDs will be assessed based upon the date of Delivery of the last item in an identified group.

3.4	The payment by Seller to Buyer of Equipment Delivery LDs shall be Buyer’s sole and exclusive remedy in full and final satisfaction of Seller’s liability for delay in Equipment Delivery, subject to Buyer’s rights under General Conditions GC-9 (Termination for Default) and Special Conditions Clause SC-4 (Expediting) and subject to Seller’s liability for payment of other liquidated damages specified in this Agreement.

By Seller:		By Buyer:

4.0	Substantial Completion Delay Liquidated Damages

4.1	If Buyer is delayed from achieving Substantial Completion by the date which is ninety (90) Days prior to the Guaranteed Substantial Completion Date (as such date may be extended from time to time under the Prime Contract) and such delay is caused either solely or in part by a deficiency in the Equipment or by the acts or omissions of Seller or its Subcontractors, it is agreed that Buyer will be damaged in an amount that will be difficult to ascertain. Therefore, Seller shall be liable to Buyer for payment of the amounts specified below, as liquidated damages and not as a penalty. If the delay is caused by reason(s) that are solely attributable to a deficiency in the Equipment or the acts or omissions of Seller or its Subcontractors, Seller shall be liable to Buyer for the amounts specified below. If the delay is caused by reason(s) that are not solely attributable to a deficiency in the Equipment or the acts or omissions of Seller or its Subcontractors, Seller shall be liable to Buyer for an amount equal to the proportionate share of Seller’s responsibility for the amounts specified below.

Days Late attributed to Seller	Substantial Completion LDs per Day
1 to 14 Days	$	***
15 to 29 Days	$	***
30 to 45 Days	$	***
46 Days and beyond	$	***

4.2	Subject to Clause 4.3 below, Buyer will provide reasonable access to the Equipment for a total duration of forty five (45) Days for the start up and commissioning of the Equipment commencing from the First Fire (on coal). Buyer shall endeavor to provide any additional access time to Seller, if available, within the overall start up and commissioning period from the commencement of First Fire (on coal) to ninety (90) Days prior to Guaranteed Substantial Completion Date, so long as such additional access time does not compromise or interfere with Buyer’s other commissioning activities.

4.3	The forty five (45) Days described in Clause 4.2 above shall be reduced by the number of Days that the cumulative impact of delays in delivery of Equipment causes First Fire (on coal) to be delayed. In addition, in the event that all other equipment and systems in the Facility are ready to support First Fire (on coal), and a defect or deficiency with respect to the Equipment is the primary cause of a delay in the First Fire (on coal) date, such forty five (45) Days also shall be reduced one Day for each Day of delay caused primarily by such defect or deficiency with respect to the Equipment.

4.4	If Buyer is unable to provide the forty five (45) Days described in Clause 4.2 above (or such lesser number of Days as provided in Clause 4.3 above) for reasons not attributable to Seller, then Days of delay will not be allocated to the Seller (hence no liability to the Buyer for Substantial Completion LDs shall apply) until Buyer has provided Seller with a total duration of forty five (45) Days (or such lesser number of Days as provided in Clause 4.3 above) for the start up and commissioning of the Equipment.

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:		By Buyer:

4.5	For the purposes of calculating the number of Days for the start up and commissioning of the Equipment, if Seller has access to the Equipment to perform start up related activities required for operation and the achievement of Substantial Completion, that Day shall be counted as a Day for the start up and commissioning of the Equipment.

4.6	For the avoidance of any doubt, if Buyer fails to make the Equipment available as contemplated by Clause 4.2 above that Day will not be counted as a Day for the start up and commissioning of the Equipment. Conversely, if Buyer makes the Equipment available as contemplated by the preceding paragraph and Seller elects not to perform startup activities, that Day will be counted as a Day for the start up and commissioning of the Equipment.

4.7	It shall be understood that all Parties will actively participate in the coordination and scheduling of startup related activities to achieve Substantial Completion in an organized, effective and efficient manner.

4.8	Further understandings in respect of the Substantial Completion LDs are set out below:

(i)	Buyer (acting reasonably) shall determine responsibility for delays as between Buyer, Seller and Buyer’s other contractors and suppliers. If and to the extent that such delay is in Buyer’s opinion (acting reasonably) the responsibility of Seller, Buyer (acting reasonably) shall assess and apportion responsibility to the Seller.

(ii)	Buyer shall give written notice to Seller of any determination of responsibility under this Clause 4.0, and of any resulting assessment and obligation to pay liquidated damages to Buyer. Buyer will promptly provide Seller with full details of all relevant calculations and with copies of all relevant schedules, correspondence and other documents upon which such determination, assessment and attribution were based.

(iii)	With respect to Substantial Completion LDs for the period after the Guaranteed Substantial Completion Date, if Owner does not assess liquidated damages for failure to achieve Substantial Completion under the Prime Contract, Buyer shall not be entitled to assess Substantial Completion LDs against Seller under this Agreement for the period after the Guaranteed Substantial Completion Date. For the avoidance of doubt the foregoing shall not apply to Seller’s liability for payment of Substantial Completion LDs for the period prior to the Guaranteed Substantial Completion Date.

(iv)	For informational purposes, Buyer has been provided a period of ninety (90) Days for the start-up and commissioning activities of the Facility from the commencement of First Fire (on coal) until ninety (90) Days prior to the Guaranteed Substantial Completion Date.

(v)	Buyer will complete those checkout activities that are to be performed prior to First Fire (on coal) in accordance with Seller’s recommended commissioning schedule approved by Buyer.

By Seller:		By Buyer:

4.9	The payment by Seller to the Buyer of Substantial Completion LDs in accordance with this Article 4.0 shall be Buyer’s sole and exclusive remedy in full and final satisfaction of Seller’s liability for delay in achievement of Substantial Completion, subject to Buyer’s rights under Section 4 (General Conditions) GC-9 (Termination for Default) and Section 5 (Special Conditions) Clause SC-4 (Expediting), and subject to Seller’s liability for payment of other liquidated damages specified in this Agreement.

NOTE: The requirements of this Section 5, Appendix 5 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 5, ATTACHMENT 1

GUARANTEED MILESTONE DELIVERY DATES

Table 3.0

SELLER’S GUARANTEED DELIVERY DATES TO JOBSITE FROM EFFECTIVE DATE*

EQUIPMENT DESCRIPTION	PROJECT 1	PROJECT 2	PROJECT 3	PROJECT 4	PROJECT 5	PROJECT 6	PROJECT 7	PROJECT 8	EQUIPMENT DELIVERY LDs
Support Steel for Baghouse (excluding ladders and stairtowers) [9]	***	***	***	***	***	***	***	***	1 -30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Support Steel for SDA (excluding ladders and stairtowers) [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Casing for Baghouse [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
SDA Cold Roof [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Ladders, Stairtowers, Walkways and Platforms [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Lime System including Slakers and Feed Pumps [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Ductwork including dampers, expansion joints [9] and Support Steel except for Outlet duct and support steel from ID Fan to Stack (Note 6)	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Ductwork and Support Steel from ID Fan to Stack (Note 6) [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Hopper Heater Panels [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Instruments (Thermocouples and Pressure Transmitters) [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Bags and Cages [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Atomizers with Stands [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day
Casing for SDA [9]	***	***	***	***	***	***	***	***	1 - 30 Days 31-45 Days 46 or more Days	$ $ $	***/Day ***/Day ***/Day

NOTES TO TABLE 3.0

*	Guaranteed delivery dates are stated as the number of days following the Effective Date.
1.	All associated parts and hardware required to install each item shall be delivered with the item except for minor items that do not impede erection or operation of the equipment.
2.	All other components (not identified in the above schedule) to complete the Work will be delivered in a manner that supports Buyer’s erection schedule.
3.	Buyer will accept early start of Delivery of Equipment up to 60 Days before the Guaranteed Milestone Delivery Dates.
4.	Seller will not start delivery of Equipment earlier than 60 Days ahead of the Guaranteed Milestone Dates without prior written consent of Buyer.
5.	Buyer has the right to delay delivery of any item in accordance with Section 5, Article SC-40, “Deferred Delivery”.
6.	Based on Seller’s receipt from Buyer of final interface information for air heater outlet, ID fans, and stack by Nov. 15, 2006.
7.	Deleted
8.	Seller will deliver Equipment shown in the respective milestones in the sequence required by Buyer so that the delivered components of Equipment will support Buyer’s erection activities at the Jobsite. Buyer required sequence will be provided to Seller within 90 days after the Effective Date provided the applicable drawings have been submitted by Seller.
9.	Equipment identified will not be subject to liquidated damages (LDs) for the first 30 days following the corresponding delivery dates as stated in terms of the number of days from the Effective Date. During this 30 day “grace period” from LDs, ALSTOM shall not be in default of its delivery obligations and TXU will not be entitled to invoke its remedies under GC 9.1 until the first date that LDs apply. For purposes of termination for default under GC 9.1, and for the avoidance of doubt, ALSTOM shall have 105 days (in lieu of 75 days) from the corresponding delivery date to cure any delivery delays for all the equipment referenced herein.
***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 6

EQUIPMENT INVOICE SCHEDULE

Seller may submit an invoice for each milestone upon achieving such milestone but not earlier than the period shown in “Column 1” of as set forth in the Table below.

Invoices for shall be as follows:

Invoice, Months From the Effective Date	Payment Milestones	Project 1
0	Effective Date (Note 1)	***	%
1	Commitment issued for Baghouse Fabrication	***	%
2	Commitment issued for SDA Fabrication	***	%
3	Initial Issue – General Arrangements	***	%
4	Initial Issue – P&IDs	***	%
5	Issue P.O. - Lime System	***	%
6	Issue P.O. – Access Steel	***	%
7	Issue P.O. – Atomizers	***	%
8	Issue P.O. – Poppet Dampers	***	%
9	Issue P.O. – Carbon System	***	%
10	Issue P.O. – Filter Bags	***	%
11	Initial Issue – Model Study Report	***	%
12	First Delivery – Support Steel	***	%
13	First Delivery – Fabric Filter Casing	***	%
14	First Delivery – Fabric Filter Hoppers	***	%
15	First Delivery – Access	***	%
16	First Delivery – Lime System	***	%
17	First Delivery – FF Inlet Dampers	***	%
18
19	First Delivery – SDA	***	%
20
21
22
23
24	Final Delivery – Filter Bags & Cages	***	%
25
26
27
28	First Delivery – Atomizers	***	%

***	CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECT

SECTION 5, APPENDIX 6

EQUIPMENT INVOICE SCHEDULE

NOTE:	1.	Seller may invoice at the Effective Date but payment by Buyer will be due upon receipt of Parent Company Guarantee and LOC by Buyer.

Invoices will be paid upon actual completion of the relevant measurable and or verifiable milestone.

By Seller:		By Buyer:

TXU STANDRD PROJECT

PROJECT

SECTION 5, APPENDIX 7

TERMINATION SCHEDULE

Project
Months from Effective Date	Cummulative% of Price, Section 1 Item No. 1.1
0-1	***	%
1-2	***	%
2-3	***	%
3-4	***	%
4-5	***	%
5-6	***	%
6-7	***	%
7-8	***	%
8-9	***	%
9-10	***	%
10-11	***	%
11-12	***	%
12-13	***	%
13-14	***	%
14-15	***	%
15-16	***	%
16-17	***	%
17-18	***	%
18-19	***	%
19-20	***	%
20-21
21-22
22-23
23-24

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5 – APPENDIX 8

PARENT COMPANY GUARANTEE

This Guarantee given and delivered by ALSTOM Holdings whose registered office is at 3 Avenue André Malraux, 92300 Levallois-Perret Cedex, France, herein called “Guarantor”, to TXU Generation Development Company LLC, herein called “Buyer,” with respect to Purchase Order Number 25262- -POA-MKAA-00001                 , dated [            ] (herein called “Purchase Order”) between Buyer and [Name of Seller] for the supply of Air Quality Control System and associated equipment for the TXU Standard Multi Plant, Texas, USA.

WITNESSETH

That in order to induce Buyer to enter into the Purchase Order with [Name of Seller] (herein called “Affiliate”), an affiliated company of Guarantor, and in consideration of Buyer entering into the Purchase Order with Affiliate, the Guarantor has determined that executing this Guarantee is in its interest and to its financial benefit and it is hereby agreed as follows:

1.	Guarantor, for itself, its successors and permitted assigns, hereby irrevocably and unconditionally guarantees to Buyer, its successors and permitted assigns, as primary obligor and not as surety, the full and faithful performance by Affiliate, its successors and assigns of each and every one of the terms, provisions, conditions, obligations and agreements on the part of Affiliate to be carried out, performed or observed as provided in the Purchase Order.

2.	If at any time default is made by Affiliate in the performance of any of the terms, provisions, conditions, obligations and agreements under the Purchase Order or in the payment of any sums payable pursuant thereto which are to be made, carried out, performed, paid or observed by Affiliate, Guarantor will well and truly perform, or cause to be so performed, such terms, provisions, conditions, obligations and agreements under the Purchase Order including the payment on demand of any sums payable pursuant thereto. All payments by Guarantor hereunder shall be made in full, without set-off or counterclaim and free and clear of any deductions or withholdings in immediately available, freely transferable, cleared funds to the account of Buyer as notified to Guarantor by Buyer.

3.	Guarantor agrees that its obligations hereunder shall not be discharged nor shall they be affected by reason of: (i) any legal limitations, disabilities, incapacities or want of powers on the part of Affiliate to enter into the Purchase Order; or (ii) the invalidity or unenforceability of the obligations of Affiliate under the Purchase Order arising from or related to the liquidation, winding up or dissolution of Affiliate; or (iii) the appointment of or acts of a receiver or liquidator on behalf of Affiliate (including, without limitation, the ability of any liquidator of Affiliate to disclaim obligations of Affiliate arising under the Purchase Order).

4.	Guarantor covenants and agrees with Buyer, its successors and permitted assigns that (i) waiver by Buyer of any of the terms, provisions, conditions, obligations and agreements of the Purchase Order, (ii) any modification or changes to the Purchase Order, (iii) the giving of any consent to an assignment or the making of any assignment of the Purchase Order and (iv) the granting of extensions of time to Affiliate, its successors and permitted assigns may all or any of them be made and done without notice to Guarantor and without in any way affecting, changing or releasing Guarantor from its obligations given under this Guarantee, and such changes or extensions of time may be granted, such waiver and consents may be given and such modifications and assignments may be made without notice to or the consent of Guarantor and without impairing the obligations of the Guarantee hereby given.

By Seller:		By Buyer:

5.	Buyer may enforce this Guarantee without first making demand on, or taking any proceeding against, Affiliate or resorting to any other security, guarantee or other means of payment and no action (or inaction) by Buyer in respect of any such security, guarantee or other means of payment shall prejudice or affect Buyer’s rights under this Guarantee. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein.

6.	Nothing herein shall be construed as imposing greater obligations and liabilities on the Guarantor than are imposed on the Affiliate under the Purchase Order and the Guarantor’s cumulative liability hereunder shall be limited to [insert Agreement Price]. Notwithstanding anything to the contrary herein, the Guarantor shall be entitled to all defenses, limitations and exclusions available to the Affiliate under the Purchase Order.

7.	If a demand, in accordance with this Guarantee, is made upon the Guarantor and the Guarantor duly and properly performs the obligations of Affiliate then, to that extent only, Affiliate shall be released from such obligations by the Buyer.

8.	This Guarantee shall expire upon final fulfillment by Affiliate of all its obligations under the Purchase Order or in lieu thereof by Guarantor under this Guarantee and shall in any event expire on [LONG STOP DATE TO BE INSERTED]. Upon the date of expiry, this Guarantee shall be of no further effect, except in respect of claims or demands made under this Guarantee on or before such expiry date. Upon expiry of this Guarantee, the original signed Guarantee shall be returned to Guarantor.

9.	Upon prior written notice to the Guarantor, this Guarantee may be assigned by Buyer to any legal entity or entities to whom Buyer’s rights and/or obligations under the Purchase Order are validly assigned in accordance with its terms

10.	Guarantor represents and warrants that:

(a) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b) It has the power and authority and legal right to execute and deliver this Guarantee and to perform its obligations hereunder. The execution and delivery by it of this Guarantee and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guarantee constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms.

(c) Neither the execution and delivery by it of this Guarantee, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries applicable as at the date of this Guarantee or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it is bound, or conflict with or constitute a default thereunder. No

By Seller:		By Buyer:

order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guarantee or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guarantee.

11.	This Guarantee is governed by, and shall be construed in accordance with, the laws of the State of Texas without reference to the conflict of laws rules thereof. This Guarantee is intended to be fully enforceable in accordance with its terms and constitutes a guarantee of Affiliate’s obligations and liabilities arising out of or in connection with the Purchase Order. In the event that any issue, matter or dispute arises under the Purchase Order which is resolved under the Purchase Order, including any issue, matter or dispute which is resolved in accordance with the dispute resolution provisions under the Purchase Order, such issue, matter or dispute shall be deemed to have been conclusively determined for the purpose of this Guarantee and neither party to this Guarantee will thereafter take any steps to argue that such issue, matter or dispute should be resolved under this Guarantee in any different manner from the resolution under the Purchase Order and the parties waive any right to do so.

12.	Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas State court or federal court of the United States of America sitting in Texas, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Guarantee or for recognition or enforcement of any judgment. Guarantor hereby irrevocably appoints ALSTOM Power Inc., 2000 Day Hill Road, Windsor, CT 06095-1521 as its agent for service of process, provided that a copy of any notice under this Guarantee is also provided to Guarantor by first class recorded delivery post or by a recognized overnight post or courier service with delivery receipt requested. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(a)	Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Purchase Order and Guarantee in any Texas State or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(b)	To the extent Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property based on place of personal jurisdiction, Guarantor hereby irrevocably waives such immunity with respect to its obligations under the Guarantee.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY MATTER DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE OR THE PURCHASE ORDER. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

By Seller:		By Buyer:

INDUCED TO ENTER INTO THIS GUARANTEE AND THE PURCHASE ORDER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(D). NOTHING IN THIS GUARANTEE OR THE PURCHASE ORDER SHALL AFFECT ANY RIGHT THAT EITHER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE GUARANTEE IN ANY JURISDICTION.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee this      day of             , 2006.

Signed:
Name:
Title:
(Duly Authorized Officer of Guarantor)

Witness by:
Name:
Title:

NOTE: The requirements of this Section 9 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 9 – LETTER OF CREDIT

BENEFICIARY:

TXU Generation Development Company LLC

1601 Bryan Street

Dallas, TX 25201

By order of our client ALSTOM Power Inc. with offices at 1409 Centerpoint Boulevard Knoxville, TN 37932 ] “Seller”, we Lloyds TSB Bank plc hereby establish our Irrevocable Transferable Standby Letter of Credit No.                      in favor of TXU Generation Development Company LLC (“Beneficiary”) in an amount equal to the Available Amount as set forth below in reference to those certain Purchase Orders (reference                     ), with effect as of September 21, 2006 with respect to the TXU Standard Plant Program between the Beneficiary and Seller, (collectively, the “Purchase Orders”). This Letter of Credit is effective immediately and expires on [Date corresponding to 1 year from issuance] at our office for presentation specified below. This Letter of Credit is transferable by Beneficiary in its entirety only to Bechtel Power Corporation.

The Available Amount under this Letter of Credit shall initially be established in the amount of [INSERT AMOUNT EQUIVALENT TO 5% OF CUMULATIVE AGGREGATE OF AGREEMENT PRICES UNDER ALL PURCHASE ORDERS] US Dollars ($[            ]) and shall automatically be adjusted as follows:

(a) on and from [INSERT DATE 24 months from issuance date], the Available Amount shall be [INSERT AMOUNT EQUIVALENT TO 10% OF CUMULATIVE AGGREGATE OF AGREEMENT PRICES UNDER ALL PURCHASE ORDERS] US Dollars ($[            ]);

(b) on and from [INSERT DATE 48 months from the issuance date], the Available Amount shall be [INSERT AMOUNT EQUIVALENT TO 5% OF CUMULATIVE AGGREGATE OF AGREEMENT PRICES UNDER ALL PURCHASE ORDERS] US Dollars ($[            ]), .

The Available Amount in effect from time to time shall be reduced by the aggregate amount of drawings paid by us under this Letter of Credit, whether such payment is before, on or after the effective date of any change in the Available Amount.

Funds under this Letter of Credit are available to you against your draft(s) drawn on us at sight at our office located at 1251 Avenue of the Americas, 39th Floor, New York, NY 10020, mentioning thereon our Letter of Credit No.                     accompanied by your written certificate purportedly signed by your authorized representative stating:

ALSTOM Power Inc. has failed to perform its obligations under one or more of the Purchase Orders and therefore we hereby demand payment in the amount of                      under Letter of Credit No.             .”

or

“Notification has been received that Letter of Credit No.                  will not be renewed and ALSTOM Power Inc. has failed to provide a replacement letter of credit or other alternative security acceptable to Beneficiary under such Letter of Credit”.

By Seller:		By Buyer:

Partial drawings under this Letter of Credit are permitted.

We hereby agree to honor a drawing made hereunder in conformance with the terms and conditions of this Letter of Credit by transferring in available funds the amount specified in the draft delivered to us in connection with such drawing to such account at such bank in the United States as you may specify in your draft at the opening of business on the third business day (being a day on which we are open for business) following the date of presentation of the draft. All amounts to be paid under this Letter of Credit shall be made without set-off or counterclaim by us of any kind.

The current and any future expiration date of this Letter of Credit shall be automatically extended without amendment for a period of one year from the current or any future expiration date unless at least sixty (60) days prior to the then current expiration date we notify you in writing by hand, registered mail or overnight courier that we elect not to renew this Letter of Credit for an additional period but in no event will this letter of credit be extended beyond (insert final expiration date).

If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you notice within the period required by the UCP (as defined below) that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may correct any such non-conforming demand prior to the date this Letter of Credit expires.

We hereby agree to reduce or terminate this Letter of Credit prior to the currently stated expiration date, only upon receipt of written instructions from Beneficiary as the case may be and the original Letter of Credit.

All fees associated with this Letter of Credit are for the Seller’s account.

We hereby engage with you that drafts drawn under and in compliance with the terms and conditions of this Letter of Credit will be honored if presented to us on or before the expiration date, as extended.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the “UCP”). As to matters not covered by the UCP, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York excluding its choice of law provisions (other than Section 5.1401 of the New York General Obligations Laws) which shall be given no effect. In the event of any conflict between a provision of the UCP or such law and a provision in this Letter of Credit, such provision of this Letter of Credit shall govern except to the extent of mandatory provisions of the law of the State of New York .

Transfer of this Letter of Credit shall be effected by the presentation to us of a signed and completed transfer certificate designating the beneficiary as stated in the form of Attachment A attached hereto.

Kindly address all communications concerning this Letter of Credit to the attention of our letter of credit department at the above address, mentioning our Letter of Credit No.                     .

By Seller:		By Buyer:

LLOYDS TSB BANK PLC

AUTHORIZED SIGNATURE AND TITLE

PHONE NUMBER

By Seller:		By Buyer:

ATTACHMENT A

TRANSFER CERTIFICATE

                    , 200

Lloyds TSB Bank plc

1251 Avenue of the Americas, 39th Floor

New York, NY 10020

Re:	Irrevocable Standby Letter of Credit No.

We request you to transfer all of our rights as Beneficiary under the Letter of Credit referenced above to the Transferee, named below:

Bechtel Power Corporation

Name of Transferee

Addressee:

By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the Transferee. The Transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes and all references to “Beneficiary” in the Letter of Credit shall be deemed to mean the Transferee. All amendments will be sent directly to the Transferee without the necessity of consent by or notice to us. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Letter of Credit.

We enclose the original Letter of Credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the Letter of Credit and sending it to the Transferee with your customary notice of transfer. Accompanying this Transfer Certificate is our check in the amount of $2,000 representing your transfer fee.

NAME OF TRANSFEROR

NAME OF AUTHORIZED SIGNER AND TITLE

AUTHORIZED SIGNATURE

NOTE: The requirements of this Section 5, Appendix 9 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 10

MAJOR SUBCONTRACTOR LIST

Equipment	Vendor
Lime System	Chemco Portec
Plate Steel • Casing • Grid Steel • Grid Sheets • Hoppers • Reactor Inlet • Reactor Outlet • Collector Outlet • SDA Shell • SDA Inlet • SDA Outlet • Disperser • Ductwork	PSP Qualico CB&I Feida Shanghai Baoye Titan Contracting Coastal Metals J.T. Cullen NuSteel Singleton
Compressors	Atlas-Copco Sullair Ingersoll-Rand

Pulse Valves	ALSTOM Sweden Goyen

Dampers (Louvers and Guillotines)	Effox Wahlco Bachmann Ind.

Support Steel	Structural Steel Services, Inc. Pips Iron Work Qualico

By Seller:		By Buyer:

Equipment	Vendor
Atomizer Speed Increaser	Sunstrand

Pulse Tanks	Royal United Shaw Contract Fab Alloy Fab

Expansion Joints	Frenzelit Effox Senior Flexonics Papco Stejasa

Atomizer Motors	Siemens TECO Westinghouse

Bag Cages	Royal Wire Midwesco Clean Air

Filter Bags	Midwesco/BWF* AFT

Atomizers	ALSTOM Power (U.S.)

NOTE: The requirements of this Section 5, Appendix 10 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

*	Indicates Foreign Supplier

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 11

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made and entered into as of             ,             , 2006, by and among:

(1)	[ ] a corporation (the “Assignor”);

(2)	[SELLER NAME], a corporation (“Seller”); and

(3)	[ ] a corporation (“Assignee”).

WHEREAS, Assignor and Seller entered into that certain contract dated as of             , 2006, reference [            ], relating to [ Project] (the “Purchase Order”).

WHEREAS, the terms of the Purchase Order permit the assignment and assumption contained herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Assignment and Assumption. Effective as of the Effective Date of this Agreement, Assignor hereby assigns to Assignee all of its obligations, duties, rights, title, benefit, privileges and interest in, to and under the Purchase Order and Assignee hereby accepts such assignment and assumes and agrees to observe and perform all of Assignor’s obligations under the Purchase Order.

2. Release of Assignor. Effective as of the Effective Date of this Agreement, Assignor shall be deemed released from and shall have no further rights, obligations, responsibilities or liabilities under the Purchase Order.

3. Security Instruments. Effective as of the Effective Date of this Agreement, Assignor shall assign to Assignee all of its rights, title, benefit, privileges and interest in and to any parent company guarantee, letter of credit to the extent applicable, or any other security instrument provided by Seller to Assignor under the terms of the Purchase Order. Seller shall assist in effecting any such assignment

4. Acknowledgement. Seller acknowledges and accepts the terms of this Agreement and agrees to be bound unto Assignee with respect to all matters arising out of and under the Purchase Order in all respects as if Assignee had originally executed the Purchase Order as “Buyer” and all references to the “Buyer” in the Purchase Order shall be construed accordingly to refer to Assignee. Assignee agrees to be bound by all express waivers and settlements made by Assignor with respect to the Purchase Order prior to the date of this Agreement.

By Seller:		By Buyer:

5. Governing Law and Jurisdiction. This Agreement is governed by, and construed in accordance with, the laws of the State of Texas without reference to the conflict of laws rules thereof. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL SUCH ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES, TO THE EXTENT THEY MAY LEGALLY DO SO, IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS (OR ANY SIMILAR LEGAL DOCTRINE) OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY STIPULATE THAT THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF RELATED TO THIS AGREEMENT. THE PARTIES EACH AGREE, TO THE FULLEST EXTENT PERMITTED BY FEDERAL LAW, NOT TO RAISE ANY OBJECTION TO THE REMOVAL OR TRANSFER TO THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS OF ANY SUCH PROCEEDING THAT IS INITIALLY BROUGHT IN ANY OTHER COURT. THE PARTIES ALSO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES EACH AGREE THAT IT WILL NOT FILE ANY MOTION OR ASSERT ANY DEFENSE IN ANY SUCH PROCEEDING THAT IS INCONSISTENT WITH THE FOREGOING AGREEMENTS, WAIVERS, CONSENTS OR STIPULATIONS. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT. AS OF THE DATE OF THIS AGREEMENT, EACH PARTY BELIEVES THAT THE REQUIREMENT OF DIVERSITY OF CITIZENSHIP OF THE PARTIES IS MET.

6. Further Actions. Each party hereto agrees, upon the written request of any other party hereto, to execute any document and take any further step as may be reasonably necessary in order to implement and give full effect to the terms of this Agreement.

7. Counterparts. This Agreement may be executed in counterparts, each of which is deemed to be an original, but all of which together shall constitute one and the same instrument.

8. Superseded Assignments. It is acknowledged and agreed by all parties hereto that this Agreement supersedes and replaces any and all prior assignment agreements regarding the Purchase Order and any and all such prior assignment agreements shall be of no further force or effect.

9. Representations. Assignor represents and warrants the following to Assignee:

(i) it has made payment of all amounts due and payable under the Purchase prior to the date of this Agreement and the total amount paid to Seller prior to the date of this Agreement is [            ];

By Seller:		By Buyer:

(ii) no amendments or modifications have been made to the Purchase Order since the original date of its execution;

(iii) it has not waived or otherwise compromised any of its material rights under the Purchase Order prior to the date of this Agreement;

(iv) to the extent of Assignor’s knowledge, there has been no material breach of any provision of the Purchase Order by Seller prior to the date of this Agreement.

10. Amendment. Effective as of the date of this Agreement, Section 5 Special Conditions Clause SC-35 of the Purchase Order is deleted and replaced with the following:

“SC-35 DISPUTE RESOLUTION

35.1	Any and all controversies, disputes or claims between Buyer and Seller arising out of or in any way relating to this Agreement (“dispute”) shall be resolved pursuant to the procedures of this Clause SC-35.

35.2	Alternate Dispute Resolution. Prior to the initiation of any legal action or proceeding permitted by this Agreement to resolve disputes arising between Buyer and Seller, the aggrieved Party shall promptly give notice of the dispute to the other Party (“Notice of Dispute”) including notification of its intent to invoke this dispute resolution procedure. If the Parties shall have failed to resolve the dispute within ten (10) Days of such Notice of Dispute, each Party shall, within five (5) Days thereafter, nominate an officer of its management to meet at the Site, or at any other mutually agreed location, to resolve the dispute. Subject at all times to Clause SC-35.4, if the dispute is not resolved within ninety (90) Days after the date of delivery of the Notice of Dispute, either Party shall be entitled to refer the dispute to arbitration in accordance with Clause SC-35.3.

35.3	Resolution of Disputes. Subject to Clause SC-35.4 below, any dispute shall be finally settled through binding arbitration pursuant to the Construction Industry Rules of the American Arbitration Association by an arbitration tribunal composed of three (3) arbitrators appointed in compliance with said Rules; provided, that in any arbitration proceeding between the Parties, the arbitration tribunal shall, at the request of the Buyer, have the jurisdiction to include within the scope of any arbitration proceeding between the Parties arising out of or relating to this Agreement the issues involved in any other dispute or controversy arising out of or relating to the Prime Contract (including disputes between Buyer and other contractors, subcontractors and suppliers for the Project), Each Party may appoint one arbitrator and the two Party-appointed arbitrators shall select the third arbitrator, who shall be the chairperson of the arbitration tribunal. If the two Party-appointed arbitrators do not select the third arbitrator within thirty (30) Days of their appointment, the American Arbitration Association shall select the third arbitrator. The seat of arbitration shall be New York, in the State of New York. All proceedings for the confirmation or entry of judgment upon an arbitral award shall be brought in the United States District Court for the Southern District of New York, or, if such court does not have or should decline to exercise jurisdiction, in the Supreme Court of the State of New York in the Borough of Manhattan. Judgement upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award or an order for enforcement, as the case may be. Both Parties

By Seller:		By Buyer:

agree to accept service of process in any such arbitration proceeding by certified mail, return receipt requested, directed to the address set out in the Agreement. In any arbitration proceeding between the Parties, each Party shall bear its own costs and attorneys’ fees; however, the arbitration tribunal may award the Parties their costs, including fees of expert witnesses, and may award or apportion the administrative costs of the arbitration, including the fees of the arbitrators, as the arbitration tribunal determines appropriate in accordance with applicable law and the Construction Industry Rules of the American Arbitration Association.

35.4	Resolution of Disputes by Litigation. The foregoing provisions of this Article SC-35 shall supersede the provisions of Article GC-11 (“Applicable Law”) of the General Conditions insofar as they contemplate resolution of disputes by legal proceedings in the courts situated in the State of Texas; provided, however, that if, at any time prior to the date of commencement of the hearing in any arbitration proceeding under Clause SC-35.3, Buyer or Owner commences a legal proceeding in Texas under the EPC Contract and the court in such legal proceeding orders the joinder of Seller upon motion of either Buyer or Owner, then such legal proceeding shall be the exclusive means of settling all disputes between Buyer and Seller that are included in such legal proceedings and to that end the Parties agree as follows:

TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL SUCH ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES, TO THE EXTENT THEY MAY LEGALLY DO SO, IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS (OR ANY SIMILAR LEGAL DOCTRINE) OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY STIPULATE THAT THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF RELATED TO THIS AGREEMENT. THE PARTIES EACH AGREE, TO THE FULLEST EXTENT PERMITTED BY FEDERAL LAW, NOT TO RAISE ANY OBJECTION TO THE REMOVAL OR TRANSFER TO THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS OF ANY SUCH PROCEEDING THAT IS INITIALLY BROUGHT IN ANY OTHER COURT. THE PARTIES ALSO EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES EACH AGREE THAT IT WILL NOT FILE ANY MOTION OR ASSERT ANY DEFENSE IN ANY SUCH PROCEEDING THAT IS INCONSISTENT WITH THE FOREGOING AGREEMENTS, WAIVERS, CONSENTS OR STIPULATIONS. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT. AS OF THE DATE OF THIS AGREEMENT, EACH PARTY BELIEVES THAT THE REQUIREMENT OF DIVERSITY OF CITIZENSHIP OF THE PARTIES (ONE OF THE REQUIREMENTS NEEDED FOR A FEDERAL COURT TO HAVE SUBJECT MATTER JURISDICTION OVER A DISPUTE BETWEEN THE PARTIES) IS MET.

By Seller:		By Buyer:

35.5	For the avoidance of doubt, the intention of this Article SC-35 is to resolve by the arbitration procedures of Clause SC-35.3 any disputes between Buyer and Seller that do not involve or do not relate to disputes between Buyer and Owner, and to otherwise resolve disputes between or among Buyer, Seller and Owner involving common issues of law or fact in accordance with the provisions of Clause SC35.4.

35.6	Continued Performance. Pending final resolution of any dispute, Seller shall proceed diligently with performance of the Work in accordance with this Agreement and any Buyer’s decision or instruction.”

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

[ASSIGNOR NAME]

By:
Title:

[SELLER NAME]

By:
Title:

[ASSIGNEE NAME]

By:
Title:

NOTE: The requirements of this Section 5, Appendix 11 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5 – APPENDIX 12

TXU GUARANTEE

This Guarantee given and delivered by TXU US Holdings Company, a Texas corporation, herein called “Guarantor”, to ALSTOM Power Inc., a Delaware corporation, herein called “Seller,” with respect to Purchase Order Number 26262- -POA-MKAA-00001            , dated July [            ], 2006 (herein called “Purchase Order”) between TXU Generation Development Company LLC and Seller for the supply of certain equipment for the Air Quality Control System and associated equipment for the TXU Standard Multi Plant, Texas, USA.

WITNESSETH

That in order to induce Seller to enter into the Purchase Order with TXU Generation Development Company LLC (herein called “Devco”), an affiliated company of Guarantor, and in consideration of Seller entering into the Purchase Order with Devco, the Guarantor has determined that executing this Guarantee is in its interest and to its financial benefit and it is hereby agreed as follows:

1.	Guarantor, for itself, its successors and permitted assigns, hereby irrevocably and unconditionally guarantees to Seller, its successors and permitted assigns, as primary obligor and not as surety, the full and faithful performance by Devco, its successors and assigns of each and every one of the terms, provisions, conditions, obligations and agreements on the part of Devco to be made, carried out, performed or observed as provided in the Purchase Order.

2.	If at any time default is made by Devco in the performance of any of the terms, provisions, conditions, obligations and agreements in the Purchase Order or in the payment of any sums payable pursuant thereto which are to be made, carried out, performed, paid or observed by Devco, Guarantor will well and truly perform, or cause to be so performed, such terms, provisions, conditions, obligations and agreements in the Purchase Order. Save as provided in and subject to the terms of this Guarantee, any monies which are payable by Devco pursuant to the Purchase Order which may not be recoverable from Devco shall nevertheless be recoverable by Seller from Guarantor as if Guarantor were principal debtor. All payments by Guarantor hereunder shall be made in full, without set-off or counterclaim and free and clear of any deductions or withholdings in immediately available, freely transferable, cleared funds to the account of Seller as notified to Guarantor by Seller.

3.	Guarantor agrees that its obligations hereunder shall not be discharged nor shall they be affected by reason of: (i) any legal limitations, disabilities, incapacities or want of powers on the part of Devco to enter into the Purchase Order; or (ii) the invalidity or unenforceability of the obligations of Devco under the Purchase Order arising from or related to the liquidation, winding up or dissolution of Devco; or (iii) the appointment of or acts of a receiver or liquidator on behalf of Devco (including, without limitation, the ability of any liquidator of Devco to disclaim obligations of Devco arising under the Purchase Order).

4.	Guarantor covenants and agrees with Seller, its successors and permitted assigns that (i) waiver by Seller of any of the terms, provisions, conditions, obligations and agreements of the Purchase Order, (ii) any modification or changes to the Purchase Order, (iii) the giving of any consent to an assignment or the making of any assignment of the Purchase Order and (iv) the granting of

By Seller:		By Buyer:

extensions of time to Devco, its successors and permitted assigns may all or any of them be made and done without notice to Guarantor and without in any way affecting, changing or releasing Guarantor from its obligations given under this Guarantee, and such changes or extensions of time may be granted, such waiver and consents may be given and such modifications and assignments may be made without notice to or the consent of Guarantor and without impairing the obligations of the Guarantee hereby given.

5.	Seller may enforce this Guarantee without first making demand on, or taking any proceeding against, Devco or resorting to any other security, guarantee or other means of payment and no action (or inaction) by Seller in respect of any such security, guarantee or other means of payment shall prejudice or affect Seller’s rights under this Guarantee. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein.

6.	The liability of the Guarantor under this Guarantee shall in no event be greater than that of Devco under the Purchase Order and the Guarantor’s cumulative liability hereunder shall be limited to [insert the Agreement Price]. The Guarantor shall have available to it, in any action or proceeding by Seller seeking performance of this Guarantee, or damages for its non-performance of this Guarantee, all defenses and counterclaims which Devco would be able to raise in an action by Seller against Devco seeking performance or damages for non-performance under the Purchase Order.

7.	If a demand, in accordance with this Guarantee, is made upon the Guarantor and the Guarantor duly and properly performs the obligations of Devco then, to that extent only, Devco shall be released from such obligations by the Seller.

8.	Upon written notice to Seller, Guarantor may, without Seller’s consent, assign its obligations under this Guarantee to any of its Affiliates (as such term is defined in Section 5 (Special Conditions) Clause SC-1) who has an unsecured debt rating equivalent to or better than the unsecured debt rating of Guarantor as of the date of this Guaranty (such rating, the “Threshold Rating”), as determined by either Standard & Poor’s or Moody’s (or if either one or both are not available, an equivalent rating from an alternative rating source reasonably acceptable to Seller).

Upon the assignment of Guarantor’s obligations hereunder to any permitted assignee, and such permitted assignee’s assumption in writing in of such obligations, Guarantor shall be deemed released from and shall have no further rights, obligations, responsibilities or liabilities under this Guaranty.

Guarantor shall be deemed released from and shall have no further obligations, responsibilities or liabilities under this Guaranty on the earlier of (x) the date Devco assigns the rights and obligations of the Purchase Order to Bechtel Power Corporation or another nationally recognized engineering, procurement and construction contractor as permitted in the Purchase Order and (y) the date Devco has written commitments from lenders or equity investors (where the lead lender or investor has a Tangible Net Worth (as defined below) of at least One Hundred Fifty Million Dollars ($150,000,000) and an equivalent or higher credit rating than the Threshold Rating) to provide financing for the Project in an amount equal to or no less than the portion of the remaining obligations then remaining to be paid under the Purchase Order. “Tangible Net Worth” shall mean the sum of (i) assets, including permits, contracts and leases, less (ii) intangible assets, including goodwill, patents, copyrights and trademarks, less (iii) total liabilities.

By Seller:		By Buyer:

9.	Guarantor represents and warrants that:

(a) It is a corporation duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b) It has the corporate power and authority and legal right to execute and deliver this Guarantee and to perform its obligations hereunder. The execution and delivery by it of this Guarantee and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guarantee constitutes a legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms.

(c) Neither the execution and delivery by it of this Guarantee, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its subsidiaries or (ii) its articles of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its subsidiaries is a party or is subject, or by which it is bound, or conflict with or constitute a default thereunder. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its subsidiaries, is required to be obtained by it or any of its subsidiaries in connection with the execution and delivery of this Guarantee or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guarantee.

10.	This Guarantee is governed by, and shall be construed in accordance with, the laws of the State of Texas without reference to the conflict of laws rules thereof. This Guarantee is intended to be fully enforceable in accordance with its terms and constitutes a guarantee of Devco’s obligations and liabilities arising out of or in connection with the Purchase Order. In the event that any issue, matter or dispute arises under the Purchase Order which is resolved under the Purchase Order, including any issue, matter or dispute which is resolved in accordance with the dispute resolution provisions under the Purchase Order, such issue, matter or dispute shall be deemed to have been conclusively determined for the purpose of this Guarantee and neither party to this Guarantee will thereafter take any steps to argue that such issue, matter or dispute should be resolved under this Guarantee in any different manner from the resolution under the Purchase Order and the parties waive any right to do so.

11.

TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES, TO THE EXTENT THEY MAY LEGALLY DO SO, IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS (OR ANY SIMILAR LEGAL DOCTRINE) OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION IN THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS, AND IRREVOCABLY STIPULATE THAT THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF RELATED TO THIS GUARANTY. THE PARTIES EACH AGREE, TO THE FULLEST EXTENT PERMITTED BY FEDERAL LAW, NOT TO RAISE ANY OBJECTION TO THE REMOVAL OR TRANSFER TO THE FEDERAL DISTRICT COURT LOCATED IN THE COUNTY OF DALLAS, STATE OF TEXAS OF ANY SUCH PROCEEDING THAT IS INITIALLY BROUGHT IN ANY OTHER COURT. THE PARTIES ALSO EACH HEREBY KNOWINGLY, VOLUNTARILY AND

By Seller:		By Buyer:

INTENTIONALLY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY. THE PARTIES EACH AGREE THAT IT WILL NOT FILE ANY MOTION OR ASSERT ANY DEFENSE IN ANY SUCH PROCEEDING THAT IS INCONSISTENT WITH THE FOREGOING AGREEMENTS, WAIVERS, CONSENTS OR STIPULATIONS. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY. AS OF THE DATE OF THIS GUARANTY, EACH PARTY BELIEVES THAT THE REQUIREMENT OF DIVERSITY OF CITIZENSHIP OF THE PARTIES (ONE OF THE REQUIREMENTS NEEDED FOR A FEDERAL COURT TO HAVE SUBJECT MATTER JURISDICTION OVER A DISPUTE BETWEEN THE PARTIES) IS MET.

Guarantor hereby irrevocably appoints TXU US Holdings Company, 1601 Bryan, Dallas, Texas 75205 as its agent for service of process. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

To the extent Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property based on lace of personal jurisdiction, Guarantor hereby irrevocably waives such immunity with respect to its obligations under the Guarantee.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee this          day of         , 2006.

TXU US HOLDINGS COMPANY

Signed:
Name:
Title:
(Duly Authorized Officer of Guarantor)

NOTE: The requirements of this Section 9 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Seller’s narrative description of method of delivery (multi-modal ship – rail – truck – heavy haul) and level of shop fabrication or modularization (fully assembled modules with casing attached or casing and columns both attached, fully shop assembled pipe spools with valves and fittings attached; size of shipping containers, Equipment preservation, etc.) is summarized below.

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Support Steel – FF		1ea Boiler Unit for the following items

FF Support Steel	1 lot	Knock-down – regular truck shipments
Slide Plates, FF & Plenums	48	Loose plates – regular truck shipments

Support Steel – SDA

Support Steel - Rctr	1 lot	Knock-down – regular truck shipments
Slide Plates - Rctr	24	Loose plates – regular truck shipments

FABRIC FILTER

Hoppers (20 total per unit) — 8pc + 1 built-up cone each	180	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long) — (Cone sections shipped assembled-20 total assembled cones per unit)
Inlet Plenum floor (2 ea)	32	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)
Inlet Plenum top (2 ea)	34	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)
Plenum support -shelf angles	72	20’ angles – 3 levels each side of plenum – shipped loose
Inlet Plenum damper walls-2 sides—2 plenums each unit	100	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)
Outlet plenum valve plate-2 plenums each	32	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)
Divider beams (shipped loose)	22	Beams shipped loose
Outlet plenum roof	20	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)
Roof beams	40	Beams shipped loose and loose angles for all plenums floor levels
Roof Cover Plate	20	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)
Walking Surface (checker plate)	20	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)
Cover plating material between top doors & plenum roof (at header tubes)	240	Shipped loose – bent plate & checkerplate
Temperature probes & broken bag detector probes	60	Shipped loose (1’-10 1/2” long pipe)
FF side (outside) walls (4 ea)	60	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
FF side (inside) walls (4 ea)	60	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

FF Head Wall (2 ea)	14	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

FF End Wall (2 ea)	16	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

FF internal Compartment Walls (16 ea)	48	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

FF Tube Sheets (20 assemblies—2 pc each)	40	Will require shipping 12’-3” wide load in order to only have the tube sheets in 2 pieces for each compartment

FF Top Cover Doors	40	2 doors per compartment (12’-3” x 21’-8” ea)

Inlet Baffle Plate	40	Loose plates – regular truck shipments

Instrument / Test Ports	80	Ship Loose – regular truck shipments

Casing Internal Bracing Set	1 lot	Ship Loose – regular truck shipments

Hopper Disch Manl Slide Gates	20	Ship Loose – regular truck shipments

Poke Pipe,A53,Sch40,4”d x 18”l	40	Ship Loose – regular truck shipments

Level Detector Mounting	20	Ship Loose – regular truck shipments

Flange,Discharge,SO, 12 x 12	20	Ship Loose – regular truck shipments

Hopper Internal Bracing Set	20	Ship Loose – regular truck shipments

Hopper Vibrator Mntng/Tapping	20	Ship Loose – regular truck shipments

Strike Anvil	40	Ship Loose – regular truck shipments

Hopper Beams & Stub Cols

	1 lot	Ship Loose – regular truck shipments

Hopper & Plenum Doors/ 2’ x 2’

	24	Ship Loose – regular truck shipments

Bag Cage/Split/11ga/16wire/ 5”/ 3 pc. Cage	21600	Truck shipped (3 piece each bag cage)

Spare Split Cages/LKP/ 5” /	50	Ship Loose – regular truck shipments

Spare Filter Bags

	648	Ship Loose – regular truck shipments

PPS/16oz/Singed/ 5.125 Dia x 9M/ Nonintrinsic	21600	Ship Loose – regular truck shipments

Pulse Jet Manifold Assembly - LKP	40	Ship Loose – regular truck shipments

Pulse Jet Laterals & Hardware	720	Ship Loose – regular truck shipments

Elbows/Header	720	Ship Loose – regular truck shipments

Pulse Jet Supports - LKPS	80	Ship Loose – regular truck shipments

Pressure Regulator	2	Ship Loose – regular truck shipments

Pressure Gage	4	Ship Loose – regular truck shipments

Spare Diaphragm Valves

	18	Ship Loose – regular truck shipments

Trolley & Hoist/Elec/ 85’ Lift/ FF Top/ 5 Ton	2	Ship Loose – regular truck shipments

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Trolley & Hoist/Elec/10’ Lift/FF Top/ 5 Ton	2	Ship Loose – regular truck shipments

Monorail & Support Steel/FF	1lot	Ship Loose – regular truck shipments

Poppet Damper/FF Outlet 75” Dia.	40	Ship Loose (1ea blades, ring seal, couplings, etc. per poppet)– regular truck shipments

Actuator/Outlet Damper/ 10” Dia x 38” Stroke	40	Ship Loose multiple pieces – regular truck shipments

Louver Damper/LKP Collector Inlet 61”W x 183”L	20	Ship Loose – regular truck shipments

FF Inlet Damper Actuator/ 7” Dia x 38” Stroke	20	Ship Loose – regular truck shipments

FF Hopper Vibrators/ Pneumatic	20	Ship Loose – regular truck shipments

FF Pulse Valve Terminal Panel w/Pulse Controller - Nema 4	2	Ship Loose – regular truck shipments

FF Pulse Valve Terminal Panel w/o Pulse Controller - Nema 4	18	Ship Loose – regular truck shipments

FF Junction Box / Hopper Heater - Nema 4	20	Ship Loose – regular truck shipments

FF Hopper Heater - 9 KW	20	20 ea hopper heater system with multiple panels

FF Hopper Heater Control Panel	2	Ship Loose – regular truck shipments

FF Hopper Vibrator Solenoids	20	Ship Loose – regular truck shipments

FF Temperature Sensors/Thermocouple	2	Ship Loose – regular truck shipments

FF Temperature Sensors/Thermocouple - Compt	20	Ship Loose – regular truck shipments

FF Thermostat - Hopper Heaters	40	Ship Loose – regular truck shipments

FF Thermostat - Vent Fan	8	Ship Loose – regular truck shipments

FF Air Pressure Gauge	40	Ship Loose – regular truck shipments

FF Air Pressure Gauge	2	Ship Loose – regular truck shipments

FF Pressure Transmitter w/Manifold	4	Ship Loose – regular truck shipments

FF Pressure Transmitter w/Manifold - Pulse Air Pressure	2	Ship Loose – regular truck shipments

FF Pressure Transmitter w/Manifold - Compressor Air	2	Ship Loose – regular truck shipments

Differential Pressure Gauge	20	Ship Loose – regular truck shipments

FF Hopper Level Device	20	Ship Loose – regular truck shipments

FF Broken Bag Detectors - 1 per 2 compartment	10	Ship Loose – regular truck shipments

FF - Caged Ladders	1lot	Ship Loose – regular truck shipments

FF - Grating/ 1.50 x 0.187/Galvanized	1lot	Ship Loose – regular truck shipments

FF - Handrail/Toeplate - Platforms	1lot	Ship Loose – regular truck shipments

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
FF - Handrail/Stairs	1lot	Ship Loose – regular truck shipments
FF - Treads	1lot	Ship Loose – regular truck shipments
FF - Checkerplate/A36/ 5/16”	1lot	Ship Loose – regular truck shipments
FF - Frames	1lot	Ship Loose – regular truck shipments
FF - Inlet Damper Access/Grating,HR,TP	1lot	Ship Loose – regular truck shipments
FF - Toeplate	1lot	Ship Loose – regular truck shipments
FF Weather Enclosure Vent Fan	1lot	Ship Loose – regular truck shipments
Louvers - FF Weather Enclosure	1lot	Ship Loose – regular truck shipments
FF Weather Enclosure Frame & Girts	1lot	Ship Loose – regular truck shipments
Slide Plates-Weather Enclosure	24	Ship Loose – regular truck shipments
Personnel Doors-Wthr Encl 3x7	4	Ship Loose – regular truck shipments
Equip Door-Weather Encl 6x7	2	Ship Loose – regular truck shipments – (4 pieces each FF)

SDA

Hopper Cone	56	Knock-down – regular truck shipments (not to exceed 11.5’ wide ) Components Per SDA vessel: 27 arc segments plus one built-up cone section

Ring Girder and Straight side	76	Knock-down – regular truck shipments (not to exceed 11.5’ wide ) Components Per SDA vessel: 30 arc segments plus 8 stub columns and misc. loose braces for Ring girder built-up.

Hot Roof	60	Knock-down – regular truck shipments (not to exceed 11.5’ wide ) Components Per SDA vessel: 24 stiffened panel shapes plus 6 loose beams and loose web stiffeners braces for Hot Roof built-up.

Disperser Ducts	146

Knock-down – regular truck shipments (not to exceed 11.5’ wide )

Components Per SDA vessel:

3 each finger /disperser ducts equal 67 stiffened panel shapes plus 6 loose beams and loose web stiffeners braces for duct built-up.

Vane pack, egg crate, disperser	48

Knock-down – regular truck shipments (not to exceed 11.5’ wide

Components Per SDA vessel:

3 each internal finger /disperser duct components equal 3 vane packs, 3 (2pc) egg crate, 3 flow distribution plates, 3 turning vanes and loose support brackets.

SDA Hopper Outlet Transition Duct (to the first FF collector inlet E.J)	46

Knock-down – regular truck shipments (not to exceed 11.5’ wide )

Components Per SDA vessel:

17 stiffened panel shapes plus loose framing beams and loose web stiffeners braces for Outlet Transition built-up.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Vessel access doors	10	Loose doors for welding into vessel or duct plate – regular truck shipments

Cold roof framing-shipped loose	1 lot	Knock-down – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

Checker plate (including 15’x18’ walkway between SDA’s)	43	Knock-down panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

Atomizer Maintenance Stand

	2	Ship Loose – regular truck shipments

Disperser Variable Throat Mech Drive Components	84

Ship Loose

Components Per SDA vessel:

3 sets variable drive assemblies that include 5 stands for rods and drive support, Spray machine well (2 pcs. including shroud), loose rod assemblies (4 mechanical rod sets for each drive assembly plus linkage rods and connectors), 1 each disperser variable throat ring, 1 pair Spray machine guides.

Rotary Atomizer with /Gearbox/Flex Shaft	6	Ship Loose – regular truck shipments

Rotary Atomizer Speed Increaser	incl	Ship Loose – regular truck shipments

Adjustment Mechanism	incl	Ship Loose – regular truck shipments

Rotary Atomizer with Spare/Flex Shaft	1	Ship Loose – regular truck shipments

Speed Increaser Spare	incl	Ship Loose – regular truck shipments

Atomizer Tools	1 set	Ship Loose – regular truck shipments

Gas Disperser Equipment	6	Ship Loose – regular truck shipments

Titanium Wheel with Inserts, 10”	incl	Ship Loose – regular truck shipments

Spare Rotary Atomizer Discs	incl	Ship Loose – regular truck shipments

Hoist/Elec/5 Ton/Rctr Top	1	Ship Loose – regular truck shipments

Monorail, Rctr Top	1	Ship Loose – regular truck shipments

SDA Junction Box - Atomizer A - Nema 4	6	Ship Loose – regular truck shipments

SDA Junction Box - Atomizer B - Nema 4	7	Ship Loose – regular truck shipments

Atomizer Power Terminal Box w/Flex/4160v - Nema 4X	6	Ship Loose – regular truck shipments

SDA Junction Box - Hopper Heaters - Nema 4	2	Ship Loose – regular truck shipments

SDA Motor/Atomizer/400hp/4000V	7	Motor with Atomizer

SDA hopper outlet- Double slide gate 24”x24”	2	Ship Loose

SDA Hopper Heating System - 8 KW	2	Ship Loose – regular truck shipments

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Temperature Sensors/Thermocouples	26	Ship Loose – regular truck shipments

SDA Magnetic Flowmeter - 1”	6	Ship Loose – regular truck shipments

SDA DP Transmitter Flowmeter	6	Ship Loose – regular truck shipments

SDA Thermostat-Hopper Heaters	4	Ship Loose – regular truck shipments

SDA Thermostat - Vent Fan	8	Ship Loose – regular truck shipments

SDA Hopper Level Switch - Reactor	2	Ship Loose – regular truck shipments

SDA Pressure Transmitter w/Manifold	2	Ship Loose – regular truck shipments

SDA Pressure Transmitter w/Manifold & Diaphragm Seals	4	Ship Loose – regular truck shipments

SDA Pressure Gage	1	Ship Loose – regular truck shipments

Slurry Isolation Valve/Knife-gate-2.5”	6	Ship Loose – regular truck shipments

Lime Slurry Control Valve - 1”	6	Ship Loose – regular truck shipments

Lime Slurry Control Valve – 3”	1	Ship Loose – regular truck shipments

Water Control Valve – 2”	6	Ship Loose – regular truck shipments

SDA Manual Valves	1	Ship Loose – regular truck shipments

Reactor - Stair Tower Structure	1 lot	Ship Loose – regular truck shipments

Reactor-Grating, 1.50 x 0.187,Galvanized	1 lot	Ship Loose – regular truck shipments

Reactor-Handrail,Stairs	1 lot	Ship Loose – regular truck shipments

Reactor-Caged Ladders	1 lot	Ship Loose – regular truck shipments

Reactor Handrail/Toeplate - Platforms	1 lot	Ship Loose – regular truck shipments

Reactor - Treads	1 lot	Ship Loose – regular truck shipments

Reactor - Stringers	1 lot	Ship Loose – regular truck shipments

Reactor-Frames	1 lot	Ship Loose – regular truck shipments

Exhaust Fan/Rf Mtd/Weather Enc	8	Ship Loose – regular truck shipments

Louvers - Weather Enclosure	8	Ship Loose – regular truck shipments

SDA Weather Enclosure Framing	1 lot	Ship Loose – regular truck shipments

Heater for Rctr Weather Encl	8	Ship Loose – regular truck shipments

Doors/Single/ 3x7	4	Ship Loose – regular truck shipments

Doors/Double/ 6x7	1	Ship Loose – regular truck shipments –Double door set

DUCT WORK

SDA inlet (air heater to inlet @ EJ	28	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

SDA inlet duct (up to disperser E.J. (fingers)	132	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
FF Inlet Duct (SDA outlet E.J. to FF-inlet)	16	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

FF Outlet Duct (FF outlet to ID Fan inlet flange)	56	Knock-down stiffened panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

FF Outlet Duct (ID fan outlet) to Stack	184	Knock-down stiffened round and transition panels – regular truck shipments (not to exceed 11.5’ wide x 45’ long)

Misc connections, beams, etc.	1 lot	Miscellaneous shipped loose for field installation

Test Port/Pipe/A53F/ 4”dia X 1.5’ long	45	Ship Loose – regular truck shipments

Air Heater Outlet, Exp Joints	2	Ship Loose – regular truck shipments—Not in 1 piece

Rctr Inlet / Finger Ducts-Exp Jnts	6	Ship Loose – regular truck shipments—Not in 1 piece

Rctr Inlet/Vertical-Exp Joint	1	Ship Loose – regular truck shipments—Not in 1 piece

Louver Damper/Reactor Inlet/ 180” W x 118” H	6	Ship Loose – regular truck shipments

Louver Damper Actuators	6	Ship Loose

Turning Vanes/Reactor inlet	1 lot	Ship Loose – regular truck shipments

Mixing Vanes/A36/ 1/4”	1 lot	Ship Loose – regular truck shipments

Absorber Inlet Duct Doors/Finger Ducts/ 2’ x 3’	6	Ship Loose – regular truck shipments

Rctr Outlet – Exp Joints	2	Ship Loose – regular truck shipments—Not in 1 piece

Coll Inlet – Exp Joints	2	Ship Loose – regular truck shipments—Not in 1 piece

Turning Vanes/1/4”-reactor outlet	1 lot	Ship Loose – regular truck shipments

Coll Outlet/Expansion Joints	2	Ship Loose – regular truck shipments—Not in 1 piece

Stack Inlet/ Expansion Joints	2	Ship Loose – regular truck shipments—Not in 1 piece

Turning Vanes-Collector Outlet to I.D. Fan/A36/ 1/4”	1 lot	Ship Loose – regular truck shipments

Turning Vanes-I.D. Fan to Stack/A36/ 1/4”	1 lot	Ship Loose – regular truck shipments

Collector to Stack Duct Doors	1 lot	Ship Loose – regular truck shipments

SDA Duct Support Steel

Rctr Inlet Duct Support Steel

	1 lot	Ship Loose – regular truck shipments

Reactor Outlet Support Steel	1 lot	Ship Loose – regular truck shipments

Slide Plates - All Ductwork	1 lot	Ship Loose – regular truck shipments

FF Duct Support Steel

Collector Outlet Duct Support Steel	1 lot	Ship Loose – regular truck shipments

Duct to Stack Duct Support Steel	1 lot	Ship Loose – regular truck shipments

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Duct work Access

Ductwork - Caged Ladders	1 lot	Ship Loose – regular truck shipments

Ductwork - Grating/ 1.50 x 0.187/Galvanized	1 lot	Ship Loose – regular truck shipments

Ductwork - Handrail/Toeplate - Platforms	1 lot	Ship Loose – regular truck shipments

Ductwork-Handrail/Stairs	1 lot	Ship Loose – regular truck shipments

Ductwork - Toeplate	1 lot	Ship Loose – regular truck shipments

Ductwork - Stringers	1 lot	Ship Loose – regular truck shipments

Ductwork - Treads	1 lot	Ship Loose – regular truck shipments

Ductwork - Frames

	1 lot	Ship Loose – regular truck shipments

LIME PREPARATION SYSTEM	Component unit	Lime Prep and Carbon Injection using Component unit instead of number of pieces

Electric Jib Crane – Silo Roof Mounted	1	Shipped Loose by Truck

Silo fill line	2

4” - 150 feet carbon steel pipe, field cut to length Target box with clean-out port

4” - 90° long radius elbow

Compression type couplings

Ductile iron truck adapter with dust cap

Limit switch

Shipped Loose by Truck

Silo fill operator station	2	Shipped Loose by Truck

Dust collector	1

Pulse jet type

Carbon steel housing

600 square feet of polyester filter cloth, minimum

24 filter cartridges

Solenoid valve

Compressed air header

Pressure differential gauge / switch

Pressure gauge

Sequence timer

460 volt, 3 phase, 60 hertz, blower motor

Pressure regulator

Shut off ball valve

Shipped Loose by Truck

Silo Level Sensor	1	Radar Level Sensor 4”-150# Flange mounting Process Connection & antenna material Shipped Loose by Truck

Silo point level switch	3	RF Admittance 3/4” NPT mounting connection Shipped Loose by Truck

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Bin Activator	2

Bin activator

Carbon steel mounting ring

Carbon steel hanger arms

Continuous flexible rubber sleeve with two stainless steel

retaining bands

230/460 volt, 3 phase, 60 hertz, variable force vibrator

Knock –thru gate at bin activator discharge

Silo cone outlet mating ring – field welded

Silo discharge Isolation knife gate valve

Shipped Loose by Truck

Silo discharge Isolation knife gate valve	2	12” manual operated with chain wheel Shipped Loose by Truck

Flexible connection	2	12” rubber construction with nylon reinforcement Shipped Loose by Truck

Valve Inlet Chute	2	Shipped Loose by Truck

Pneumatic Isolation knife gate valve	2

Cast iron wafer style body

304 stainless steel gate

304 stainless steel metal seat

Double acting pneumatic actuator

Solenoid valve

Two limit switches

Square braided PTFE impregnated synthetic fiber packing

Access platform

Shipped Loose by Truck

Lime Feeder	2	Screw Feeder Single auger mechanism Solid 316 stainless steel auger 304 stainless steel cylinder 304 stainless steel downspout Gear drive motor Variable frequency drive Shipped Loose by Truck

Slaker water control valving panel	2	Shipped Loose by Truck

Lime Slaker	2	Shipped Loose by Truck

Slaker dust and vapor arrestor draft inducer	2	Venturi exhauster 304 stainless steel eductor tube with plain ends Direct drive 460 volt, 3 phase, 60 hertz motor Mounting bracket Tubing to the silo wall Shipped Loose by Truck

Vibrating screen classifiers	2

Carbon steel construction and covered top

Flush water connections (spray nozzles, solenoid valve, ball valve and throttling globe valve)

2 Screens

230/460 volt, 3 phase, 60 hertz vibrator motor

Inlet velocity breaker

Acid wash pan

Shipped Loose by Truck

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Grit removal screw conveyor	2	Carbon steel construction grit screw conveyor Carbon steel pipe shaft with helicoids flighting 460 volt, 3 phase, 60 hertz motor Flanged cover sections Shipped Loose by Truck

Slurry drop chutes from the classifiers to the slurry tank	2	Drop chute Flexible connection Shipped Loose by Truck

Vibrating grit drop chute	2	Drop chute tubing Fabricated plate flange Shipped Loose by Truck

Lime slurry storage tank, Lime Silo, and Skirting wall for the operating levels Includes plate material, floor framing, vessel roofs, nozzles, misc connections.	1

Shipped Loose pieces _Field welded carbon steel lime slurry tank – Erected by Buyer–

90 ea Wall segments for tank, silo, and skirting

66 ea Hopper segments for silo

58 pcs Chkr-plate for Roof, Slaker, & Grit screen floors

263 pcs framing for Roof, Slaker, & Grit screen floors

9 pcs for Slurry tank bottom

2 each Manway (1 access tank top &1 Silo)

4 each tank baffles

20 anchor bolt chairs

8 segments for Silo cone stiffener

30 nozzles or penetration flanges

168 brackets for mixers, access components, fill line,

electrical, sliding door stiffeners, etc.

Lime slurry storage tank drain	1	Manually operated drain knifegate valve Cast iron wafer style body EPDM seat Manual handwheel operator Shipped Loose by Truck

Lime Slurry Return Valve	1	Cast iron wafer style body EPDM seat Pneumatic actuator Limit Switches for valve open/close indication Solenoid valve Shipped Loose by Truck

Slurry tank mixer	1	Slow speed gear drive mechanical mixer 230/460 volt, 3 phase, 60 hertz motor Shipped Loose by Truck

Slurry tank level sensor	1	Ultrasonic level sensor 2” FNPT mounting LCD display Shipped Loose by Truck

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Pump Enclosure	1	Seller/Vendor assembled Exhaust Fan Heater Interior Lighting Mandoor Shipped by Truck

Lime slurry pump suction	2	Manual shut off valve Pneumatically operated Manual drain / flush valves Pump suction expansion Pressure Sensor Pressure Gauge Vendor installed in Pump Enclosure

Lime Slurry Pumps	2

Horizontal slurry pump

Cast iron casing

High chrome liner

High chrome impeller

Packing gland seal

TEFC motor 230/460, 60, 3, constant speed V-belt drive

Belt guard

Seller/Vendor installed in Pump Enclosure

Lime slurry pump discharge	Lot	Three (3) Manual knifegate valves Manual drain valve Pressure sensor Pressure gauge Vendor installed in Pump Enclosure

Interior silo light fixtures	10	Shipped Loose by Truck

Exhaust fan (3 per level)	6	Automatic shutter Wire guard 115 volt, 1 phase, 60 hertz, totally enclosed motor Adjustable thermostat Motorized inlet damper Shipped Loose by Truck

Heavy duty electric heater (2 per level)	4	460 volt, 3 phase, 60 hertz heater Adjustable outlet louver Built-in thermostat Mounting bracket for horizontal installation Shipped Loose by Truck

Screen floor wash down hose station valve	1	Bronze Body, Chromium plated ball Reinforced TFE seats & stuffing box ring Shipped Loose by Truck

Wash-down Hose	2	Shipped Loose by Truck

Lime Storage Silos	1	Shipped Loose pieces Field welded carbon steel, skirt supported silo – Erected by Buyer– See Lime Slurry description for number components for Lime Silo and Skirting wall for operating levels.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Lime Storage Silo Accessories	Lot

Two (2) double man doors

Two (2) man doors

Silo crosswalk and platform at slaker level

One (1) caged ladder (galvanized) from the silo roof to the slaker level platform

1 1/2” pipe handrail with angle post around silo roof perimeter (galvanized)

Pressure/vacuum relief valve

Shipped Loose by Truck

ACTIVATED CARBON INJECTION SYSTEM	Component unit	Lime Prep and Carbon Injection using Component unit instead of number of pieces

Carbon Storage Silo	1

One (1) two – piece welded steel Activated Carbon storage silo with structural skirted enclosure.

Fluidizing system including air receiver

Three (3) knifegate hopper isolation valves

Two (2) mandoors

Pre-insulation of the silo skirt with fiberglass with aluminum cladding

One (1) Platform with ladder to access rotary valves, knifegate valves, and fluidizing components

Shipped by Truck

Carbon Storage Silo Accessories	Lot

100 ft of Fill line piping with 90 degree elbow

Bin vent cartridge filter with valves, piping, and cartridges

Pressure-vacuum relief manway

Caged ladders and platforms

Handrail and toe plate

Point level probes

Reflective radar continuous level transmitter

Heating and ventilation system for silo skirt enclosure

Shipped loose by Truck

Blower/Feeder Skid Assemblies	3	Seller/ Vendor assembled Rotary valve and motor Feed hopper Screw feeder and motor Eductor Regenerative blower Shipped by Truck

Termination Marshalling Panel	1	Seller/Vendor assembled panel with local truck unloading controls Shipped by Truck

Sorbent Distribution Manifold(s)	Lot	Custom sorbent distribution manifold(s) with isolation valves to each pair of lances. Shipped loose by Truck

Injection Lances	Lot	Custom injection lances Flex hose connections Shipped loose by Truck

Compressed Air Accumulator Tank	1	Shipped loose by Truck

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 5, APPENDIX 13

NARRATIVE ON DELIVERY AND FABRICATION

Component Description	Number of Pieces	Narrative on Delivery and Fabrication For One each Boiler Unit
Tank

NOTE: The requirements of this Section 5, Appendix 13 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001

Project 2	25262-245-POA-MKAA-00001

Project 3	25262-335-POA-MKAA-00001

Project 4	25262-345-POA-MKAA-00001

Project 5	25262-445-POA-MKAA-00001

Project 6	25262-545-POA-MKAA-00001

Project 7	25262-635-POA-MKAA-00001

Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 6

SUPPLIER QUALITY SURVEILLANCE INSTRUCTIONS

1.0	QUALITY SURVEILLANCE

Seller shall have a documented quality management system that complies with ISO or equivalent international or national standard. Specific requirements concerning quality program requirements, implementation and documentation, including documentation are defined in the Purchase Order. These Supplier Quality Systems requirements are to be submitted regardless of any previous submittals made as part of other purchase order requirements.

The “Requirements for Supplier Quality Systems” specification does not delete or revise any requirements of the bid, purchase, or contract documents. If any inconsistency is considered to exist between the “Requirements for Supplier Quality Systems” specification and other bid, purchase or contract documents, the Seller shall promptly bring it to the attention of the Buyer for resolution.

Seller shall assure that sub-tier suppliers and contractors comply with the “Requirements for Supplier Quality Systems” specification.

Quality Surveillance is defined as Buyer’s selective review, observation and evaluation of processes, procurement, manufacturing operations, quality control systems and programs to assist Buyer in monitoring Seller’s compliance with the quality requirements of the Purchase Order. Quality Surveillance may consist of all or part of the following activities.

• Quality Planning	• Surveillance	• Supplier Evaluation

• Quality Program Verification	• Audit of Quality Programs	• Order Status Verification

2.0	SCOPE

2.1	Equipment on this Purchase Order may be subject to quality surveillance, at any time, by Buyer, Owner or authorized representatives of either, who shall be granted free access to any and all parts of Seller’s plant(s) or Seller’s sub-supplier’s plant(s) engaged in the manufacture or manufacturing process of the Equipment for the purposes of performing quality surveillance. It is understood that the prices stated in this Purchase Order include these quality surveillance requirements. Buyer will not consider any Seller requests for extra cost to comply with these requirements.

2.2	Buyer’s Quality Surveillance Representative shall be allowed access to Seller’s process control and quality verification records to review process and quality verification documents. Review of these documents will include verification of compliance with the specifications and applicable codes or standards specified in this Purchase Order.

2.3	Seller shall maintain records of Buyer’s review of drawings, data and procedures as specified in this Purchase Order. Seller shall make copies of reviewed documents available for use by Buyer’s Quality Surveillance Representative at Seller’s facility or Seller’s sub-suppliers facilities.

2.4	It is Seller’s responsibility to manufacture the Equipment in accordance with requirements of this Purchase Order and to inspect the Equipment thoroughly prior to presentation to Buyer’s Quality Surveillance Representative for verification of compliance to the Purchase Order. The Equipment that is subject to release by Buyer’s Quality Surveillance Representative is included in Section 2,

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 6

SUPPLIER QUALITY SURVEILLANCE INSTRUCTIONS

Technical Specifications. Seller shall not ship any Major Equipment that as is included in Quality Surveillance Plan until final quality surveillance has been satisfactorily completed by Buyer and a written release for shipment is received from Buyer’s Quality Surveillance Representative or Buyer authorizes waiver of final quality surveillance in writing.

2.5	Equipment covered by this Purchase Order will be subject to at least the minimum level of quality surveillance specified. Detailed requirements for these activities are provided in the Buyer’s Quality Surveillance Plan in Section 2, Technical Specifications contained in this Purchase Order. These requirements define the minimum quality surveillance to be performed by Buyer’s Quality Surveillance Representative. Seller will submit its recommended inspection and test plan for major equipment so buyer can identify additional witness points, if required.

2.6	Buyer’s performance of any quality surveillance or failure to perform any quality surveillance shall in no way relieve Seller from its obligations to conform to all of the requirements of this Purchase Order.

2.7	Seller shall provide reasonable facilities for Buyer’s representative to conduct quality surveillance activities for this Purchase Order. These facilities include workspace, communication and nominal reproduction support.

3.0	DEFINITIONS

3.1	WITNESS POINTS (W) - Witness points are defined as steps in manufacturing and testing, whereby Seller is obligated to advise Buyer’s Quality Surveillance Representative at least ten (10) Business Days for North America and fifteen (15) Business Days for outside of North America in advance of the operation so that it may be witnessed. Seller may proceed with work past the witness point if Buyer’s Quality Surveillance Representative had been properly notified ten (10) Business Days for North America and fifteen (15) Business Days for outside of North America Days prior to the witness point. In the event Buyer’s Quality Representative defers a witness point, the next same operation shall be witnessed. Results of Seller’s inspection/testing shall be available to Buyer’s Quality Surveillance Representative for review/verification.

3.2	HOLD POINTS (H) - Hold points are defined as critical steps in manufacturing and testing, whereby Seller is obligated to advise Buyer’s Quality Surveillance Representative at least ten (10) Business Days for North America and fifteen (15) Business Days for outside of North America in advance of the operation so that it may be witnessed. Seller may proceed with work past the hold point without witness by the Buyer’s Quality Surveillance Representative if Buyer’s Quality Surveillance Representative fails to be present for the Hold Point.

3.3	IN PROCESS (IP) - In-process surveillance may be performed on any manufacturing, inspection or testing activity. Specific activities may be identified as in-process quality surveillance points. Buyer’s Quality Surveillance Representative shall coordinate in-process quality surveillance according to Seller’s scheduled activities.

3.4	INITIAL VISIT - Prior to the start of manufacturing, the assigned Buyer Quality Surveillance Representative may conduct an initial visit to review the quality requirements of the Purchase Order with responsible Seller management.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 6

SUPPLIER QUALITY SURVEILLANCE INSTRUCTIONS

4.0	QUALITY SURVEILLANCE NOTIFICATION

As a minimum, the following Quality Surveillance Witness and Hold points require advance Seller notification to Buyer:

4.1	Witness Points

The Witness points are listed in the Material Requisition.

4.2	Hold Points

The Witness points are listed in the Material Requisition.

4.3	Seller is required to provide notification of Witness and Hold points as stated in paragraphs 3.1 and 3.2.

5.0	QUALITY SURVEILLANCE CONTACT

Buyer’s Quality Surveillance contact for this Purchase Order is: Later

(P.O. ENTITY – SHOULD BE SAME AS P.O. COVER PAGE)

(PROJECT NAME – SHOULD BE SAME AS P.O. COVER PAGE)

(STREET ADDRESS)

(MAILING ADDRESS)

(CITY, STATE, COUNTRY, ZIP CODE)

ATTENTION:

TELEPHONE:

FACSIMILE:

E-MAIL:

NOTE: The requirements of this Section 6 are applicable to the following Projects:

Project 1	25262-145-POA-MKAA-00001
Project 2	25262-245-POA-MKAA-00001
Project 3	25262-335-POA-MKAA-00001
Project 4	25262-345-POA-MKAA-00001
Project 5	25262-445-POA-MKAA-00001
Project 6	25262-545-POA-MKAA-00001
Project 7	25262-635-POA-MKAA-00001
Project 9	25262-735-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 7

EXPEDITING INSTRUCTIONS

In addition to the Expediting requirements described in the General or Special Conditions, the following requirements are applicable to this Purchase Order:

1.0	MILESTONE SCHEDULE

Seller shall furnish to Buyer’s Expeditor, no later than four (4) weeks after award of the Purchase Order, a complete schedule that forecasts or acknowledges start/finish dates for at the least the following:

•	Order Entry

•	Engineering

•	Material Acquisition

•	Manufacturing status showing at least dates for placement of subcontracts of material receipt, fabrication start and complete date of components of Equipment including that of Major Subcontractors, preparation for shipment, etc.

•	Witness and Hold Points for Buyer Quality Surveillance activities

•	Shipment/Delivery

The Milestone Schedule shall show the Seller’s shop order number used for internal tracking of Buyer’s Purchase Order.

2.0	MONTHLY PROGRESS REPORT

Seller shall furnish a Monthly Progress Report to Buyer’s Expeditor in sufficient detail to allow a realistic evaluation of Seller’s progress towards Purchase Order completion. As a minimum, the following information shall be included on all Monthly Progress Reports:

1.	An Executive Summary outlining prior month work activities with a forecast of the work activities or action items that will be performed in the upcoming month.

2.	Status of all Seller drawing and data submittals

3.	Major Subcontractor furnished Equipment list showing component, Purchase Order Number, sub-supplier name and contact information including address, phone number, facsimile number and e-mail address.

4.	Milestone schedule progress update including actual or forecast start/finish dates and percent complete for all activities with progress tracked against the original milestone schedule dates.

5.	A calendar of holidays and plant shutdowns for Seller and Seller’s sub-suppliers

6.	Status of any labor contracts for Seller and Seller’s sub-suppliers

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 7

EXPEDITING INSTRUCTIONS

The initial Monthly Progress Report shall be submitted no later than four (4) weeks after award of the Purchase Order with subsequent reports being submitted every month thereafter on a date mutually agreed between Buyer and Seller.

3.0	ORGANIZATION CHART

Seller shall furnish an organization chart to Buyer’s Expeditor showing key members of Seller’s team plus two (2) levels of management above the designated Project Manager. For each person/position shown on the organization chart, Seller shall submit a contact list identifying prime and alternate contacts, telephone number, facsimile number and e-mail address.

4.0	SELLER PURCHASE ORDERS

When requested by Buyer’s Expeditor, Seller shall immediately furnish un-priced copies of any Seller Purchase Orders issued for major components of Buyer’s Purchase Order showing sub-supplier name, order number, shipping point and promised shipment date(s).

5.0	SELLER DRAWING AND DATA TRANSMITTALS

Seller shall furnish a copy of all drawing and data transmittals (without attachments) to Buyer’s Project Expeditor by facsimile or electronic mail. Each document listed on the transmittal shall include Buyer’s designated document description reference number or code as set forth in Section 3- Drawing and Data Requirements.

6.0	PACKING LISTS

Prior to any shipment, Seller shall submit a preliminary packing list to Buyer’s Expeditor and request Buyer’s SCN number to comply with the requirements of Section 8. Seller’s preliminary packing list descriptions and quantities must reference Buyer’s corresponding Purchase Order line items, and, if applicable, tag or stock code numbers. Buyer’S Expeditor will contact Seller if additional information is needed to reconcile preliminary packing list information with Purchase Order line items.

Within forty eight (48) hours after any shipment, Seller shall provide Buyer’s Expeditor with a copy of the preliminary packing list. Final packing list with bill of lading as confirmation of the shipment from Seller’s facility to Buyer’s designated delivery point will be provided within seven (7) Days and in any case prior to receipt of Equipment at the Site.

This requirement also applies to any shipments made directly to Buyer from a Seller sub-supplier.

7.0	SHOP LOADING SCHEDULE

If requested by Buyer, Seller shall furnish a shop loading schedule identifying all work being performed in Seller’s plant or the plants of Seller’s sub-suppliers during the same time period that work will be performed for Buyer’s Purchase Order.

8.0	ADDITIONAL REQUIREMENTS

All dates submitted by Seller shall be formatted DD-MMM-YY to avoid confusion (e.g., May 06, 2003 would be shown as 06-MAY-03.).

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 7

EXPEDITING INSTRUCTIONS

9.0	BUYER’S EXPEDITING CONTACT

Buyer’s Expediting contact for this Purchase Order is: [To be provided later]

(P.O. ENTITY – SHOULD BE SAME AS PURCHASE ORDER COVER PAGE)

(PROJECT NAME – SHOULD BE SAME AS PURCHASE ORDER COVER PAGE)

(STREET ADDRESS)

(MAILING ADDRESS)

(CITY, STATE, COUNTRY, ZIP CODE)

ATTENTION:

TELEPHONE:

FACSIMILE:

E-MAIL:

NOTE: The requirements of this Section 7 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001
Project 2	25262-245-POA-MKAA-00001
Project 3	25262-335-POA-MKAA-00001
Project 4	25262-345-POA-MKAA-00001
Project 5	25262-445-POA-MKAA-00001
Project 6	25262-545-POA-MKAA-00001
Project 7	25262-635-POA-MKAA-00001
Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

1.	Safety: It is the Buyer’s goal to achieve zero accidents and incidents in the handling and transport of all shipments covered by this Purchase Order. The Seller and Buyer will at all times strive to ensure safe handling and transport of shipments and to avoid any action which could jeopardize the safety of individuals or result in damage to property.

2.	Compliance with these instructions: Compliance with these instructions will facilitate the prompt delivery and safe receipt of materials and equipment covered by this Purchase Order.

3.	Shipments from Seller’s sub-suppliers: Seller must ensure that these instructions also apply to each of the Seller’s Purchase Orders issued to sub-suppliers for materials and equipment covered by this Purchase Order that are to be delivered direct to the Buyer’s designated delivery point.

4.	Not Used

5.	Delivery terms: Delivery terms and responsibility for freight charges are designated on the first page of the Agreement. Buyer’s reference to Incoterms shall be in accordance with the International Chamber of Commerce “Incoterms 2000” publication. Reference to UCC shall be in accordance with the United States Uniform Commercial Code.

6.	Transport and Lifting Drawings: As specified in Section 3, Drawings and Data Requirements, for any single piece of equipment with a gross weight of 45,000 kilograms or more, Seller will submit preliminary transport and lifting drawings to Buyer’s Traffic & Logistics representative for information at least three (3) months prior to Seller’s promised shipment date to the respective delivery point.

For any single piece of equipment with a gross weight of between 10,000 and 45,000 kilograms, and with dimensions greater than 10 meters in length or 2.4 meters in width or 2.4 meters in height, Seller will submit transport and lifting drawings to Buyer’s Traffic & Logistics representative for review and approval at least one (1) month prior to Seller’s promised shipment date to the respective delivery point.

7.	Shipping Plans for FOB Jobsite* (UCC) or CFR, CIF, CPT, CIP, DEQ, DDU, and DDP (INCOTERMS 2000) Delivery Terms: Sixty (60) days in advance of shipment from supplier’s facility, Seller shall provide Buyer’s Traffic & Logistics representative with a preliminary shipping plan for equipment and materials purchased under these delivery terms. If the duration from award to shipment is less than sixty days, Seller’s shipping plan shall be provided at least one week prior to shipment. The shipping plan will include:

•	estimated number of total shipping units, with estimated total weight (kilograms) and volume (cubic meters) of shipment,

•	estimated weight (kilogram) and dimensions (centimeters) of largest shipping unit,

•	permits or right-of-way clearances required,

•	route surveys,

•	transport and lifting drawings for each over-dimensional (greater than 10 meters long, or 2.4 meters wide or 2.4 meters high) or overweight (greater than 20,000 kilograms) shipping unit,

•	transportation mode and carrier name and contact information,

•	estimated shipment dates from supplier’s facility,

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

•	preliminary main carriage load and stow plan (after ship loading), and

•	lifting and handling instructions for all shipping units which supplier recommends lifting with crane equipment.

•	FOB Jobsite (UCC) Delivery Term shipments covered by this requirement are for shipping units with a gross weight of 45,000 kilograms or more, or any single shipping unit greater than 10 meters in length, or 2.4 meters in width or 2.4 meters in height.

8.	Special Handling Requirements: Seller shall provide in advance (as specified in Section 3, Drawings and Data Requirements), all requisite instructions and recommendations for any special handling, receiving, or storage requirements.

9.	Material Test Reports or Certificates: Equipment or materials requiring material test reports or material certifications which arrive at the Seller’s designated delivery point without subject reports or certificates may be unloaded at Buyer’s discretion. However, such materials or equipment will not be considered as received until subject reports or certifications have been provided.

10.	Package Markings: Project specific marking instructions for domestic or international shipment are specified later in this document. Minimum package marking requirements are as follows:

•	All markings must be in the English language

•	Shipping marks must be stenciled on two opposite sides of the shipping unit (a shipping unit may be a box, carton, pallet, skid, bundle, crate, barrel, drum, loose self supported piece of equipment, etc.)

•	Lettering must be between 7.62 and 12.7 cm. (3 to 5 inches) high in weatherproof black ink to ensure visibility

•	Shipping units that can not be stenciled directly must have attached corrosion resistant metal tags with raised markings

•	ASTM (American Society of Testing and Marking) Standards Number D 5445 – 01, “Standard Practice for Pictorial Markings for Handling of Goods” (available through www.astm.org), will apply to all marking and labeling

•	As appropriate, shipping units must be marked with industry standard cautionary symbols indicating center of gravity, slinging or lifting points, top heavy packages, fragile and liquid contents, moisture sensitive contents, etc.

•	Markings indicating:

•	Buyer’s Purchase Order number,

•	Project name,

•	Shipping Control Number (SCN) if assigned, and

•	Shipping unit piece number, gross weight (kilograms) and dimensions (centimeters).
•	See exhibit “A” shipping marks.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

11.	Hazardous Materials: Seller must pack, mark, and document any dangerous or hazardous materials in accordance with all applicable local, state, national and international codes, such as, the US Department of Transportation (DOT) Hazardous Materials Regulations (Title 49 Code of Federal Regulations Parts 100-185), the International Maritime Organization (IMO) International Maritime Dangerous Goods Code, or the International Air Transport Association (IATA) Dangerous Goods Regulations. Dangerous or hazardous materials must be separated from other materials and packed in separate shipping containers as required by the applicable codes and regulations. Seller must provide a current Material Safety Data Sheet (MSDS) to Buyer’s Expediting representative (who is identified in Agreement Section 6, Expediting Instructions) prior to shipment of any dangerous or hazardous materials.

12.	Preparation of Seller Bill of Lading: As a minimum, Seller’s bill of lading must include:

•	Buyer’s P.O. number,

•	Project name,

•	Shipping Control Number (SCN) if assigned,

•	If applicable, dangerous or hazardous materials UN number(s) and 24-hour emergency contact information,

•	Freight charges for Buyer information, when available

13.	Freight Charges: Collect or Collect On Delivery (COD) shipments are not permitted. See Agreement delivery terms for freight cost responsibility and freight invoicing instructions.

14.	Final Packing List and Bill of Lading: Within seventy two (72) hours of shipment from overseas port of export, Seller will provide (via e-mail or fax) to Buyer’s Expediting and Traffic & Logistics representatives, a final packing list and bill of lading or equivalent evidencing shipment from supplier’s facility to Buyer’s designated delivery point.

15.	Buyer’s Traffic & Logistics representative:

Primary T&L Contact:	To be provided Later
Mailing Address:
E-mail Address:	@Bechtel.com
Telephone Number:
Facsimile Number:
Backup Contact:	To be provided Later
E-mail Address:	@Bechtel.com
Telephone Number:
Facsimile Number:
Normal Business Hours:

16.	Domestic Shipments (shipments originating in the project location country)

Supplier shall issue their own domestic packing instructions for Buyer review.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

17.	International Shipments (shipments originating outside the project location country)

Supplier shall issue their own domestic packing instructions for Buyer review.

17.1.	Compliance with US Export Controls (Not Used)

18.	International Shipments (shipments originating outside the project location country)

18.1.	Harmonized System Numbers: Seller or Seller’s sub-supplier must provide at least the first six digits of the applicable current Harmonized System (HS) number next to each product/component when issuing packing lists to Buyer or its agents.

For US exports, the relevant Harmonized System publication is the current US Department of Commerce, Bureau of the Census, US Foreign Trade, Statistical Classification of Domestic and Foreign Commodities Exported from the United States, Schedule B (Schedule B).

For exports from all other countries, use the exporting country’s current applicable Harmonized Commodity Description and Coding System (HS) publication.

18.2.	Obtaining Delivery Instructions: No later than three (3) weeks prior to shipment ready date, Seller must submit a preliminary packing list (only after commencement of shipment) via e-mail or fax to Buyer’s Expediting representative. Seller to supply proforma packing list in accordance with Attachment B “Requirements For Completing Packing List”. Upon receipt of supplier’s packing list, Buyer’s Traffic & Logistics representative will provide the Seller with a Shipping Control Number (SCN)

18.3.	Export / Import Documentation Package: As required by the country of importation. Minimally, this would require a bill of lading, commercial invoice and packing list. As well, Seller must present to Buyer any and all other documentation required, such as a Certificate of Origin, Fumigation Certificate, Phytosanitary Certificates or any other requirements pertaining to wood packaging legalized documentation, etc. as required.

Note: On September 16, 2005 the United States will begin enforcement of the ISPM 15 international standard for wood packaging, pallets and dunnage. All wood packaging, pallets, and dunnage must be compliant or such packaging, pallets, and dunnage along with any accompanying equipment will be subject to immediate re-export.

18.4.	The United States has enacted a rule governing imports of material from foreign countries destined to the U.S as of Feb. 2, 2003. This rule requires all ocean carriers to report a detailed manifest to U.S. Customs 24 hours prior to departure from the port of loading for all materials destined to U.S. ports. Seller must insure that the level of detail required to meet this requirement is rendered to the carrier in a timely manner.

PREPARATION – The Seller shall be responsible for correct preparation and provide certain documents in advance to accompany the export shipment.

Note: Foreign country customs officials place a great deal of emphasis on the accuracy and completeness of shipping documents. Seller should closely scrutinize all requirements when preparing and providing the export invoice and other documents for shipment to that country.

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 8

PACKING AND SHIPPING INSTRUCTIONS

PACKING LIST – The packing list must show all of the following information and details as outlined in exhibit “B”: Additionally,

19.0	Export Preparation

DESTINATION - The equipment and materials are for ultimate delivery to the respective delivery point. If Seller has other delivery address or location as indicated on the Purchase Order, he must contact the Buyer’s Traffic and Logistics representative for special instructions.

PACKAGE – As used in this writing, the term “package” is any outside enclosure such as a box, skid, crate, barrel, drum, bundle or other such facility used to enclose or protect the items in transit. Conversely, Buyer cautions Seller not to use the term “package” in documents. To describe outside enclosures that can otherwise be described by their specific type. In other words, the term “package” by itself is not sufficient description for the packing list.

20.0	Packing and Protection

DEFINITION – “Packing” means to safely pack and protect the products for 12 months from ex-factory delivery, both during loading/unloading and transport (by road, rail or water) all in accordance with Seller’s export packing instructions Utilizing a dry sea van is not to be used as a substitute for packing material.

SELLER-OWNED CONTAINERS – Seller supplying his own sea vans or containers for shipment must do so on a no deposit no return cost basis to the Buyer. Containers must be sea worthy and water tight, with valid CSC (Container Safety Council) plate.

Seller will comply with project specific shipping identification marks. See attachment “A” hereto.

21.0	Not Used

22.0	Proof of Delivery

If the shipping term is DDU / DDP, the Seller is responsible to provide the Buyer’s Project Traffic Representative with a copy of proof of delivery, which is signed by the Buyer’s job site manager or other authorized person.

NOTE: The requirements of the Section 8 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001
Project 2	25262-245-POA-MKAA-00001
Project 3	25262-335-POA-MKAA-00001
Project 4	25262-345-POA-MKAA-00001
Project 5	25262-445-POA-MKAA-00001
Project 6	25262-545-POA-MKAA-00001
Project 7	25262-635-POA-MKAA-00001
Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 8

PACKING AND SHIPPING REQUIREMENTS, EXHIBIT A

SHIPPING IDENTIFICATION MARKS

SHIPPER –

CONSIGNEE – (ULTIMATE CUSTOMER)

SCN NO:

PROJECT NAME

PURCHASE ORDER NO:                    REV

PACKAGE NUMBER -

DIMENSIONS: L             x W             x H             cm

GROSS WEIGHT              KILOS

MADE IN:

STORAGE CODE:

A= OUTDOORS

B= INDOORS UNCONTROLLED CLIMATE

C= INDOORS CONTROLLED CLIMATE

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS 1 – 8

SECTION 8

PACKING AND SHIPPING REQUIREMENTS, EXHIBIT B

Requirements for Completing Packing Lists

All packing lists must be typed. Handwritten packing lists are unacceptable. Copies must be legible.

“A”	Date: Seller inserts date packing list is prepared.

“B”	Seller to complete as shipper showing the Buyer entity c/o the Seller. Should the Seller have sublet the shipper will be the Buyer entity c/o the sub Seller.

“C”	Consignee will be the consigning address provided by Buyer T&L/Expeditor.

“D”	Buyer reference number is the overall contract number provided in the Purchase Order.

“E”	Package Number: Seller inserts the appropriate sequencial Number, its 3-digit alphabetic code (as determined by Buyer and given to Seller) and 4-digit sequential package number.

“F”	Packing Style: Seller inserts the appropriate packing style (ie. box, crate, bundle, etc.).

“G”	Buyer Purchase Order: Seller inserts the complete Buyer Purchase Order number applicable to the contents of the package.

“H”	Dimensions: Seller inserts outside dimensions of the shipping package in centimetres and total cubic metres of the package.

“I”	Weight: Seller inserts the gross and net weight in kilograms of the package.

“J”	Type of Equipment: Seller insets an “X” in the appropriate box to indicate the type of equipment in the package.(ie spares, permanent plant, etc.).

“K”	Buyer Item No.: Seller inserts the complete Buyer item number as shown on the Buyer Purchase Order.

“L”	Seller part ID Number: Seller inserts their appropriate item identification which matches the material marks.

“M”	Quantity: Seller inserts quantity shipped of each item shown on the packing lists.

“N”	Description of Contents of Package: Seller inserts a description of each item within the package complete with Tag Number and or Drawing/Mark Number as applicable. Lot description not permitted.

“O”	Harmonized Code or Tarriff number: Seller inserts the appropriate tarriff number for each line item shipped to the 6 digit level.

NOTE: The requirements of this Section 8, Exhibits A and B are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001
Project 2	25262-245-POA-MKAA-00001
Project 3	25262-335-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS 1 – 8

SECTION 8

PACKING AND SHIPPING REQUIREMENTS, EXHIBIT B

Project 4	25262-345-POA-MKAA-00001
Project 5	25262-445-POA-MKAA-00001
Project 6	25262-545-POA-MKAA-00001
Project 7	25262-635-POA-MKAA-00001
Project 8	25262-775-POA-MKAA-00001

By Seller:		By Buyer:

TXU STANDARD PROJECT

PROJECTS

SECTION 9

INVOICING INSTRUCTIONS

Invoices shall be submitted as follows.

1.	The original and three (3) copies of Seller’s commercial invoice along with copies of the original signed Bill of Lading (only applicable for shipment to Jobsite invoice) must be mailed to:

TXU Development Generation Company LLC

c/o Ken Smith

1601 Bryan Street

Dallas, TX 25201

With a copy to:

Bechtel Power Corporation

5275 Westview Drive

Frederick MD 21703

Attention: Project Expediter

TXU Standard Project

[Purchase Order Number to be added]

2.	Buyer may modify these invoicing instructions by notice to Seller at any time.

3.	Buyer will require Seller to execute and provide partial or final waivers and releases of liens and claims, as applicable, in connection with or in any way related to the performance of this Agreement as a condition to each payment in accordance with Special Conditions Clause SC-17.

NOTE: The requirements of this Section 9 are applicable to the following projects:

Project 1	25262-145-POA-MKAA-00001
Project 2	25262-245-POA-MKAA-00001
Project 3	25262-335-POA-MKAA-00001
Project 4	25262-345-POA-MKAA-00001
Project 5	25262-445-POA-MKAA-00001
Project 6	25262-545-POA-MKAA-00001
Project 7	25262-635-POA-MKAA-00001
Project 8	25262-775-POA-MKAA-00001

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By Seller:		By Buyer: